UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Nielsen Holdings plc

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NIELSEN HOLDINGS PLC

PROXY STATEMENT

Annual General Meeting of Shareholders

May 23, 2017 | 9:00 a.m. (Eastern Time)

(incorporated and registered in England and Wales with registered no. 09422989)

Registered Office:

AC Nielsen House

London Road

Oxford

Oxfordshire

OX3 9RX

United Kingdom

April 6, 2017

Dear Fellow Shareholders:

On behalf of the Board of Directors (the “Board”), I cordially invite you to attend the Annual General Meeting of Shareholders of Nielsen Holdings plc to be held at 9:00 a.m. (Eastern Time) on Tuesday, May 23, 2017 (the “Annual Meeting”). Once again this year you will be able to attend the Annual Meeting online, vote your shares electronically and ask questions during the meeting by visiting nielsen.onlineshareholdermeeting.com.

Our Board has fixed the close of business on March 24, 2017 as the record date for the determination of shareholders entitled to notice of and to vote at our Annual Meeting and any adjournments or postponements thereof.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning the proxy card (if you received one), or by attending the Annual Meeting online.

We are pleased to once again utilize the U.S. Securities and Exchange Commission (“SEC”) rule allowing companies to furnish proxy materials to their shareholders over the Internet rather than in paper form. We believe that this e-proxy process will expedite our shareholders’ receipt of proxy materials, lower the costs and reduce the environmental impact of our Annual Meeting. Accordingly, unless you have previously requested to receive proxy materials in paper form, you will receive a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice by mail and did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included on page 77 of this proxy statement or in the Notice.

In accordance with the UK Companies Act 2006, the formal notice of the Annual Meeting is set out on the pages following the “Summary of Proxy Information,” which begins on the next page.

Our proxy materials are first being distributed or made available to shareholders on or about April 6, 2017.

Thank you for your continued support.

Sincerely,

Mitch Barns

Chief Executive Officer

2017 PROXY STATEMENT LTR

This summary highlights certain information contained elsewhere in this proxy statement. You should read the complete proxy statement and annexes before voting.

2016 PERFORMANCE HIGHLIGHTS

We are dedicated to driving shareholder value by posting solid operating performance. The Company’s long-term business performance and progress against strategic initiatives form the context in which pay decisions are made. We have delivered resilient business performance with sustained growth over the last three years.

During 2016:

•	We made outstanding progress on the Nielsen Total Audience Measurement framework, with the syndication of Digital Content Ratings and the multi-phased syndication of Total Content Ratings.

•

We made good progress on our Connected System initiative. Several charter clients are participating in the development process for this unique and powerful data integration, analytics and activation system.

•	Emerging markets performed well, led by India, China, Turkey, Brazil, Mexico, Russia, Indonesia, and Argentina.

•

Slowing business growth in the third and fourth quarters along with lowered guidance ranges, driven by performance in our US Buy business, contributed to a decline in share price toward the end of the year versus the beginning of the year.

Further information about our 2016 performance can be found on pages 28-30.

COMPENSATION HIGHLIGHTS

•	Nielsen’s executive compensation programs are design to incent and reward our leadership team to deliver sustainable growth and financial performance while delivering long-term shareholder value.

•

A significant portion of each named executive officer’s compensation is at risk, dependent on the achievement of challenging annual and long-term performance goals and/or the performance of our share price.

•

In 2016, Nielsen’s variable performance-based compensation plans worked as intended and paid out below target levels due to slowing business growth in the third and fourth quarters, which also impacted our share price. (For further information, see “2014 LTPP Performance Payouts - 2014 LTPP Payouts” and “How Pay Decisions are Made - Annual Incentive Plan - 2016 Results”).

2017 PROXY STATEMENT SUMM1

SUMMARY OF PROXY INFORMATION

BOARD HIGHLIGHTS

Following the election and re-election of the Board nominees at our Annual Meeting, the Board will have the following characteristics:

BOARD EXPERTISE AND SKILLS

Our directors are keenly focused on building a board that supports Nielsen’s strategic goals and evolving business priorities. In that regard, in addition to the areas of experience set forth below, the qualities that are of paramount importance for our director nominees include: a proven record of success and business judgment, innovative and strategic thinking, a commitment to corporate responsibility, appreciation of multiple cultures and perspectives, and adequate time to devote to their responsibilities.

CEO/Executive Experience	Business and Operating Experience	Consumer Goods Experience	Innovation, Technology and Digital Experience	Global and Emerging Markets Experience

Media Experience	Audit and Risk Oversight Experience and Financial Literacy	Research, Analytics and Data Science Experience	Financial and M&A Experience	Public Company Board and Governance Experience

2017 PROXY STATEMENT SUMM2

SUMMARY OF PROXY INFORMATION

GOVERNANCE HIGHLIGHTS

Director Independence	• 8 out of 9 of our director nominees are independent • All Board committees are fully independent
Board Accountability

•    All directors are elected annually

•    Shareholder right to call special meetings or remove directors

•    Simple majority vote standard for uncontested director elections

•    No supermajority vote requirements in our articles of association

Board Leadership	• Independent Chairman
Board Refreshment	• Ongoing Board succession planning • Average tenure of director nominees is 5.4 years • 4 new independent directors elected since 2013
Board Oversight

•    Ongoing focus on strategic matters, including through stand-alone strategy sessions

•    Robust oversight of risk management

•    Active engagement in talent management, leadership development and CEO succession planning

Director Engagement

•    All directors attended at least 90% of Board/committee meetings in 2016

•    Governance guidelines restrict the number of other board memberships

•    In connection with the nomination process, directors’ other responsibilities/obligations considered

Share Ownership

•    Five times their annual cash fees (with a transition period for new directors)

•    Directors may not hedge their common stock

•    No director has shares of common stock subject to a pledge

•    All equity currently granted as director compensation must be held for the director’s entire tenure on the Board

Director Access	• Independent Chairman actively involved in shareholder engagement • Directors may contact any employee directly • Board and its committees may engage independent advisors in their sole discretion

NOMINEES FOR BOARD OF DIRECTORS

Nominee	Age	Director Since	Principal Occupation	Committees
James A. Attwood, Jr.	58	2006	Managing Director, The Carlyle Group	Nomination and Corporate Governance
Mitch Barns	53	2014	Chief Executive Officer, Nielsen Holdings plc	—
Karen M. Hoguet	60	2010	Chief Financial Officer of Macy’s Inc.	Audit
James M. Kilts	69	2006	Founding Partner of Centerview Capital	Nomination and Corporate Governance
Harish Manwani	63	2015	Former Chief Operating Officer of Unilever	Compensation
Robert C. Pozen	70	2010	Senior Lecturer at MIT	Audit, Nomination and Corporate Governance
David Rawlinson	41	2017	President of Online Business of W.W. Grainger, Inc.	Audit
Javier G. Teruel	66	2010	Partner of Spectron Desarrollo, SC	Audit
Lauren Zalaznick	54	2016	Former Executive Vice President of NBCUniversal	Compensation

2017 PROXY STATEMENT SUMM3

NIELSEN HOLDINGS PLC

NOTICE OF THE 2017 ANNUAL MEETING

WHEN: May 23, 2017 at 9:00 a.m. (Eastern Time).

WHERE: Online via live webcast at nielsen.onlineshareholdermeeting.com. During the webcast you will be able to vote your shares electronically and ask questions during the meeting.

RECORD DATE: March 24, 2017

ITEMS OF BUSINESS:

At the Annual Meeting, you will be asked to consider and vote on the resolutions under Proposals 1 to 7 in the “Proposals to be Voted Upon” section below as well as such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Explanations of the proposed resolutions together with the relevant information for each resolution are given on pages 1 to 64 and Annex A of this proxy statement.

The Company’s UK annual report and accounts for the year ended December 31, 2016, which consist of the UK statutory accounts, the UK statutory directors’ report, the UK statutory directors’ compensation report, the UK statutory strategic report and the UK statutory auditor’s report (the “UK Annual Report and Accounts”) has been made available to shareholders together with the other proxy materials. There will be an opportunity at the Annual Meeting for shareholders to ask questions or make comments on the UK Annual Report and Accounts and the other proxy materials.

For additional information about our Annual Meeting, shareholders’ rights, proxy voting and access to proxy materials, see the “General Information and Frequently Asked Questions About the Annual Meeting” section on pages 73 to 77 of this proxy statement.

PROPOSALS TO BE VOTED UPON1

The Board considers that all the Proposals to be put to the Annual Meeting are in the best interest of the Company and its shareholders as a whole.

Proposal		Board Recommendation
Proposal No. 1	Election of Directors	for each nominee
Proposal No. 2	Ratification of Independent Registered Public Accounting Firm
Proposal No. 3	Reappointment of UK Statutory Auditor
Proposal No. 4	Authorization of the Audit Committee to Determine UK Statutory Auditor Compensation
Proposal No. 5	Non-Binding, Advisory Vote on Executive Compensation
Proposal No. 6	Non-Binding, Advisory Vote on the Frequency of the Vote on Executive Compensation	for one year
Proposal No. 7	Non-Binding, Advisory Vote on Directors’ Compensation Report

[1]	All resolutions above will be proposed as ordinary resolutions.

2017 PROXY STATEMENT NOT1

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Notes:

1.	In accordance with the Company’s articles of association, all resolutions will be taken on a poll. Voting on a poll means that each share represented in person or by proxy will be counted in the vote. All resolutions will be proposed as ordinary resolutions, which under applicable law means that each resolution must be passed by a simple majority of the total voting rights of shareholders who vote on such resolution, whether in person or by proxy. Explanatory notes regarding each of the proposals (and related resolutions) are set out in the relevant sections of the accompanying proxy materials relating to such proposals.

2.	The results of the polls taken on the resolutions at the Annual Meeting and any other information required by the UK Companies Act 2006 will be made available on the Company’s website as soon as reasonably practicable following the Annual Meeting and for a period of two years thereafter.

3.	To be entitled to attend and vote at the Annual Meeting and any adjournment or postponement thereof, shareholders must be registered in the register of members of the Company at the close of business in New York on March 24, 2017. Changes to the Register of Members after the relevant deadline shall be disregarded in determining the rights of any person to attend and vote at the meeting. If you hold shares through a broker, bank or other nominee, you can attend the Annual Meeting and vote by following the instructions you receive from your bank, broker or other nominee.

4.	Shareholders are entitled to appoint a proxy to exercise all or any of their rights to attend and to speak and vote on their behalf at the meeting. A shareholder may appoint more than one proxy in relation to the meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that shareholder. A corporate shareholder may appoint one or more corporate representatives to attend and to speak and vote on their behalf at the meeting. A proxy need not be a shareholder of the Company.

5.	If you are a shareholder of record or hold shares through a broker, bank or other nominee and are voting by proxy through the Internet, by telephone or by mail, your vote must be received by 11:59 p.m. (Eastern Time) on May 22, 2017 to be counted. A shareholder of record who has returned a proxy instruction is not prevented from attending the Annual Meeting and voting in person if he/she wishes to do so. If you hold shares through Nielsen’s 401(k) plan, the plan trustee, Fidelity Management Trust Company, will vote according to the instructions received from you provided that your instructions are received by 11:59 p.m. Eastern Time on May 18, 2017. Your instructions cannot be changed or revoked after that time, and the shares you hold through the 401(k) plan cannot be voted online at the Annual Meeting.

6.	You may revoke a previously delivered proxy at any time prior to the Annual Meeting. Shareholders may vote online at the Annual Meeting, thereby cancelling any previous proxy. Shares held through Nielsen’s 401(k) plan cannot be voted online at the Annual Meeting.

7.	Shareholders meeting the threshold requirements set out in the UK Companies Act 2006 have the right to require the Company to publish on the Company’s website a statement setting out any matter relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be presented before the Annual Meeting; or (ii) any circumstance connected with the auditor of the Company ceasing to hold office since the previous annual general meeting at which annual accounts and reports were presented in accordance with the UK Companies Act 2006. The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with the UK Companies Act 2006. Where the Company is required to place a statement on a website under the UK Companies Act 2006, it must forward the statement to the Company’s auditor not later than the time when it makes the statement available on the website. The business which may be dealt with at the Annual Meeting includes any statement that the Company has been required under the UK Companies Act 2006 to publish on a website.

8.	Pursuant to SEC rules, the Company’s proxy statement (including this Notice of Annual General Meeting of Shareholders), the Company’s US annual report for the year ended December 31, 2016 (including the Annual Report on Form 10-K for the year ended December 31, 2016), the Company’s UK Annual Report and Accounts and related information prepared in connection with the Annual Meeting are available at: www.proxyvote.com and www.nielsen.com/investors. You will need the 16-digit control number included on your Notice or proxy card in order to access the proxy materials on www.proxyvote.com. These proxy materials will be available free of charge.

2017 PROXY STATEMENT NOT2

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

PROXY VOTING METHODS

Shareholders holding shares of Nielsen Holdings plc (“Nielsen”, “we”, “our” or the “Company”) at the close of business in New York on March 24, 2017 may vote their shares by proxy through the Internet, by telephone or by mail or by attending the Annual Meeting online. For shares held through a bank, broker or other nominee, shareholders may vote by submitting voting instructions to the bank, broker or other nominee. To reduce our administrative and postage costs, we ask that shareholders vote through the Internet or by telephone, both of which are available 24 hours a day, seven days a week. Shareholders may revoke their proxies at the times and in the manners described in the “Notes” section of this Notice of Annual Meeting of Shareholders and the “General Information and Frequently Asked Questions About the Annual Meeting” section on pages 73-77 of this proxy statement.

If you are a shareholder of record or hold shares through a broker, bank or other nominee and are voting by proxy through the Internet, by telephone or by mail, your vote must be received by 11:59 p.m. (Eastern Time) on May 22, 2017 to be counted.

If you hold shares through Nielsen’s 401(k) plan, the plan trustee, Fidelity Management Trust Company, will vote according to the instructions received from you provided that your instructions are received by 11:59 p.m. Eastern Time on May 18, 2017. Your instructions cannot be changed or revoked after that time, and the shares you hold through the 401(k) plan cannot be voted at the Annual Meeting.

TO VOTE BY PROXY:

BY INTERNET	BY TELEPHONE	BY MAIL

•      Go to the website www.proxyvote.com 24 hours a day, seven days a week (before the meeting) or nielsen.onlineshareholdermeeting
.com (during the meeting) and follow the instructions.

•     You will need the 16-digit control number included on your Notice or proxy card in order to vote online.

•     From a touch-tone phone, dial
1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

•     You will need the 16-digit control number included on your proxy card in order to vote by telephone.

•     Mark your selections on your proxy card (if you received one).

•     Date and sign your name exactly as it appears on your proxy card.

•     Mail the proxy card in the postage-paid envelope that will be provided to you.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

April 6, 2017

By Order of the Board of Directors,

Emily Epstein

Company Secretary

Registered Office: AC Nielsen House, London Road, Oxford, Oxfordshire OX3 9RX, United Kingdom

Registered in England and Wales No. 09422989

2017 PROXY STATEMENT NOT3

1	Proposal No. 1 Election of Directors
1	Ongoing Board Succession Planning
2	Director Nomination Process
4	Nominees for Election to the Board of Directors
9	The Board of Directors and Certain Governance Matters
9	Director Independence and Independence Determinations
10	Leadership Structure
10	Board Committees and Meetings
11	Committee Membership and Responsibilities
13	Board and Committee Evaluations
14	Our Board’s Commitment to Shareholder Engagement
15	Communications with Directors
15	Corporate Citizenship and Sustainability
17	Risk Oversight
18	Succession Planning
18	Executive Sessions
18	Committee Charters and Corporate Governance Guidelines
18	Code of Conduct and Procedures for Reporting Concerns about Misconduct
19	Executive Officers of the Company
21	Proposal No. 2 Ratification of Independent Registered Public Accounting Firm
21	Audit and Non-Audit Fees
22	Audit Committee Pre-Approval Policies and Procedures
22	Audit Committee Report
23	Proposal No. 3 Reappointment of UK Statutory Auditor
24	Proposal No. 4 Authorization of the Audit Committee to Determine UK Statutory Auditor Compensation
25	Proposal No. 5 Non-Binding, Advisory Vote on Executive Compensation

26	Executive Compensation
27	Compensation Discussion and Analysis
49	Compensation Committee Report
50	Tables and Narrative Disclosure
63	Proposal No. 6 Non-Binding, Advisory Vote on the Frequency of the Vote on Executive Compensation
64	Proposal No. 7 Non-Binding, Advisory Vote on Directors’ Compensation Report
65	Director Compensation
65	Director Compensation for the 2016 Fiscal Year
67	Equity Compensation Plan Information
68	Ownership of Securities
70	Section 16(a) Beneficial Ownership Reporting Compliance
70	Certain Relationships and Related Party Transactions
70	Review, Approval or Ratification of Certain Transactions with Related Persons
71	Shareholder Proposals for the 2018 Annual General Meeting of Shareholders
71	Householding of Proxy Materials
71	Annual Reports and Proxy Materials
72	Form 10-K
72	Other Business
73	General Information and Frequently Asked Questions About the Annual Meeting
77	Company Information and Mailing Address
77	Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 23, 2017
A-1	Annex A – Directors’ Compensation Report
B-1	Annex B – Directors’ Compensation Policy (abridged)

2017 PROXY STATEMENT TOC

Acting upon the recommendation of its Nomination and Corporate Governance Committee, our Board has nominated the persons identified herein for election or re-election as directors. Directors will hold office until the end of the next annual general meeting of shareholders and the election and qualification of their successors or until resignation. On February 16, 2017, Messrs. Calhoun and Ranadivé each notified the Company that they did not intend to stand for re-election at the Annual Meeting. On April 5, 2017, Ms. Marinello also informed the Company that she did not intend to stand for re-election at the Annual Meeting. Messrs. Calhoun and Ranadivé and Ms. Marinello’s decisions are not due to any disagreement with the Company. We thank Messrs. Calhoun and Ranadivé and Ms. Marinello for their valuable contributions and dedicated service to Nielsen and the Board.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election or re-election of these nominees, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election or re-election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

ONGOING BOARD SUCCESSION PLANNING

Our Nomination and Corporate Governance Committee seeks to ensure that our Board as a whole possesses the objectivity and the mix of skills and experiences to provide effective oversight and guidance to management to execute on the Company’s long-term strategy. The Committee assesses potential candidates based on their history of achievement, the breadth of their experiences, whether they bring specific skills or expertise in areas that the Committee has identified, and whether they possess personal attributes that will contribute to the effective functioning of the Board.

Ongoing Board refreshment provides fresh perspectives while leveraging the institutional knowledge and historical perspective of our longer-tenured directors. The Committee also considers succession planning for roles such as Board and committee chairs for purposes of continuity and to maintain relevant expertise and depth of experience.

2017 PROXY STATEMENT 1

ELECTION OF DIRECTORS

DIRECTOR NOMINATION PROCESS

Our Nomination and Corporate Governance Committee uses the following process to identify and add new directors to the Board:

2017 PROXY STATEMENT 2

ELECTION OF DIRECTORS

Our Nomination and Corporate Governance Committee is authorized to use an independent search firm to help identify, evaluate and conduct due diligence on potential director candidates. Ms. Zalaznick and Mr. Rawlinson were identified through the use of a search firm. Using a search firm helps the Committee ensure that it is conducting a broad search and helps it to consider a diverse slate of candidates with the qualifications and expertise that are needed to provide effective oversight of management and assist in long-term value creation.

Diversity Policy

The charter of our Nomination and Corporate Governance Committee requires the Committee to consider age, gender, nationality and ethnic and racial background in nominating directors and to review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds. Over time, the Nomination and Corporate Governance Committee and the Board as a whole will assess the effectiveness of this policy and determine, how, if at all, our implementation of the policy, or the policy itself, should be changed.

Nomination Process

In considering whether to recommend re-nomination of each of our directors for election at the Annual Meeting, our Nomination and Corporate Governance Committee reviews the experience, qualifications, attributes and skills of our current directors to determine the extent to which those qualities continue to enable our Board to satisfy its oversight responsibilities effectively in light of our evolving business. The Committee focused on our current directors’ valuable contributions in recent years, the criteria set forth in “Board Expertise and Skills” and the information discussed in the biographies set forth under “Proposal No. 1 – Election of Directors – Nominees for Election to the Board of Directors”. In addition, the Committee considered each director’s additional responsibilities and affiliations and the extent to which they could continue to contribute to the success of our Board.

In accordance with our articles of association, shareholders may request that director nominees submitted by such shareholders be included in the agenda of our annual general meeting of shareholders through the process described under “Shareholder Proposals for the 2018 Annual General Meeting of Shareholders.” The Nomination and Corporate Governance Committee considers shareholder recommendations for director candidates and evaluates such candidates with the same standards as it does for other Board candidates. The Nomination and Corporate Governance Committee will advise the Board whether to recommend shareholders to vote for or against such shareholder nominated candidates.

2017 PROXY STATEMENT 3

ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following information describes the names, ages as of March 31, 2017 and biographical information of each nominee. Beneficial ownership of equity securities of the nominees is shown under “Ownership of Securities.”

James A. Attwood, Jr.		Director since 2006	Age 58

Nielsen Committees: Nomination and Corporate Governance	Other public company directorships:
	• Current: Syniverse Holdings, Inc., Getty Images, Inc. and CoreSite Realty Corporation	• Past 5 years: None

Key Experience and Qualifications

•   Financial expertise (mathematics and statistics)

•   Media/telecommunications expertise and deep management experience at The Carlyle Group

•   Public company board experience

Mr. Attwood has served as Chairman of the Board since January 1, 2016 and served as Lead Independent Director of the Board from January 1, 2015 through December 31, 2015. Mr. Attwood is a Managing Director of The Carlyle Group and Head of the Global Telecommunications, Media, and Technology Group. Prior to joining The Carlyle Group in 2000, Mr. Attwood was with Verizon Communications, Inc. and GTE Corporation. Prior to GTE, he was with Goldman, Sachs & Co.

Mitch Barns		Director since 2014	Age 53

Nielsen Committees: None	Other public company directorships:
	• Current: Monsanto Company	• Past 5 years: None

Key Experience and Qualifications

•   Deep knowledge and incomparable insight about Nielsen as its Chief Executive Officer

•   Extensive global consumer goods and media experience

•   Public company board experience

Mr. Barns has been the Chief Executive Officer (“CEO”) of Nielsen since January 1, 2014. His prior roles with Nielsen include President, Global Client Service from February 2013 through December 2013, President of Nielsen’s US Watch business from June 2011 until February 2013, President of Nielsen Greater China from January 2008 until June 2011, President of Nielsen’s Consumer Panel Services from March 2007 until January 2008 and President of Nielsen’s BASES and Analytic Consulting units from July 2004 through February 2007. He joined Nielsen in March 1997 after 12 years with The Procter & Gamble Company.

2017 PROXY STATEMENT 4

ELECTION OF DIRECTORS

Karen M. Hoguet		Director since 2010	Age 60

Nielsen Committees: Audit, Chair	Other public company directorships:
	• Current: None	• Past 5 years: The Chubb Corporation

Key Experience and Qualifications

•   Financial expertise and financial reporting expertise

•   Senior management and public company experience at Macy’s

•   Retail and commercial experience and insight

Ms. Hoguet has been the Chief Financial Officer of Macy’s, Inc. since February 2009; she previously served as Executive Vice President and Chief Financial Officer of Macy’s from June 2005 to February 2009. Ms. Hoguet served as Senior Vice President and Chief Financial Officer of Macy’s from October 1997 to June 2005.

James M. Kilts		Director since 2006	Age 69

Nielsen Committees: Nomination and Corporate Governance	Other public company directorships:
	• Current: Metropolitan Life Insurance Company, Pfizer Inc., Unifi, Inc. and Conyers Park Acquisition Corp.	• Past 5 years: MeadWestvaco Corporation

Key Experience and Qualifications

•   Chief Executive Officer and senior management experience at The Gillette Company, Nabisco Inc., Philip Morris, and others

•   Consumer packaged goods experience

•   Public company board experience

Mr. Kilts served as Chairman of the Board of Nielsen until January 1, 2014. Mr. Kilts is a founding partner of Centerview Capital. Prior to joining Centerview Capital, Mr. Kilts was Vice Chairman of the Board of The Procter & Gamble Company. Mr. Kilts was formerly Chairman of the Board, Chief Executive Officer and President of The Gillette Company before its merger with Procter & Gamble in October 2005. Prior to Gillette, Mr. Kilts had served at different times as President and Chief Executive Officer of Nabisco, Executive Vice President of the Worldwide Food Group of Philip Morris, President of Kraft USA and Oscar Mayer, President of Kraft Limited in Canada, and Senior Vice President of Kraft International. He is a member of the Board of Overseers of Weill Cornell Medicine and is a Director of the Cato Institute. Mr. Kilts serves on the Board of Trustees of the University of Chicago, is a Life Trustee of Knox College and is a Life Member of the Advisory Council of the University of Chicago Booth School of Business (of which he served as Chairman from 2002 through 2009).

2017 PROXY STATEMENT 5

ELECTION OF DIRECTORS

Harish Manwani		Director since 2015	Age 63

Nielsen Committees: Compensation	Other public company directorships:
	• Current: Qualcomm Incorporated, Pearson plc, Whirlpool Corporation and Hindustan Unilever Limited	• Past 5 years: None

Key Experience and Qualifications

•   International and emerging markets operating experience at Unilever

•   Consumer packaged goods experience

•   Public company board experience

Mr. Manwani has been Global Executive Advisor for Blackstone Private Equity Group since February 2015. He retired from Unilever, a leading global consumer products company, at the end of 2014, where he served as Chief Operating Officer since September 2011. Mr. Manwani joined Hindustan Unilever Limited (a majority-owned subsidiary of Unilever) in 1976, becoming a member of its Board in 1995, and since that time held positions of increasing responsibility at Unilever, which gave him wide ranging international marketing and general management experience. Mr. Manwani is a director of the Economic Development Board of Singapore and the Indian School of Business.

Robert Pozen		Director since 2010	Age 70

Nielsen Committees: Nomination and Corporate Governance, Chair; Audit	Other public company directorships:
	• Current: Medtronic Public Limited Company	• Past 5 years: None

Key Experience and Qualifications

•   Governance and public policy expertise

•   Financial and financial reporting expertise

•   Public company board experience

From July 1, 2010 through December 31, 2011, Mr. Pozen was Chairman Emeritus of MFS Investment Management. Prior to that, he was Chairman of MFS Investment Management since February 2004. He previously was Secretary of Economic Affairs for the Commonwealth of Massachusetts in 2003. Mr. Pozen was also the John Olin Visiting Professor, Harvard Law School from 2002 to 2004 and the Chairman of the SEC Advisory Committee on Improvements to Financial Reporting from 2007 to 2008. From 1987 through 2001, Mr. Pozen worked for Fidelity Investments in various jobs, serving as President of Fidelity Management and Research Co. from 1997 through 2001. He is currently a director of AMC, a subsidiary of the International Finance Corporation, a senior lecturer at MIT Sloan School of Management, a senior fellow of the Brookings Institution, a member of the Advisory Board of Perella Weinberg Partners and Chairman of the Leadership Council of the Tax Policy Committee.

2017 PROXY STATEMENT 6

ELECTION OF DIRECTORS

David Rawlinson		Director since 2017	Age 41

Nielsen Committees: Audit	Other public company directorships:
	• Current: MonotaRO Co., Ltd.	• Past 5 years: None

Key Experience and Qualifications

•   Digital, innovation and technology experience

•   E-commerce commercial, brand and marketing experience

•   Global operating experience

Mr. Rawlinson is the President of the Online Business of W.W. Grainger, Inc. (“Grainger”), where he also previously served as the Vice President for Operations for the Online Business. Previously, from July 2012 until August 2015, he was Grainger’s Vice President, Deputy General Counsel and Corporate Secretary. From November 2009 until July 2012, Mr. Rawlinson was Vice President, General Counsel and Director of Corporate Responsibility of a division of ITT Exelis (“ITT”), formerly ITT Corporation. Prior to ITT, Mr. Rawlinson served as a White House Fellow and in appointed positions for the George W. Bush and Obama Administrations. In the Bush Administration, he was a leader of the outgoing transition. In the Obama Administration, he served as Senior Advisor for Economic Policy at the White House National Economic Council.

Javier G. Teruel		Director since 2010	Age 66

Nielsen Committees: Audit	Other public company directorships:
	• Current: Starbucks Corporation, J.C. Penney Company, Inc.	• Past 5 years: None

Key Experience and Qualifications

•   Consumer packaged goods experience

•   Global operating experience, including as Vice Chairman of Colgate-Palmolive Company

•   Public company board experience

Mr. Teruel is a Partner of Spectron Desarrollo, SC, an investment management and consulting firm; Chairman of Alta Growth Capital, a private equity firm; and a majority owner of Mexican investment firm, Desarrolo Empressarial Seborn, SA de CV. Previously, Mr. Teruel served as Vice Chairman of Colgate-Palmolive Company, from July 2004 to April 2007. Prior to being appointed Vice Chairman, he served in positions of increasing importance at Colgate since 1971, including as Executive Vice President responsible for Asia, Central Europe, Africa and Hill’s Pet Nutrition, as Vice President of Body Care in Global Business Development in New York, as President and General Manager of Colgate-Mexico, as President of Colgate-Europe, and as Chief Growth Officer responsible for the company’s growth functions.

2017 PROXY STATEMENT 7

ELECTION OF DIRECTORS

Lauren Zalaznick		Director since 2016	Age 54

Nielsen Committees: Compensation	Other public company directorships:
	• Current: GoPro, Inc.	• Past 5 years: None

Key Experience and Qualifications

•   Media expertise, including at NBCUniversal

•   Digital, innovation and technology experience

•   Commercial and management expertise

From 2004 through December 2013, Ms. Zalaznick held various roles of increasing responsibility within NBCUniversal. From December 2010 until February 2013, she was the Chairman, Entertainment & Digital Networks and Integrated Media where she had responsibility for the Bravo, Oxygen, Style, Telemundo and Mun2 networks and ran its digital portfolio. Most recently, she was Executive Vice President at NBCUniversal until departing the company in December 2013. Ms. Zalaznick is currently a member of the boards of directors of Shazam Entertainment and Penguin Random House. She is a senior advisor to various content and tech start-ups including Refinery29, Atlas Obscura and Medium.com.

The nominees for election to the Board of Directors named above are hereby proposed for reappointment by the shareholders.

The Board of Directors recommends that shareholders vote “FOR” the election of each of the nominees named above.

2017 PROXY STATEMENT 8

Pursuant to our articles of association and in accordance with the UK Companies Act 2006, our directors are responsible for the management of the Company’s business, for which purpose they may exercise all the powers of the Company.

Our Board conducts its business through meetings of the Board and three standing committees: Audit, Compensation and Nomination and Corporate Governance. In accordance with the New York Stock Exchange (“NYSE”) rules, a majority of our Board consists of independent directors, and our Audit, Compensation and Nomination and Corporate Governance Committees are fully independent.

Each director owes a duty to the Company to properly perform the duties assigned to him or her and to act in the best interest of the Company. Under English law, this requires each director to act in a way he or she considers, in good faith, would be most likely to promote the success of the Company for the benefit of its shareholders as a whole, and in doing so have regard (among other matters) for the likely consequences of any decision in the long-term, the interests of the Company’s employees, the Company’s business relationships with suppliers, customers and others, the impact of the Company’s operations on the community and the environment and the need to act fairly amongst shareholders. The Company’s directors are expected to be appointed for one year and will be re-electable each year at the annual general meeting of shareholders.

DIRECTOR INDEPENDENCE AND INDEPENDENCE DETERMINATIONS

Under the NYSE rules and our Corporate Governance Guidelines, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Heightened independence standards apply to members of the Audit Committee and Compensation Committee.

The NYSE independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. The Board is also responsible for determining affirmatively, as to each independent director, that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board will broadly consider all relevant facts and circumstances, including information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management. As the concern is independence from management, the Board does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding.

The categorical standards set forth in our Corporate Governance Guidelines are intended to assist the Board in determining whether or not certain relationships between our directors and us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us, are “material relationships” for purposes of the NYSE independence standards. The categorical standards establish thresholds at which such relationships are deemed to be material.

The Board undertook its annual review of director independence and affirmatively determined that, except for Mr. Barns, each of our directors is independent under Section 303A.02 of the NYSE listing rules and under our Corporate Governance Guidelines for purposes of board service. In addition, the Board affirmatively determined that the Audit Committee, the Compensation Committee, and the Nomination and Corporate Governance Committee members are fully independent under the SEC and NYSE independence standards specifically applicable to such committees.

2017 PROXY STATEMENT 9

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

In making the director independence determinations, the Board considered the following facts:

•	Mr. Teruel indirectly holds approximately 6% of the capital stock of, and until July 2015 served as a director of, a private entity in which Nielsen invested $3.25 million, which represents approximately 15.6% of such entity’s capital stock. Nielsen has a board seat on, and a commercial arrangement with, this entity.

•

In 2016, Nielsen sold assets to a private entity controlled by a fund managed by The Carlyle Group, of which Mr. Attwood is a Managing Director. Mr. Attwood holds an indirect ownership interest in this entity having a value of less than $120,000. The purchase price to Nielsen from this sale of assets represents less than the greater of $1.0 million or 2% of Nielsen’s gross revenues in 2016. Neither this entity nor the fund is consolidated in the financial statements of The Carlyle Group.

•

Nielsen has an arrangement with the University of Chicago pursuant to which we license the use of certain of our market research data to the school for the purpose of academic research. Mr. Kilts is a member of the Board of Trustees of the University of Chicago. For 2016, the value of the market research data provided to the University of Chicago represented substantially less than 1% of either entity’s consolidated gross revenues.

LEADERSHIP STRUCTURE

Under our Corporate Governance Guidelines, the Board must select its chairperson from its members in any way it considers in the best interest of the Company. Effective January 1, 2016, Mr. Attwood, formerly the Board’s Lead Independent Director, began serving as the Board’s non-executive, independent Chairman (replacing Mr. Calhoun as Chairman who continued to serve as a Board member). In light of Mr. Attwood’s independence from the Company and his appointment as Chairman, the Company does not currently have a Lead Independent Director. As noted further below, each Board committee also has a non-executive, independent chairperson. Our Board believes our leadership structure best encourages the free and open dialogue of competing views and provides for strong checks and balances.

BOARD COMMITTEES AND MEETINGS

Our Board has established the following committees: an Audit Committee, a Compensation Committee and a Nomination and Corporate Governance Committee. The current composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Name of Independent Director	Audit Committee	Compensation Committee	Nomination and Corporate Governance Committee
James A. Attwood, Jr.			•
David Calhoun[1]			•
Karen M. Hoguet	• Chair
James M. Kilts			•
Harish Manwani		•
Kathryn V. Marinello[1]		• Chair
Robert Pozen	•		• Chair
Vivek Ranadivé[1]		•
David Rawlinson	•
Javier G. Teruel	•
Lauren Zalaznick		•

1	Messrs. Calhoun and Ranadivé and Ms. Marinello will not stand for re-election at the Annual Meeting.

2017 PROXY STATEMENT 10

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Pursuant to our Corporate Governance Guidelines, all directors are expected to make every effort to attend all meetings of the Board and meetings of the committees of which they are members. All directors are also welcome to attend meetings and review materials of those committees of which they are not members. During 2016, the Board held six meetings. Each director attended 90% or more of the total number of 2016 meetings of the Board and of the committees on which each such director served and that were held during the period that such director served. All non-executive directors are encouraged (but not required) to attend the annual general meeting and each extraordinary general meeting of shareholders. Seven of our directors attended the annual general meeting held in 2016.

COMMITTEE MEMBERSHIP AND RESPONSIBILITIES

Members:

• Karen M. Hoguet (Chair)

• Robert Pozen

• David Rawlinson

• Javier G. Teruel

Independence:

All members are independent.

Audit Committee Financial Expert:

All members qualify as “audit committee financial experts” and meet NYSE financial literacy and expertise requirements.

Meetings in Fiscal Year 2016:

8

Audit Committee

Key Responsibilities:

•   External auditor. Appointing our external auditors, subject to shareholder vote as may be required under English law, overseeing the external auditor’s qualifications, independence and performance, discussing relevant matters with the external auditor and providing preapproval of audit and permitted non-audit services to be provided by the external auditor and related fees;

•   Financial reporting. Supervising and monitoring our financial reporting and reviewing with management and the external auditor Nielsen’s annual and quarterly financial statements;

•    Internal audit function. Overseeing our internal audit process and our internal audit function; and

•    Internal controls, risk management and compliance programs. Overseeing our system of internal controls, our enterprise risk management program and our compliance with relevant legislation and regulations.

2017 PROXY STATEMENT 11

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Members:

•    Harish Manwani

•    Kathryn Marinello (Chair) (will not stand for re-election)

•    Vivek Ranadivé (will not stand for re-election)

•    Lauren Zalaznick

Independence:

All members are independent.

Meetings in Fiscal Year 2016:

7

Compensation Committee

Key Responsibilities:

•  Executive compensation. Setting, reviewing and evaluating compensation, and related performance and objectives, of our senior management team;

•  Incentive and equity-based compensation plans. Reviewing and approving, or making recommendations to our Board with respect to, our incentive and equity-based compensation plans and equity-based awards;

•  Compensation-related disclosure. Overseeing compliance with our compensation-related disclosure obligations under applicable laws; and

•  Director compensation. Assisting our Board in deciding on the individual compensation applicable to our directors within the framework permitted by the general compensation policy approved by our shareholders.

Compensation Committee Interlocks and Insider Participation: None of the current members of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. None of them has any relationship required to be disclosed under this caption under the rules of the SEC.

Members • James A. Atwood, Jr. • David Calhoun (will not stand for re-election) • James M. Kitts • Robert Pozen (Chair) Independence: All members are independent. Meetings in Fiscal Year 2016: 5

Nomination and Corporate

Governance Committee

Key Responsibilities:

•  Director nomination. Determining selection criteria and appointment procedures for our Board and committee members and making recommendations regarding nominations and committee appointments to the full Board;

•  Board composition. Periodically assessing the scope and composition of our Board and its committees;

•  Succession planning. Developing and overseeing succession planning and talent management for CEO and other senior leadership positions;

•  Corporate governance. Advising the Board on corporate governance matters and overseeing the Company’s corporate citizenship and sustainability strategy; and

•  Board and Committee evaluations. Overseeing the evaluation process for our Board and its committees.

2017 PROXY STATEMENT 12

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

BOARD AND COMMITTEE EVALUATIONS

Our Board recognizes that a thorough, constructive evaluation process enhances our Board’s effectiveness and is an essential element of good corporate governance. Accordingly, every year, our Nomination and Corporate Governance Committee oversees the evaluation process to ensure that the full Board and each committee conduct an assessment of their performance and functioning and solicit feedback for enhancement and improvement.

5

Actions

As an outcome of these discussions, the Board Chairman and each committee chairperson suggest changes for areas of improvement. Examples of changes made in response to the evaluation process include:

•   Board refreshment, including adding directors with media and technology experience and increasing the Board’s diversity;

•   Enhancement of the Board’s strategic planning process by establishing a separate Board meeting devoted to strategic matters; and

•   Increased Board exposure both formally and informally to key executives and possible successor candidates.

2017 PROXY STATEMENT 13

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

OUR BOARD’S COMMITMENT TO SHAREHOLDER ENGAGEMENT

Why We Engage

Our Board and management team recognize the benefits of regular engagement with our shareholders in order to remain attuned to their different perspectives on the matters affecting Nielsen.

Robust dialogue and engagement efforts allow our Board and management the opportunity to:

•	consider the viewpoints of our shareholders in connection with their oversight of management and the Company;

•	discuss developments in our business and provide transparency and insight about our strategy and performance; and

•	assess issues that may affect our business, corporate responsibility and governance practices.

How We Engage

Outcomes from Investor Feedback

Some tangible examples of the results of our shareholder outreach activities include:

•   Increased our financial disclosures to help investors better understand our business.

•   Included a broader array of senior management and members of our Board in our engagement efforts.

•   Enhanced our proxy statement disclosures to provide more detail about the assessments that factor into pay decisions for our Named Executive Officers.

•   Imposed a cap on payouts under our Long-Term Performance Plan (“LTPP”) if the Company’s total shareholder return is negative over the applicable performance period.

2017 PROXY STATEMENT 14

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

COMMUNICATIONS WITH DIRECTORS

Any interested party who would like to communicate with, or otherwise make his or her concerns known directly to, the Chairman of the Board or the Chairperson of any of the Audit Committee, Nomination and Corporate Governance Committee and Compensation Committee or to other directors, including the non-management or independent directors, individually or as a group, may do so by addressing such communications or concerns to the Company Secretary, 40 Danbury Road, Wilton, Connecticut 06897. Such communications may be done confidentially or anonymously. The Company Secretary will forward communications received to the appropriate party. Additional contact information is available on our website, www.nielsen.com/investors, under Contact Us.

CORPORATE CITIZENSHIP AND SUSTAINABILITY

Nielsen is committed to strengthening the communities and markets in which we live and operate our business, recognizing how important this is to a sustainable future. The Nomination and Corporate Governance Committee oversees the Company’s strategy and initiatives to evaluate and measure our performance with respect to the advancement of environmental, social, and governance (“ESG”) issues. Highlights of our work in 2016 include:

Global Responsibility & Sustainability Strategy and Reporting:

•	We connect our business with relevant ESG issues through responsible policies and practices, evaluating and measuring performance on these issues, and external reporting and transparency.

•

During 2016, we published the first Nielsen Global Responsibility Report (http://sites.nielsen.com/globalresponsibilityreport/, which is not incorporated herein by reference), aligned with the Global Reporting Initiative G4.

Environmental and Supply Chain Sustainability:

•	We manage our impact on the environment through Nielsen Green, our employee engagement program. In 2016, more than 26,000 employees participated in Earth Week activities.

•

As part of our commitment to corporate leadership in supply chain sustainability, Nielsen joined the Sustainable Purchasing Leadership Council and the Electronic Industry Citizenship Coalition; is a founding member of the Global Impact Sourcing Coalition; and participated in the Technical Advisory Group for ISO 20400, a new ISO Sustainable Procurement Standard.

Nielsen Cares:

•	Our employees share skills, time, data, and insights through our volunteering and our in-kind giving programs.

•	In 2016 we had record participation of more than 23,000 employees on Nielsen Global Impact Day through 1,400 volunteer events for 900 nonprofits in 92 countries.

•	Nielsen donated a record $11.8 million of data, products and services in 2016, surpassing our $10 million annual commitment goal of pro-bono work and skills-based volunteering.

2017 PROXY STATEMENT 15

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Data for Good:

•

We are committed to enhancing use of data in the social and civic sectors to increase impact through Data for Good initiatives such as Project 8, the data platform for forecasting development needs, and the UN Young Leaders for the Sustainable Development Goals.

•

We license the use of certain of our market research data to the University of Chicago. Through this arrangement, eligible academic researchers can apply to access a warehouse of Nielsen data to advance their academic and social research.

Diversity and Inclusion:

•	We launched an internal Global Inclusion Council with leaders committed to championing diversity and inclusion efforts across the business.

•	Nielsen was included on Fortune’s lists of “50 Best Workplaces for Diversity” and “100 Best Workplaces for Millennials,” and on DiversityInc.’s “Top 50 Companies for Diversity.”

2017 PROXY STATEMENT 16

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

RISK OVERSIGHT

The Board is responsible for overseeing Nielsen’s risk and enterprise risk management practices and seeks to foster a risk-aware culture while encouraging appropriate and balanced risk-taking in pursuit of Company objectives. The Board exercises its oversight both directly and through its three committees, each of which has been delegated oversight responsibilities for specific risks. Each committee keeps the Board informed of its oversight efforts through regular reporting to the full Board by the committee chairs.

Management is accountable for day-to-day risk management efforts. The Board and committees’ risk oversight and management’s ownership of risk are foundational components of our Enterprise Risk Management program. This program is designed to provide comprehensive, integrated oversight and management of risk and to facilitate transparent identification and reporting of key business issues to senior management and the Board and its committees. The following are the key risk oversight and management responsibilities of our Board, committees and management:

2017 PROXY STATEMENT 17

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

SUCCESSION PLANNING

One of the Board’s primary responsibilities is to ensure that Nielsen has the appropriate talent to accomplish our business strategies today and in the future. The Board plans for CEO succession by establishing selection criteria and identifying and evaluating potential internal candidates. This is accomplished by creating opportunities for the Board to meet with members of senior management, both formally and informally, to assess their qualifications and attributes as well as by engaging in discussion about potential successor candidates during executive session. The Board regularly discusses succession planning with the CEO and discusses development plans for potential successors. The Board annually conducts a detailed review of the Company’s talent management processes, strategies, retention efforts and pipeline for other leadership positions. The Board has also developed an emergency CEO succession plan.

EXECUTIVE SESSIONS

Pursuant to our Corporate Governance Guidelines, to ensure free and open discussion and communication, our independent directors meet in executive session, with no members of management present, at every regularly scheduled Board meeting. Our Chairman leads these meetings which enable our independent directors to discuss matters such as strategy, CEO and senior management performance and compensation, succession planning and board composition and effectiveness. During 2016, our non-management directors met five times in executive session and, in addition, the independent directors met twice.

COMMITTEE CHARTERS AND CORPORATE GOVERNANCE GUIDELINES

Our commitment to corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Board to ensure that they effectively comply with all applicable laws, regulations and stock exchange requirements, in addition to our articles of association. Additionally, the Board has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee. Our Corporate Governance Guidelines, our committee charters and other corporate governance information are available on our website at www.nielsen.com/investors under Governance Documents.

CODE OF CONDUCT AND PROCEDURES FOR REPORTING CONCERNS ABOUT MISCONDUCT

We maintain a Code of Conduct and Procedures for Reporting Concerns about Misconduct (the “Code of Conduct”), which is applicable to all of our directors, officers and employees. The Code of Conduct sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws and ethical conduct. The Company will promptly disclose to our shareholders, if required by applicable laws, any amendments to, or waivers from the Code of Conduct applicable to our officers by posting such information on our website at www.nielsen.com/investors rather than by filing a Current Report on Form 8-K.

The Code of Conduct may be found on our website at www.nielsen.com/investors under Governance Documents.

2017 PROXY STATEMENT 18

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is the name, age as of March 31, 2017 and biographical information of each of our current executive officers, other than Mr. Barns, whose information is presented under “Proposal No. 1 – Election of Directors – Nominees for Election to the Board of Directors.”

Jeffrey R. Charlton	Age 55

Senior Vice President and Corporate Controller (since June 2009)

Previous Nielsen Business Experience:

Before June 2009, Mr. Charlton served as Nielsen’s Senior Vice President of Corporate Audit since joining the Company in November 2007.

Previous Business Experience:

Prior to joining Nielsen, Mr. Charlton spent 11 years at General Electric Company in senior financial management positions, including Senior Vice President Corporate Finance and Controller of NBCUniversal. Prior to joining GE, Mr. Charlton was employed by PepsiCo and began his career in 1983 with the public accounting firm of KPMG.

Eric J. Dale	Age 52

Chief Legal Officer (since August 2015)

Previous Business Experience:

Prior to joining Nielsen, Mr. Dale served for 13 years as a Partner at the law firm of Robinson & Cole LLP, where he chaired the firm’s Business Transactions Practice Group.

Public Company Directorship:

Mr. Dale is on the Board of Directors of Bankwell Financial Group, Inc. where he serves as the Chairperson of its Nominating and Governance Committee and as a member of its Audit, Asset Liability and Strategic Planning Committees.

Steve Hasker	Age 47

Global President and Chief Operating Officer (since January 2016)

Previous Nielsen Business Experience:

Before 2016, Mr. Hasker was Global President of Nielsen from August through December 2015 and President, Global Product Leadership of Nielsen from February 2013 through August 2014. Mr. Hasker joined Nielsen in November 2009 and served as President, Global Media Products and Advertiser Solutions until February 2013 where he led Nielsen’s TV and digital audience measurement, advertising effectiveness and social media solutions.

Previous Business Experience:

Mr. Hasker was at McKinsey & Company from July 1998 through October 2009, and served as a partner of the firm in the Global Media, Entertainment and Information practice. Prior to McKinsey, Mr. Hasker spent five years in several financial roles in the U.S., Russia and Australia.

Public Company Directorship:

Mr. Hasker is on the Board of Directors of Global Eagle Entertainment, Inc.

2017 PROXY STATEMENT 19

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Jamere Jackson	Age 48

Chief Financial Officer (since March 2014)

Previous Business Experience:

Prior to joining Nielsen, Mr. Jackson was the Vice President & Chief Financial Officer of GE Oil & Gas – Drilling & Surface. He joined General Electric Company in 2004 and held a variety of leadership roles in GE Corporate and GE Aviation before joining GE Oil & Gas. In 2013, he was named a GE Vice President and Company Officer. Prior to joining GE, Mr. Jackson held several roles in finance, mergers and acquisitions and strategic planning at The Procter & Gamble Company, Yum! Brands, Inc., First Data Corporation and Total System Services.

Public Company Directorship:

Mr. Jackson is on the Board of Directors of Eli Lilly and Company where he serves as a member of its Audit and Finance Committees.

Nancy Phillips	Age 49

Chief Human Resources Officer (since January 2017)

Previous Business Experience:

Prior to joining Nielsen, Ms. Phillips was Executive Vice President of Human Resources at Broadcom Corporation from September 2014 until February 2016. Previously, from February 2010 to June 2014, Ms. Phillips held various human resources positions at Hewlett-Packard Company, most recently as Senior Vice President, Human Resources, Enterprise Services. Prior to joining Hewlett-Packard Company, from April 2008 to February 2010, Ms. Phillips was employed by Fifth Third Bancorp as Executive Vice President and Chief Human Resources Officer. Prior to that, Ms. Phillips spent 11 years at General Electric Company, holding various human resources and legal positions.

James Powell	Age 55

Chief Technology Officer (since July 2015)

Previous Business Experience:

Prior to joining Nielsen, Mr. Powell was Executive Vice President and Chief Technology Officer of Thomson Reuters Corporation from 2008 through June 2015 and, prior to that, he was Chief Technology Officer of various divisions of Thomson Reuters since 2007.

Public Company Directorships:

Mr. Powell is on the Board of Directors of TalkTalk Telecom Group plc.

Giovanni Tavolieri	Age 48

Global President, Operations (since January 2016)

Previous Nielsen Business Experience:

Prior to his current role, Mr. Tavolieri was in various leadership roles of increasing responsibility at Nielsen since April 2007, including, most recently, Executive Vice President, Operations.

2017 PROXY STATEMENT 20

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2017.

Although ratification of the selection of Ernst & Young LLP is not required by U.S. federal laws, the Board is submitting the selection of Ernst & Young LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to answer appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

AUDIT AND NON-AUDIT FEES

In connection with the audit of the Company’s annual financial statements for the year ended December 31, 2016, we entered into an agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP performed audit services for the Company.

The following table presents fees for professional services rendered by Ernst & Young LLP and its affiliates for the audit of our financial statements for the years ended December 31, 2016 and 2015 and for other services rendered by them in those years:

	Year Ended December 31,
	2016	2015
Audit fees[1]	$8,311,500	$8,759,000
Audit-related fees[2]	317,000	254,000
Tax fees[3]	280,793	421,000
All other fees[4]	9,000	358,000
Total	$8,918,293	$9,792,000

1	Fees for audit services billed or expected to be billed in relation to the years ended December 31, 2016 and 2015 consisted of the following: audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, statutory and regulatory audits and filings with the SEC relating to equity and debt offerings.

2	Fees for audit-related services in the years ended December 31, 2016 and 2015 included fees related to the audits of employee benefit plans and accounting consultations.

3	Fees for tax services billed in the years ended December 31, 2016 and 2015 consisted of tax compliance and tax planning and advice.

4	All other fees in the years ended December 31, 2016 and 2015 included specified transaction fees and certain other fees.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Ernst & Young LLP’s independence and concluded that it was.

2017 PROXY STATEMENT 21

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

Subject to shareholder approval as may be required under the laws of England and Wales, the Audit Committee is directly responsible for the appointment and termination of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Each year the Committee reviews the qualifications, performance and independence of our independent registered public accounting firm in accordance with regulatory requirements and guidelines. During 2016, in connection with the mandated rotation of the accounting firm’s lead engagement partner, the Committee was directly involved in the selection of the firm’s new lead engagement partner.

In addition, and also subject to shareholder approval as may be required under the laws of England and Wales, the Audit Committee is responsible for the compensation, retention and oversight of its independent registered public accounting firm, including the resolution of disagreements between management and such firm regarding financial reporting. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by such firm, except that pre-approval is not necessary for minor non-audit services if: (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than 5% of the total amount of revenues paid by the Company to its auditor during the year in which the non-audit services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee. All of the services covered under “– Audit and Non-Audit Fees” were pre-approved by the Audit Committee.

The Audit Committee may form and delegate to subcommittees consisting of one or more of its members, when appropriate, the authority to pre-approve services to be provided by the independent auditors so long as the pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

The Board of Directors recommends that shareholders vote “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this proxy statement under “The Board of Directors and Certain Governance Matters – Committee Membership and Responsibilities – Audit Committee.”

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by applicable Public Company Accounting Oversight Board (“PCAOB”) standards. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors:

Karen M. Hoguet (Chair)

Robert Pozen

David Rawlinson

Javier G. Teruel

2017 PROXY STATEMENT 22

The Audit Committee has selected Ernst & Young LLP to serve as the Company’s UK statutory auditor who will audit the Company’s UK Annual Report and Accounts to be prepared in accordance with the International Financial Reporting Standards, as adopted by the European Union (“IFRS”), for the year ending December 31, 2017. As required by UK law, shareholder approval must be obtained for the selection of Ernst & Young LLP to serve as the Company’s UK statutory auditor and to hold office from the completion of the Annual Meeting until the end of the next general meeting of shareholders at which the Company’s UK statutory accounts will be presented.

Representatives of Ernst & Young LLP will attend the Annual Meeting to answer appropriate questions for the year ended December 31, 2016. They will also have the opportunity to address the Annual Meeting if they desire to do so.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to pass this resolution to reappoint Ernst & Young LLP as the Company’s UK statutory auditor until the next annual general meeting of shareholders.

The Board of Directors recommends that the shareholders vote “FOR” the reappointment of Ernst & Young LLP as the Company’s UK statutory auditor who will audit the Company’s UK Annual Report and Accounts for the year ending December 31, 2017.

2017 PROXY STATEMENT 23

As required under UK law, the compensation of Ernst & Young LLP as the Company’s UK statutory auditors must be fixed by the shareholders or in such manner as the shareholders may determine. Subject to Ernst & Young LLP being reappointed as the Company’s UK statutory auditors pursuant to Proposal No. 3, it is therefore proposed that the Audit Committee be authorized to determine their compensation. Pursuant to Nielsen’s Audit Committee Charter, the Board has delegated this authority to the Audit Committee.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal.

The Board of Directors recommends that the shareholders vote “FOR” the authorization of the Audit Committee to determine the compensation of Ernst & Young LLP in its capacity as the Company’s UK statutory auditors.

2017 PROXY STATEMENT 24

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, at the 2011 annual general meeting of shareholders, we submitted to our shareholders a non-binding, advisory vote on executive compensation, as well as a non-binding, advisory vote on the frequency with which shareholders believed we should submit the non-binding, advisory vote on executive compensation. A majority of the shareholders voted that the non-binding, advisory vote on executive compensation should occur every three years. However, the Board subsequently decided to propose at each annual general meeting of shareholders the approval of the compensation of our named executive officers. We are including in the proxy materials a separate resolution regarding the compensation of our named executive officers as disclosed pursuant to the SEC rules. While the results of this vote are non-binding and advisory in nature, the Board intends to carefully consider them.

The language of the resolution is as follows:

“RESOLVED, THAT THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE PROXY STATEMENT PURSUANT TO THE SEC RULES, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND ANY RELATED NARRATIVE DISCUSSION, IS HEREBY APPROVED.”

In considering their vote, shareholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in “Executive Compensation – Compensation Discussion and Analysis.”

In particular, as discussed in “Executive Compensation – Compensation Discussion and Analysis,” shareholders should note the following:

•	Our executive compensation program is designed to incent and reward our leadership team for delivering sustained financial performance and long-term shareholder value.

•

A substantial portion of compensation for our senior executives is “at risk” by being subject to performance. The “at risk” component consists of annual cash incentives and long-term equity incentives, which play a significant role in aligning management’s interests with those of our shareholders.

•

Annual cash incentives for our senior executives are determined by a formula which provides initial payouts on the basis of our EBITDA growth over the prior year relative to plan objectives (as described under “Executive Compensation”), with consideration given to our cash flow performance. Final awards may then be adjusted based on individual performance against objectives and defined qualitative factors such as degree of difficulty and leadership impact.

•

A significant portion of the equity incentives for our senior executives are subject to long-term quantitative targets which provide a powerful incentive for executives to focus on long-term performance and shareholder return.

The Board of Directors recommends that shareholders vote “FOR” approval of the compensation of the Company’s named executive officers.

2017 PROXY STATEMENT 25

EXECUTIVE COMPENSATION

The following discusses the compensation for our Named Executive Officers ("NEOs"): our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for 2016.

Mitch Barns
Chief Executive Officer

Jamere Jackson
Chief Financial Officer

Steve Hasker
Chief Operating Officer

James Powell
Chief Technology Officer

Eric J. Dale
Chief Legal Officer

2017 PROXY STATEMENT 26

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Executive Changes

Effective January 1, 2016, Mr. Hasker was appointed Global President and Chief Operating Officer with responsibility for global client service and product leadership across our Watch and Buy businesses.

Mr. Powell was appointed Chief Technology Officer on July 6, 2015.

Mr. Dale was appointed Chief Legal Officer on August 1, 2015.

Business Overview

Nielsen is a global performance management company that provides a comprehensive understanding of what consumers watch and buy. Nielsen’s Watch segment provides media and advertising clients with Total Audience measurement services for all devices on which content—video, audio and text—is consumed. The Buy segment offers consumer packaged goods manufacturers and retailers the industry’s only global view of retail performance measurement. By integrating information from its Watch and Buy segments and other data sources, Nielsen also provides its clients with analytics that help improve performance.

2017 PROXY STATEMENT 27

EXECUTIVE COMPENSATION

Business Performance

Nielsen is dedicated to driving shareholder value by posting solid operating performance for nearly 10 years. The Company’s long-term business performance and progress against strategic initiatives form the context in which pay decisions are made. We have delivered resilient business performance with sustained growth over the last three years, and notably sustained solid growth in 2016, Mitch Barns’ third year as CEO, as presented below:

For 2016:

•	Revenues up 4.1% over prior year on a constant currency[1] basis (2.2% on a reported basis as shown below)

•	Adjusted EBITDA[2] up 5.2% % over prior year on a constant currency[1] basis (up 4.3% on a reported basis as shown below)

•	Normalized free cash flow[3] up 16.5% over prior year

The reconciliation of normalized free cash flow to net cash provided by operating activities in the last three years is provided below:

Free Cash Flow[3] ($ in millions – as reported)	2014	2015	2016
Net cash provided by operating activities	$1,093	$1,209	$1,296
Capital expenditures	(412)	(401)	(391)
Free Cash Flow	$681	$808	$905
Non-recurring contribution to the Nielsen Foundation	—	—	36
Normalized Free Cash Flow	$681	$808	$941

1	We calculate constant currency percentages by converting our prior-period local currency financial results using the current period foreign currency exchange rates and comparing these adjusted amounts to our current period reported results. See pages 43 and 44 of our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 17, 2017 for the reconciliation of the revenue and Adjusted EBITDA growth on a constant currency basis.

2	We define Adjusted EBITDA as net income or loss from our consolidated statements of operations before interest income and expense, income taxes, depreciation and amortization, restructuring charges, goodwill and intangible asset impairment charges, stock-based compensation expense, and other non-operating items from our consolidated statements of operations as well as certain other items considered unusual or non-recurring in nature. For a reconciliation of net income to Adjusted EBITDA, see pages 36 and 37 of our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 17, 2017.

3	We define normalized free cash flow as net cash provided by operating activities, plus contributions to the Nielsen Foundation less net capital expenditures.

2017 PROXY STATEMENT 28

EXECUTIVE COMPENSATION

Total Shareholder Return1

The chart below shows the value of a $100 investment in Nielsen stock over a 3-year period beginning December 31, 2013 and ending December 31, 2016. We have compared our performance to the S&P 500 and to a market cap-weighted composite of the peer group we use to measure relative total shareholder return in our Long-Term Performance Plan (“LTPP”) as described under “– How Pay Decisions are Made – Long-Term Performance Plan (LTPP).”

NIELSEN HOLDINGS plc—3-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

1	We define total shareholder return as the change in stock price over the 3-year period ended December 31, 2016, assuming monthly reinvestment of dividends.

2017 PROXY STATEMENT 29

EXECUTIVE COMPENSATION

Highlights for 2016:

•

We continued to make outstanding progress on the Nielsen Total Audience Measurement framework, with the syndication of Digital Content Ratings in September and the multi-phased syndication of Total Content Ratings. We also added more return path data and out of home viewing sources into our methodology. Additionally, we expanded our coverage of streaming video on demand (“SVOD”) with more than 20,000 SVOD program episodes now measured. While the work will continue well into 2017, our teams executed extraordinarily well, and client adoption is steadily growing. We believe our Total Audience Measurement solutions are poised to play a big role in the 2017 Advertising Upfronts. Our Digital Ad Ratings product is available in 25 markets. Nielsen’s Marketing Effectiveness business remains a strong growth engine, up approximately 20%, supported by our Nielsen Marketing Cloud.

•

We made good progress on our Connected System Initiative that will allow our clients to seamlessly connect vast amounts of data and analytics to help them understand what happened, why it happened, and what to do about it – faster than ever. Several charter consumer packaged goods manufacturer and retail clients are already participating in the development process for this unique and powerful data integration, analytics, and activation system.

•	Our Emerging Markets have performed well, led by India, China, Turkey, Brazil, Mexico, Russia, Indonesia and Argentina.

•	Recent acquisitions including Repucom and Gracenote are important to our strategy and position us well for continued growth.

•

Slowing growth in the third and fourth quarters along with lowered guidance ranges, driven by performance in our US Buy business, contributed to a decline in share price at the end of the year versus the beginning of the year.

Executive Compensation Overview

Nielsen’s executive compensation program is designed to incent and reward our leadership team to deliver sustainable growth and financial performance while delivering long-term shareholder value.

Key considerations in 2016 were:

2016 Advisory Vote on Executive Compensation

In 2016, our shareholders continued to show confidence in Nielsen’s executive compensation program with more than 98% of the votes cast at our shareholder meeting affirming our executive compensation program on an advisory basis. In 2016, we continued a robust outreach program to our shareholders to discuss topics including Company performance, our executive compensation program, and how we disclose information in our proxy statement. Each meeting, which was led by the Chairman of the Board, resulted in valuable feedback that we used to strengthen the disclosure of our compensation program. We continue to strive to keep our programs simple and focused on meaningful performance metrics. For more information on Nielsen’s shareholder outreach program, please refer to page 14.

Meritocracy

Nielsen has a strong culture of pay for performance which serves to align Company goals and performance with pay outcomes for executives. Nielsen conducts quantitative assessments of business financial performance and evaluates individual contributions towards key business objectives in order to differentiate rewards. NEOs participate in the same performance assessment process applicable to all managerial employees, including an annual performance appraisal and semi-annual individual peer rankings of performance and leadership impact.

Total Company Performance

Nielsen’s culture reflects our core values of Open, Connected, Useful, and Personal. Our compensation programs reinforce the values by connecting all of our employees to core business objectives. Our NEOs participate in the same annual incentive plan applicable to all managerial employees, which is funded based on Company EBITDA performance as described under “– How Pay Decisions are Made – Annual Incentive Plan.” Additionally, NEOs’

2017 PROXY STATEMENT 30

EXECUTIVE COMPENSATION

performance assessments and pay decisions are influenced by our total Company performance versus financial objectives (see “– 2016 Pay Decisions and Performance – Total Company Performance – Financial”) and specific individual business financial objectives.

Variable Pay at Risk

Nielsen’s compensation programs are designed so that a significant portion of each NEO’s compensation is at risk; dependent on the achievement of challenging annual and long-term performance goals and/or the performance of our share price as laid out in the charts and tables below. In 2016, short-term pay was delivered 100% in cash. The Compensation Committee noted that the proportion of equity provided by long-term incentive grants in the NEOs’ total annual pay mix had reached the targeted range in 2015. Therefore, for 2016, the Compensation Committee decided that annual incentive payouts would revert to being paid 100% in cash (versus 75% in cash and 25% in restricted stock units (“RSUs”) that had been our practice since 2013). Long-term pay is delivered exclusively in the form of equity to align the interests of the NEOs with the creation of value for our shareholders.

  CEO COMPENSATION STRUCTURE 2016

	Elements of Total Direct Compensation	2016
CEO	Proportion of pay subject to specific quantitative performance criteria	57%
	Proportion of pay at risk	90%
	Proportion of pay delivered in the form of equity	72%

  OTHER NEOS COMPENSATION STRUCTURE 20161

	Elements of Total Direct Compensation	2016
NEOs	Proportion of pay subject to specific quantitative performance criteria	51%
	Proportion of pay at risk	78%
	Proportion of pay delivered in the form of equity	57%

1	Excludes the $325,000 payment made to Mr. Jackson in February 2016 pursuant to the terms of his offer letter dated February 20, 2014 to compensate him for the loss of his unvested SERP benefit from his previous employer (see below under – “Summary Compensation Table, Footnote 1”)

2017 PROXY STATEMENT 31

EXECUTIVE COMPENSATION

Executive Compensation Elements

Element	Purpose	How Component Operates
Annual Base Salary	Attract and retain top talent

•  Reviewed in intervals of 24-36+ months

•  When reviewing base salary levels, the Compensation Committee considers a variety of factors including: (1) our pay for performance philosophy, (2) market benchmark compensation data, (3) the NEO’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, and (6) role changes

Annual Incentive (“AIP”)	Motivate NEOs to accomplish short-term business performance goals that contribute to long-term business objectives

•  Annual incentive target opportunities are established each year with reference to (1) our pay for performance philosophy, (2) market benchmark compensation data, (3) the NEO’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, (6) role changes, and (7) prior year target

•   The Compensation Committee determines individual payout using the annual incentive plan design applicable to all managerial employees

•   The EBITDA performance formula determines incentive plan funding and the initial payout percentage for all participants

•  100% EBITDA performance to target = 100% incentive pool funding and 100% initial individual payout (see “– How Pay Decisions are Made – Annual Incentive Plan” for the annual incentive plan performance-payout matrix)

•  The initial payout percentage may be adjusted up or down based on a quantitative assessment of individual performance vs objectives

•   Maximum payout opportunity is capped at 200% of individual target

•  Threshold EBITDA performance results in an initial payout/funding of 70%

•   Zero funding and zero initial payout if EBITDA performance is below threshold

•  The Compensation Committee has discretion to reduce the fund by up to 30% if free cash flow results fall short of objectives

•  In order to qualify AIP awards to NEOs under Section 162(m) of the Internal Revenue Code (the “Code”), which is explained in greater detail under “– How Pay Decisions are Made – Annual Incentive Plan”, NEO payouts are determined initially using the following formula:

•  Adjusted EBITDA performance x 2% x executive allocation percentage

•   Annual incentive plan payouts are then made according to the underlying EBITDA performance formula, subject to both the maximum of 2% of EBITDA and 200% of target cap on payouts

•   The calculation of EBITDA performance for annual incentive funding purposes re-calculates reported Adjusted EBITDA to eliminate the impact of foreign currency on the year’s performance using a standard exchange rate established at the beginning of the year

•  In 2016, payouts were delivered 100% in cash (versus 75% in cash and 25% in RSUs that had been our practice since 2013)

•  Payouts are subject to recoupment under the terms of Nielsen’s clawback policy (see below under “– Other Policies and Guidelines – Clawback Policy”)

Long-Term Incentive (“LTI”)	Deliver long-term sustainable performance and align executive rewards with long-term returns delivered to shareholders

•  LTI award values are determined each year by reference to (1) our pay for performance philosophy, (2) market benchmark compensation data, (3) the NEO’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, (6) role changes, and (7) prior year award

Performance RSUs	Alignment with long-term shareholder return

•   Subject to performance against two 3-year cumulative performance metrics, free cash flow and relative total shareholder return with assigned weighting of 60% and 40%, respectively

•   Represents approximately 50% of the annual LTI value

•  Specific threshold, target and maximum performance metrics for 3-year cumulative free cash flow performance will not be disclosed in advance for competitive reasons but targets are designed to be aggressive and achievable and are fully aligned with our approved 3-year strategic plan and guidance issued to investors at the beginning of the performance period

•   The performance payout matrix is shown under “– How Pay Decisions are Made – Long-Term Performance Plan (LTPP)”

•   Payouts are subject to recoupment under the terms of Nielsen’s clawback policy (see below under “– Other Policies and Guidelines – Clawback Policy”)

•   Relative total shareholder return is measured against a peer group used solely for this purpose. Companies in this peer group are selected to represent a comparable investment profile to Nielsen by virtue of their being in comparable businesses or being representative of the markets we serve

•  Performance metrics for the relative total shareholder return portion are described in more detail under “– How Pay Decisions are Made – Long-Term Performance Plan (LTPP)”

•   Zero payout for performance below threshold

•  Maximum payout opportunity is capped at 200% of target

•   Payouts capped at target if absolute total shareholder return is negative

•  No dividend equivalents on unearned performance RSUs

Stock Options	Alignment with shareholder return and retention	• Four-year time-vested • Represents approximately 25% of LTI value
RSUs	Alignment with shareholder return and retention	• Four-year time-vested • Represents approximately 25% of LTI value • Dividend-equivalents on RSU awards are accrued and delivered as additional RSUs
Health and Welfare Plans, Perquisites	Promote overall wellbeing and avoid distractions caused by unforeseen health/financial issues	• Health and Welfare plans generally available to other employees • De minimis financial planning and wellness services allowances

2017 PROXY STATEMENT 32

EXECUTIVE COMPENSATION

Summary of NEO Pay Decisions

CEO

Mr. Barns has served as Chief Executive Officer since January 1, 2014. Each year the Compensation Committee reviews Mr. Barns’ compensation. In 2016, the Compensation Committee maintained his annual incentive target at $2,000,000 and increased his long-term incentive target from $6,000,000 to $7,000,000 in line with the median compensation level for CEOs in our executive compensation peer group. Details of Mr. Barns’ compensation are set out in the tables below.

	2015 Actual		2016 Target	2016 Actual		% Change from 2015
Base Salary	$1,000,000		N/A	$1,000,000		0%
Annual Incentive	$2.060,000	[1]	$2,000,000	$1,700,000	[1]	-17.5%
Long-Term Incentive	$6,000,000		$7,000,000	$6,500,000		8.3%

1	Actual payout was based on the Compensation Committee’s full year performance assessment.

In 2016, Mr. Barns was granted the following long-term incentive equity. As a result of the Company’s third quarter announcement that earnings would be lower than guidance, the Compensation Committee reduced the value of Mr. Barns’ planned October grant of stock options and RSUs by $500,000 to $3,000,000, for an annual equity grant value of $6,500,000.

Date	Grant Type	# RSUs/Options	Value[1]	Performance Period
February 18, 2016	Performance RSUs	73,146	$3,500,000	2016 - 2018
October 20, 2016	RSUs	27,752	$1,500,000	N/A
October 20, 2016	Stock Options	191,571	$1,500,000	N/A

1	This is the grant date fair value intended by the Compensation Committee. Actual accounting values reported in “Tables and Narrative Disclosure” will differ slightly.

Other NEOs

Jamere Jackson

Mr. Jackson has served as Chief Financial Officer since March 10, 2014. Following a review of Mr. Jackson’s performance and noting that his base salary had not been reviewed since his start date, the Compensation Committee increased his base salary from $700,000 to $750,000 and his long-term equity target from $1,900,000 to $2,550,000. Details of Mr. Jackson’s compensation are set out in the tables below.

	2015 Actual		2016 Target	2016 Actual		% Change from 2015
Base Salary	$700,000		N/A	$750,000		7.1%
Annual Incentive	$875,000	[1]	$800,000	$680,000	[1]	-22.3%
Long-Term Incentive	$1,900,000		$2,550,000	$2,375,000		25.0%

1	Actual payout was based on the Compensation Committee’s full year performance assessment.

In 2016, Mr. Jackson was granted the following long-term incentive equity. As a result of the Company’s third quarter announcement that earnings would be lower than guidance, the Compensation Committee reduced the value of Mr. Jackson’s planned October grant of stock options and RSUs by $175,000 to $1,100,000, for an annual equity grant value of $2,375,000.

Date	Grant Type	# RSUs/Options	Value[1]	Performance Period
February 18, 2016	Performance RSUs	26,646	$1,275,000	2016 - 2018
October 20, 2016	RSUs	10,176	$550,000	N/A
October 20, 2016	Stock Options	70,243	$550,000	N/A

1	This is the grant date fair value intended by the Compensation Committee. Actual accounting values reported in “Tables and Narrative Disclosure” will differ slightly.

2017 PROXY STATEMENT 33

EXECUTIVE COMPENSATION

Steve Hasker

Effective January 1, 2016, Mr. Hasker was appointed Global President and Chief Operating Officer, with expanded global leadership responsibility for global client service and product leadership across our Watch and Buy businesses. Commensurate with his promotion, the Compensation Committee approved an increase to his annual incentive target from $950,000 to $1,100,000 and his long-term equity target increased from $1,900,000 to $3,000,000. Details of Mr. Hasker’s compensation are set out in the tables below.

	2015 Actual		2016 Target	2016 Actual		% Change from 2015
Base Salary	$900,000		N/A	$900,000		0%
Annual Incentive	$1,000,000	[1]	$1,100,000	$935,000	[1]	-6.5%
Long-Term Incentive	$1,900,000		$3,000,000	$2,800,000		47.4%

1	Actual payout was based on the Compensation Committee’s full year performance assessment.

In 2016, Mr. Hasker was granted the following long-term incentive equity. As a result of the Company’s third quarter announcement that earnings would be lower than guidance, the Compensation Committee reduced the value of Mr. Hasker’s planned October grant of stock options and RSUs by $200,000 to $1,300,000, for an annual equity grant value of $2,800,000.

Date	Grant Type	# RSUs/Options	Value[1]	Performance Period
February 18, 2016	Performance RSUs	31,348	$1,500,000	2016 - 2018
October 20, 2016	RSUs	12,026	$650,000	N/A
October 20, 2016	Stock Options	83,014	$650,000	N/A

1	This is the grant date fair value intended by the Compensation Committee. Actual accounting values reported in “Tables and Narrative Disclosure” will differ slightly.

James Powell

Details of Mr. Powell’s compensation are set out in the tables below.

	2015 Actual		2016 Target	2016 Actual		% Change from 2015
Base Salary	$360,577	[1]	N/A	$750,000		N/A
Annual Incentive	$750,000	[2]	$750,000	$623,000	[2]	-16.9%
Long-Term Incentive	$1,300,000		$1,300,000	$1,300,000		0%

1	Amount reflects a partial year payment based on his start date. Mr. Powell has served as Chief Technology Officer since July 6, 2015.

2	Actual payout was based on the Compensation Committee’s full year performance assessment.

In 2016, Mr. Powell was granted the following long-term incentive equity in line with the target value approved by the Compensation Committee:

Date	Grant Type	# RSUs/Options	Value[1]	Performance Period
February 18, 2016	Performance RSUs	13,585	$650,000	2016 - 2018
October 20, 2016	RSUs	6,013	$325,000	N/A
October 20, 2016	Stock Options	41,507	$325,000	N/A

1	This is the grant date fair value intended by the Compensation Committee. Actual accounting values reported in “Tables and Narrative Disclosure” will differ slightly.

Eric J. Dale

Details of Mr. Dale’s compensation are set out in the tables below.

	2015 Actual		2016 Target	2016 Actual		% Change from 2015
Base Salary	$302,885	[1]	N/A	$750,000		N/A
Annual Incentive	$525,000	[1,2]	$750,000	$675,000	[2]	N/A
Long-Term Incentive	$1,200,000		$1,200,000	$1,200,000		0%

2017 PROXY STATEMENT 34

EXECUTIVE COMPENSATION

1	Amount reflects a partial year payment based on his start date. Mr. Dale has served as Chief Legal Officer since August 1, 2015.

2	Actual payout was based on the Compensation Committee’s full year performance assessment.

In 2016, Mr. Dale was granted the following long-term incentive equity in line with the target value approved by the Compensation Committee:

Date	Grant Type	# RSUs/Options	Value[1]	Performance Period
February 18, 2016	Performance RSUs	12,540	$600,000	2016 - 2018
October 20, 2016	RSUs	5,550	$300,000	N/A
October 20, 2016	Stock Options	38,314	$300,000	N/A

1	This is the grant date fair value intended by the Compensation Committee. Actual accounting values reported in “Tables and Narrative Disclosure” will differ slightly.

2014 LTPP Performance Payouts

The performance period for our 2014 LTPP ended on December 31, 2016. Long-term incentive grants under this plan were made in February 2014 and their grant date fair value was disclosed in our 2015 proxy statement. In February 2017, the Compensation Committee approved performance and payouts under this plan as outlined in the table below. The Committee noted that the plan had functioned as intended in aligning NEO pay to the cumulative performance of the business over the three-year period.

2014 LTPP Performance

Plan Metrics Jan 1, 2014 – Dec 31, 2016		Final Results Based on Performance Jan 1, 2014 – Dec 31, 2016
Elements	Performance Target for 100% Payout	Result	Weight	Payout Percentage
Free Cash Flow[1]	$2.68 billion	$2.56 billion	60%	95.63%
Relative Total Shareholder Return	50th Percentile	5th Percentile	40%	0%
Total Shares	N/A	N/A	100%	57.37%

1	Free cash flow performance is the sum of the reported free cash flow in each calendar year 2014-2016, adjusted to eliminate the impact of foreign exchange translation impacts which had the effect of adding $137,000,000 to the performance result.

2	Relative total shareholder return performance reflects the decline in share price in the final quarter of the year.

2014 LTPP Payouts1

	Target Performance RSUs Awarded	Payout Percentage	Vested and Delivered in Shares
Mitch Barns	43,500	57.37%	24,960
Jamere Jackson	20,000	57.37%	11,476
Steve Hasker	20,100	57.37%	11,533
James Powell	N/A	N/A	N/A
Eric J. Dale	N/A	N/A	N/A

1	Messrs. Powell and Dale were not hired until July and August 2015, respectively, and therefore were not participants in the 2014 LTPP.

Realizable Pay

A significant portion of executive pay is at risk depending on business performance and market conditions. The actual pay earned as cash or made available via the vesting of stock awards during the year is referred to as “realizable pay.” Realizable pay is different from the amounts reported in the Summary Compensation Table (as shown under “– Tables and Narrative Disclosure – Summary Compensation Table”), which uses the accounting grant date value of equity awards.

2017 PROXY STATEMENT 35

EXECUTIVE COMPENSATION

We define realizable pay as:

•	cash received as base salary in each year;

•	cash annual incentives and other bonuses earned in each year;

•	intrinsic value (share price minus exercise price) of stock option awards vesting in each year using the share price on December 31 of the respective year;

•	market value of restricted stock units vesting in each year using the share price on December 31 of the respective year; and

•	value of financial planning reimbursements and executive wellness reimbursements as outlined under “– Summary Compensation Table – All Other Compensation.”

The table below presents the realizable pay for each of our NEOs for 2015 and 2016 and shows the total amount of compensation reported for each of our NEOs in the Summary Compensation Table for 2016.

Realizable Pay				Total Compensation in Summary Compensation Table
	2015	2016	Percentage Increase/(Decrease)	2016	Percent Variance to 2016 Realizable Pay
Mitch Barns[1]	$4,698,766	$6,238,553	33%	$10,122,489	62%
Jamere Jackson[2]	$2,848,486	$2,950,664	4%	$4,486,610	52%
Steve Hasker[1]	$3,557,985	$4,740,829	33%	$5,074,867	7%
James Powell[3]	$1,110,577	$2,525,852	127%	$2,771,222	10%
Eric J. Dale[3]	$699,485	$1,506,575	115%	$2,848,807	89%

1	The realizable pay growth for Messrs. Barns and Hasker was driven primarily by the vesting of the 2013 LTPP performance shares in February 2016. There was no similar vesting in prior years since the LTPP was introduced for the first time in 2013.

2	Both the realizable pay value for Mr. Jackson and the Summary Compensation Table value includes a special payment he received to cover the loss of his unvested SERP benefit at his prior employer (see “– Tables and Narrative Disclosure – Summary Compensation Table”, footnote 1).

3	Messrs. Powell and Dale were hired on 7/6/2015 and 8/1/2015, respectively. The 2015 values attributed to them are based on the portion of the year during which they were employed.

NEO Compensation Practices

What we do:

•	Emphasize long-term equity in prospective pay increases.

•	Require all executive officers to hold a significant amount of Nielsen stock (as outlined under “– Compensation Practices and Governance – Share Ownership Guidelines”).

•	Prohibit hedging of shares.

•	Prohibit pledging of share-based awards and shares subject to stock ownership guidelines.

•

Recoup incentive awards in the event of financial restatement as a result of intentional misconduct on the part of the executive, and where the award would have been lower as a result of the restatement. The policy is shown under “– Compensation Practices and Governance – Other Policies and Guidelines – Clawback Policy.”

•	Offer de-minimis perquisites.

What we don’t do:

•	No excise tax gross-up agreements.

•	No single trigger accelerated vesting of equity in the event of a change-in-control.

•	No dividend equivalents paid on unearned performance restricted stock units granted under the LTPP.

2017 PROXY STATEMENT 36

EXECUTIVE COMPENSATION

2016 Pay Decisions and Performance

Total Company Performance – Financial

Metric	Target	Result
Adjusted EBITDA growth % over prior year at constant currency	7%	5.2%
Revenue growth at constant currency[1]	4-6%	4.1%
Free Cash Flow growth as reported	18%	16.5%

1	We calculate constant currency percentages by converting our prior-period local currency financial results using the current period foreign currency exchange rates and comparing these adjusted amounts to our current period reported results.

CEO Performance Assessment for Mitch Barns

Based on the Annual Incentive Plan formula (see under “– How Pay Decisions are Made – Annual Incentive Plan”), the plan fund and initial payout were set at 87%.

The Compensation Committee considered total Company performance as presented above as well as Mr. Barns’ performance against the objectives presented below to arrive at his final performance assessment.

Objectives

KEY FINANCIAL TARGETS

Total Company growth

Reported revenues for the full year increased 2.2% to $6,309 million, 4.1% on a constant currency basis compared to 2015. The Company’s practice is to focus primarily on constant currency results which are a better reflection on the underlying operating performance of the business.

Adjusted EBITDA grew 5.2% on a constant currency basis compared to 2015.

Business segment growth

Revenues within the Buy segment decreased 0.7% on a reported basis but increased 2.3% on a constant currency basis, to $3,322 million. On a constant currency basis our Buy segment showed strong resilience in emerging markets with revenues increasing 8.6% but saw 0.4% decline in developed markets.

Revenues within the Watch segment increased 5.7% on a reported basis, or 6.3% on a constant currency basis, to $2,987 million. Growth was driven by strong performance in Audience Measurement (8.3% constant currency).

Capital allocation

The balanced capital allocation objectives to grow dividend in line with earnings, invest in tuck-in acquisitions, and execute share repurchases within authorization were accomplished.

•   Increased quarterly dividend by 11%

•   Acquisitions contributed approximately one point of revenue growth as planned (see below)

•   Executed $418 million of stock buy-backs in line with the capital allocation plan

Productivity

•   Regional restructuring plan exceeded its $40 million productivity goal.

Shareholder Return

•   Slowing growth in third and fourth quarters along with lowered guidance ranges, driven by performance in our US Buy business, contributed to a decline in share price at the end of the year versus the beginning of the year.

2017 PROXY STATEMENT 37

EXECUTIVE COMPENSATION

STRATEGY & INITIATIVES

Total Audience

The continued rollout of Total Audience was accomplished on plan:

•   Digital ad ratings were expanded to 25 markets and was adopted by a major client

•   Content measurement objectives were accomplished

•   SVOD measurement up to 20,000 program episodes

•   syndicated reporting of digital content ratings launched on schedule; enables comparative measurements of viewing across all digital platforms; expanded relationship with Facebook

•   commercial release of Total Content Ratings allowing content owners to use the data in-market

•   Acquired access to set top box data from multiple Multi-Channel Video Programming Distributors

•   Added out-of-home measurement using Nielsen Audio measurement capabilities

Connected System

The objectives to complete initial design architecture and sign on charter clients were completed on plan:

•    User interface and initial applications were completed. Five pilot clients have been engaged to participate in the product development

•   Expanded e-commerce capabilities to 11 markets on plan

Enterprise Marketing Platform (renamed “Nielsen Marketing Cloud”)

The objectives to complete the initial build of the infrastructure and increase client penetration to achieve 30% revenue growth were completed ahead of plan:

•   Nielsen Marketing Cloud is fully operational in US and key Western European countries.

•   Revenue growth in 2016 over 2015 was 38%

Acquisitions

The objective to pursue tuck-in acquisitions to complement strategy and add growth was accomplished on plan:

•   Closed acquisitions including Repucom, Pointlogic, Informate, VisualDNA and Qterics collectively added providing approximately one point of revenue growth.

CULTURE AND EMPLOYEE ENGAGEMENT

Diversity & inclusion (“D&I”)

•   Launched the Nielsen Global Inclusion Council, in which senior leaders champion D&I across the globe through mentoring programs, recruitment, and leadership development.

•   Achieved listing on Fortune’s 50 Best Workplaces for Diversity list.

•   Received a perfect score on the Human Rights Campaign’s Best Places to Work for LGBT Equality (fourth year in a row).

•   Recognized by DiversityInc’s Top 50 Companies for Diversity (third year in a row) and ranked #4 on Diversity MBA’s Best Places for Women & Diverse Managers to Work.

Employee Engagement

•   Doubled employee equity participation since 2013 and launched Employee Stock Purchase Plan in the US, Canada, Sweden, France, Singapore, Turkey and Germany.

2017 PROXY STATEMENT 38

EXECUTIVE COMPENSATION

PERFORMANCE ASSESSMENT FOR CEO

The plan formula (see under “– How Pay Decisions are Made – Annual Incentive Plan”) provided Mr. Barns an initial payout of 87% of his target opportunity.

The Compensation Committee noted the Company’s continued commercial growth despite the challenging year for the US Buy business. Based on its full assessment the Compensation Committee approved a payout of $1,700,000 or 85% of his target opportunity.

Performance Assessments for Other NEOs

Based on the annual incentive plan formula (see under “– How Pay Decisions are Made – Annual Incentive Plan”) the initial incentive payout for each NEO was 87%.

NEOs were measured against the Company financial objectives as disclosed above (under “– 2016 Pay Decisions and Performance – Total Company Performance – Financial”).

Mr. Barns makes pay recommendations for his direct reports after quantifying their contributions to Nielsen’s financial performance and assessing performance against objectives set at the beginning of the year. He also considers the quality of the results delivered using a framework that quantifies the performance of each individual relative to his/her peers on factors such as leadership, Nielsen values, and degree of challenge. This qualitative assessment helps manage risk and better differentiates rewards for exceptional leaders.

Performance Assessment for Jamere Jackson

Financial

Mr. Jackson was assessed on total Company financial metrics (as described above under “– 2016 Pay Decisions and Performance – Total Company Performance – Financial”) and on his performance against objectives presented below.

Objectives

Strategic Planning

Mr. Jackson continued to drive our segments toward faster growing, higher margin businesses. This resulted in the divestiture of non-core assets, restructuring of certain business units, reinvesting in growth platforms and investing in faster growing tuck-in acquisitions including Repucom and Gracenote. Mr. Jackson’s tax team led the tax and financial aspects of the re-domiciling of the Company from the Netherlands to England and Wales and completed the project on plan.

Shareholder Relations

Mr. Jackson and his IR team continued to expand our shareholder outreach program and his IR team was once again recognized by institutional investors as one of the top teams in our industry sector.

Balanced Capital Allocation

Mr. Jackson fulfilled the Company’s balanced capital allocation objective. Under his leadership, Nielsen increased the quarterly dividend by 11% and executed $418 million of stock buy-backs in line with the capital allocation plan.

Performance Assessment

The plan formula (see under “– How Pay Decisions are Made – Annual Incentive Plan”) provided Mr. Jackson an initial payout of 87% of his target opportunity.

2017 PROXY STATEMENT 39

EXECUTIVE COMPENSATION

The Compensation Committee considered Mr. Jackson’s stewardship of the Company’s financial results and his contribution in devising and executing the Company’s capital allocation plan. The Compensation Committee noted his leadership of the expanded investor relations and outreach programs. Based on its full performance assessment, the Compensation Committee approved a payout of $680,000, or 85% of his target opportunity.

Performance Assessment for Steve Hasker

Financial

Mr. Hasker was assessed on total Company financial metrics (as described above under “– 2016 Pay Decisions and Performance – Total Company Performance – Financial”), and his performance against the objectives presented below.

Objectives

Watch Business Growth

The Watch segment achieved on a constant currency basis, revenue growth of 6.3% and Adjusted EBITDA growth of 7.0% in line with objectives.

Marketing Cloud Growth

Mr. Hasker oversaw the development of the Marketing Cloud business (formerly known as Marketing Effectiveness), bringing together the full range of Nielsen assets to provide precision in advertising. This contributed to the roughly 20% revenue growth of the Marketing Effectiveness business in 2016.

Buy business Growth

Growth in emerging markets was on plan at 8.6% but developed markets saw a decline of 0.4% on a constant currency basis which was below plan.

Total Audience

Mr. Hasker’s team’s execution of Total Audience objectives was above expectations. The team made Digital Content Ratings available in full syndication and expanded subscription video on demand to track more than 20,000 program episodes. The team fulfilled its objective to expand Digital Ad Ratings internationally. The team launched Total Content Ratings syndication on schedule.

Connected System

Mr. Hasker’s team laid the foundation for our Connected System. Phase 1 is complete and five clients have been recruited as partners in the development of the system.

Strategy

Mr. Hasker led the global transformation of our global Buy business to a simpler structure that better aligns to our clients and their needs. The restructuring achieved its planned productivity savings.

Performance Assessment

The plan formula (see under “– How Pay Decisions are Made – Annual Incentive Plan”) provided Mr. Hasker an initial payout of 87% of his target opportunity.

The Compensation Committee assessed the Company’s total commercial growth and Mr. Hasker’s leadership of the Total Audience, Marketing Cloud and Connected System strategic initiatives.

2017 PROXY STATEMENT 40

EXECUTIVE COMPENSATION

Based on its full performance assessment, the Compensation Committee approved a payout of $935,000, or 85% of Mr. Hasker’s target opportunity.

Performance Assessment for James Powell

Financial

Mr. Powell was assessed on total Company financial metrics (as described above under “– 2016 Pay Decisions and Performance – Total Company Performance – Financial”) and his performance against the objectives presented below.

Objectives

Technology

Mr. Powell’s team drove significant change and upgrade to internal technology systems and completed objectives on plan to switch enterprise systems from Microsoft to Google, improve management information systems and migrate internal systems to the Cloud.

Product Delivery

Mr. Powell’s team was instrumental in the phase 1 development of the Connected System. Mr. Powell’s team also executed key client migrations onto the Nielsen Marketing Cloud on schedule.

Organization

Mr. Powell restructured his organization and leadership team to better align with the Company’s strategic focus. Changes were completed on time and within plan.

Performance Assessment

The plan formula (see under “– How Pay Decisions are Made – Annual Incentive Plan”) provided Mr. Powell an initial payout of 87% of his target opportunity.

The Compensation Committee considered Mr. Powell’s leadership of the Company’s migration to the Cloud and his role in design of the technology platform underpinning the Connected System. The Committee noted that Mr. Powell’s restructuring activities had been effective in focusing resources on strategic priorities.

Based on its full performance assessment the Compensation Committee approved a payout of $623,000, or 83% of Mr. Powell’s opportunity.

Performance Assessment for Eric J. Dale

Financial

Mr. Dale was assessed on total Company financial metrics (as described above under “– 2016 Pay Decisions and Performance – Total Company Performance – Financial”) and his performance against the objectives presented below.

Objectives

Corporate Governance

Mr. Dale’s team continued to lead the governance aspects of the Company’s re-domiciling to the UK.

He worked on two successful new Board member searches and developed an enhanced director onboarding program.

2017 PROXY STATEMENT 41

EXECUTIVE COMPENSATION

Acquisitions

Mr. Dale’s team was instrumental in the closing of several “tuck-in” acquisitions as contemplated in our strategic plan. All were closed on time and in alignment with expected financial parameters.

Compliance, Integrity, Enterprise Risk Management and Security

Mr. Dale fulfilled his objectives to establish robust governance protocols and embed risk management into strategic planning. He strengthened the compliance and integrity organization within budget, integrated global security operations, and instituted an enhanced Enterprise Risk Management process to provide both more robust periodic risk assessments, analysis and mitigation plans, as well as continuous risk assessment and alert notifications across our global operations.

Performance Assessment

The plan formula (see under “– How Pay Decisions are Made – Annual Incentive Plan”) provided Mr. Dale an initial payout of 87% of his target opportunity.

The Compensation Committee considered Mr. Dale’s influence and leadership in improving corporate governance and the Company’s management of enterprise risk.

Based on its full performance assessment the Compensation Committee approved a payout of $675,000, or 90% of Mr. Dale’s opportunity.

How Pay Decisions are Made

Annual Base Salaries

Base salary is the only fixed component of our executive officers’ compensation. The Compensation Committee considers market benchmarks supplied by its compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), to ensure that base salaries are competitive in the marketplace and are serving their purpose to attract and retain top talent.

The Compensation Committee considers executive officers for salary increases generally in 24-36+ month intervals unless there is a change in role.

Executive officers are not involved in determining their own compensation.

Annual Incentive Plan

The purpose of the annual incentive plan is to motivate executives to accomplish short-term business performance goals that contribute to long-term business objectives. The Compensation Committee approves the applicable targets under the plan at the beginning of each year. NEOs participate in the same incentive plan as the Company’s senior managers (approximately 900 associates). Approximately 4% of the incentive fund was paid to NEOs in 2016.

In determining the target opportunity for each NEO, the Compensation Committee considered general industry market benchmarks and peer group data provided by Meridian; executives’ total direct compensation mix; changes in role and job responsibilities; and Company financial performance and individual performance.

162(m) Plan

Under Section 162(m) of the Code, expenses from compensation to covered employees in excess of $1 million (per employee) during a taxable year are only tax-deductible to the extent that the compensation is “performance-based” or otherwise qualifies as exempt from the deductible limit. Our annual incentive payments are intended to qualify as “performance-based compensation” under the Code. Our covered employees are our chief executive officer and the three other most highly-paid named executive officers, other than our chief financial officer. A maximum annual incentive payout fund for the NEOs is determined by a formula which calculates 2% of Adjusted EBITDA performance and allocates it to each executive officer in proportions ranging between 10% and 18% of the fund. This yields a maximum fund and the Compensation Committee exercises negative discretion to determine final payouts using the Annual Incentive Plan Payout Formula described below.

2017 PROXY STATEMENT 42

EXECUTIVE COMPENSATION

Annual Incentive Plan Payout Formula

•	A total payout fund is derived formulaically based on EBITDA performance against target and is expressed as a “funding percentage” (see – “Performance - Payout Formula” table below).

•	To assess EBITDA performance for annual incentive funding we recalculate reported Adjusted EBITDA to eliminate the impact of foreign currency on the year’s result by using a standard exchange rate established at the beginning of the year. The Committee may adjust for other items including its assessment of Free Cash Flow performance.

•	Initial individual payouts are determined by applying the “funding percentage” to the individual’s target opportunity.

•	Final individual payouts are determined after a full assessment of:

•	Each individual’s contribution to overall Company performance (see – “2016 Pay Decisions and Performance – Total Company Performance – Financial);

•	Other quantitative objectives; and

•	A qualitative assessment to take into account, as appropriate, degree of difficulty, extraordinary market circumstances, and leadership impact.

•	Based on the full assessment, individual payouts may be adjusted up or down from the initial payout to ensure that total performance is reflected in the final payouts.

•	Aggregate individual payouts may not exceed the total payout fund.

Performance targets are aggressive and achievable

•	The Compensation Committee believes that EBITDA growth is highly correlated to the creation of value for our shareholders and is an effective measure of the NEOs’ contributions to short-term Company performance.

•	In establishing the EBITDA growth target, the Compensation Committee considered the Company’s historical performance against prior year targets and concluded that the process had been effective in establishing targets that were both aggressive and achievable. It noted that over the prior five years, Adjusted EBITDA had grown at a challenging annual growth rate and in each year had been assessed as either on target or closely approaching target.

Funding formula and individual payouts

•	The formula correlates levels of EBITDA performance as defined above to funding/initial payout percentages. A 100% funding percentage is achieved if EBITDA performance meets the target of 7% growth. If performance falls below the minimum threshold, no payouts are funded. Funding and payouts are capped at 200%.

Performance – Payout Formula

Performance Milestones	Growth vs Prior Year (index %)	Funding/ Initial Payout %
Maximum	160%	200%
Exceptional	115%	111%
Target	107%	100%
Minimum	97%	70%
< Minimum	<97%	Zero

2017 PROXY STATEMENT 43

EXECUTIVE COMPENSATION

2016 Results

•	The Compensation Committee assessed the EBITDA performance growth index at 101% yielding a funding percentage of 87% and the initial payout was set at 87% of each NEO’s target bonus opportunity.

•

Before approving the incentive plan funding, the Compensation Committee assessed the Company’s free cash flow performance against annual plan objectives. The Compensation Committee has discretion to reduce the fund by up to 30% if free cash flow falls short of objectives. There is no discretion to increase the fund in the event that free cash flow performance exceeds objectives.

•

We define free cash flow as net cash provided by operating activities less capital expenditure. For a reconciliation of free cash flow to net cash provided by operating activities, see “– Executive Summary – Business Performance.”

•

The Compensation Committee reviewed the Company’s free cash flow performance, which was within our target range at 16.5% growth over prior year (as shown under “– Executive Summary – Business Performance” and “– 2016 Pay Decisions and Performance – Total Company Performance – Financial”). Therefore, no reduction was made to the incentive funding.

Long-term Incentives (LTI)

The purposes of long-term incentive awards are to focus executives on long-term sustainable performance and to align executive rewards with long-term returns delivered to shareholders. Currently, all long-term incentives are delivered as equity-based awards.

LTI MIX – 50% IS SUBJECT TO QUANTIFIABLE LONG-TERM PERFORMANCE

Equity-based awards are made to executives, other employees and directors pursuant to the Amended and Restated Nielsen 2010 Stock Incentive Plan (the “2010 Plan”). Our goal is to provide at least 50% of the NEO pay mix in long-term equity, progressing to 60% over time, and to have approximately 50% of the LTI subject to quantifiable long-term performance metrics. Prior to finalizing award sizes, the Compensation Committee considers:

•	current Company financial performance and individual performance

•	general industry market benchmarks and peer group data provided by its compensation consultant, Meridian;

•	executives’ total direct compensation mix and prior year award values; and

•	changes in role and job responsibilities.

Long-Term Performance Plan (LTPP)

2016 Plan

LTPP participants are awarded a target number of performance RSUs that are earned subject to the Company’s performance against two cumulative 3-year performance metrics, free cash flow and relative total shareholder return, with assigned weightings of 60% and 40%, respectively. At the beginning of the performance period, the Compensation Committee assigned more weight to the free cash flow metric over which executives have relatively

2017 PROXY STATEMENT 44

EXECUTIVE COMPENSATION

more direct control. The performance period commenced on January 1, 2016 and ends on December 31, 2018. Grants are denominated in share units and settled in Nielsen shares. Based on the performance at the end of the three-year period, executives may earn less or more than the target performance RSUs granted. Relative total shareholder return below the 30th percentile of our performance peer group or free cash flow performance below 85% of the free cash flow target will result in 0% payout for each metric. Payouts for each metric are calculated independently of each other. The maximum payout for each metric is 200%. In the case of absolute negative total shareholder return of the Company over the performance period, payments under the relative total shareholder return component of the plan are capped at 100% of target.

The table below summarizes the plan performance-payout matrix, which is unchanged from 2015. The Compensation Committee re-affirmed its belief that this design provides appropriate rigor in the ratio of performance to reward, as well as the right balance between individual risk and motivation. The free cash flow targets are intended to be aggressive and achievable and are fully aligned with our three-year strategic plan objectives and long-term guidance issued to investors.

Plan Design[1]
Milestones	Free Cash Flow (% to target)	Free Cash Flow Payout (60% weight)	Relative Total Shareholder Return (percentile rank) (40% weight)	Relative Total Shareholder Return Payout
Maximum	120%	200%	75th	200%
Target	100%	100%	50th	100%
Minimum	85%	50%	30th	50%
Below Minimum	<85%	0%	<30th	0%

1	The performance metrics operate independently.

Each year, the Compensation Committee reviews the peer group used to measure our relative total shareholder return under LTPP. In their review the Compensation Committee considers the following:

•	Companies in businesses similar to Nielsen and/or representative of the markets we serve;

•	Companies with similar economic profiles to Nielsen; and

•	Companies with historical stock price correlation

Based on this review, the Compensation Committee did not make changes to the peer group from 2015.

2016 LTPP Peer Group
Accenture plc	Moody’s Corporation
Coca-Cola Company	MSCI Inc.
Colgate-Palmolive Company	Omnicom Group, Inc.
Dun and Bradstreet Corporation	The Procter & Gamble Company
Equifax Inc.	RELX (NV) (formerly Reed-Elsevier)
Experian plc	Thomson Reuters Corporation
FactSet Research Systems Inc.	Time Warner Inc.
GfK SE	Twenty-First Century Fox, Inc.
IHS Markit Ltd.	Unilever N.V. (ADR)
IMS Health Holdings, Inc. (now QuintilesIMS Holdings, Inc.)	Viacom Inc.
The Interpublic Group of Companies, Inc.	Wolters Kluwer (NV/ADR)
McGraw Hill Financial, Inc. (now S&P Global, Inc.)	WPP plc (ADR)

2017 PROXY STATEMENT 45

EXECUTIVE COMPENSATION

Stock Options and Restricted Stock Units

Stock option and RSU awards are intended to enhance the retention value of the equity program and align with the creation of shareholder value. Both stock options and RSUs vest over four years in equal annual installments. In 2016, the Compensation Committee provided approximately 25% of the NEO LTI values in stock options and 25% in RSUs. The remaining 50% of the LTI is delivered through Performance RSUs, as discussed on pages 44-45.

Compensation Practices and Governance

Compensation Committee

The Compensation Committee regularly reviews the philosophy and goals of the executive compensation program and assesses the effectiveness of compensation practices and processes. The Compensation Committee sets performance goals and assesses performance against these goals. The Compensation Committee considers the recommendations and market data provided by its independent consultant as well as the judgment of the CEO on the performance of his direct reports. The CEO does not participate in the Compensation Committee discussion regarding his own compensation. The Compensation Committee makes its decisions based on its assessment of both Nielsen and individual performance against goals, as well as on its judgment as to what is in the best interests of Nielsen and its shareholders.

The responsibilities of the Compensation Committee are described more fully in its charter, which is available on the Corporate Governance page of our website at www.nielsen.com/investors under Corporate Governance: Governance Documents: Compensation Committee Charter. In fulfilling its responsibilities, the Compensation Committee is entitled to delegate any or all of its responsibilities to subcommittees of the Compensation Committee. The Compensation Committee may delegate to one or more officers of the Company the authority to make grants and awards of cash or options or other equity securities to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plans as the Compensation Committee deems appropriate and in accordance with the terms of such plan; so long as such delegation is in compliance with the relevant plan and subject to the laws of England and Wales and the Company’s articles of association.

Independent Compensation Consultant

The Compensation Committee retains Meridian as its compensation consultant. Meridian has provided market data and perspective on executive and independent director compensation and related governance. Meridian and its affiliates did not provide any services to Nielsen or its affiliates in 2016 other than executive and director compensation consulting to the Compensation Committee. Discussions between Meridian and Nielsen management are limited to those necessary to complete work on behalf of the Compensation Committee.

The Compensation Committee determined that Meridian and its lead consultant for Nielsen satisfy the independence factors described in the NYSE listing rules. The Compensation Committee also determined that the work performed by Meridian in 2016 did not raise any conflict of interest.

2017 PROXY STATEMENT 46

EXECUTIVE COMPENSATION

Benchmarking

The Compensation Committee uses the executive compensation of a peer group of companies, selected for their business relevance and size appropriateness to Nielsen, as one of many considerations when making executive compensation pay decisions. To account for differences in the size of our peer group companies, the market data are statistically adjusted to allow for valid comparisons to similarly-sized companies. The peer group information may also be supplemented by general industry survey data selected by Meridian to provide reasonable benchmarks for a company of Nielsen’s size and business type. After a review by the Compensation Committee, IMS Health Holdings, Inc. (currently known as QuintilesIMS Health Holdings, Inc) was added and DirectTV Group Holdings, LLC was removed. McGraw-Hill Financial, Inc. was retained in the peer group and is now known as S&P Global, Inc.

2016 Peer Group
Adobe Systems Incorporated	IMS Health Holdings, Inc (now QuintilesIMS Holdings, Inc.)
Alliance Data Systems Corporation	The Interpublic Group of Companies, Inc.
Automatic Data Processing, Inc.	McGraw Hill Financial, Inc. (now S&P Global, Inc.)
Cognizant Technology Solutions Corporation	Moody’s Corporation
Equifax Inc.	Omnicom Group, Inc.
Experian plc	salesforce.com, inc.
Fiserv, Inc.	Thomson Reuters Corporation
IHS Markit Ltd.	Verisk Analytics, Inc.

Consideration of Risk

The Compensation Committee conducted a risk assessment of Nielsen’s 2016 pay practices, which included the review of a report from Meridian. The Compensation Committee concluded that Nielsen’s pay programs are not reasonably likely to have a material adverse effect on Nielsen, its business and its value. Specifically, the Compensation Committee noted the following:

•	Good balance of fixed and at-risk compensation, including a good balance of performance in LTI plans.

•	Overlapping vesting periods that expose management, including the CEO, to consequences of their decision-making for the period during which the business risks are likely to materialize.

•

EBITDA performance, a Company-wide financial metric, funds annual incentives. The Compensation Committee has discretion to reduce payouts if free cash flow targets are not met which results in shared value with shareholders.

•	Annual incentive plan payout curve is reasonable, including a steeper slope in the payout curve for zero or negative EBITDA growth over prior year. Payouts are capped at 200%.

•

A small number of associates receive commission and sales incentive payments. Nielsen management completed a review of their commission and sales incentives to ensure that they do not provide employees with an incentive to take unexpected or higher levels of risk.

•

Nielsen introduced a share purchase plan in 2016 which provides employees with the opportunity to purchase shares through payroll deduction. The purchase of shares aligns the interests of employees with the interests of shareholders and increases employee focus on longer-term performance.

•	Executive compensation is benchmarked annually.

•	Compensation Committee retains an independent consultant.

•	Significant share ownership requirements for executives and independent directors.

•	Nielsen has a compensation clawback policy and anti-hedging policy.

•	Pledging of shares subject to share ownership requirements is prohibited.

•	Robust code of conduct and whistleblower policy.

2017 PROXY STATEMENT 47

EXECUTIVE COMPENSATION

Share Ownership Guidelines

To ensure strong alignment of executive interests with the long-term interests of shareholders, executives are required to accumulate and maintain a meaningful level of stock ownership in the Company. The share ownership guideline policy was adopted in June 2011.

In 2016, after a market review of our share ownership guidelines, the Compensation Committee approved a change to our policy such that guidelines would be recalculated each year using the closing share price of Nielsen stock on December 31 regardless of whether the executive already met the ownership guideline. Previously, once an executive met the share ownership guideline, an annual recalculation was not performed unless there was a change in role or compensation. In addition, the Committee approved including unvested time-based RSUs in the calculation towards meeting the share ownership guidelines.

The table below presents the guidelines and actual share ownership as of March 1, 2017 for each of our NEOs.

Name	Guideline	Guideline Shares[1]	Share Ownership[2]
Mr. Barns	6 x salary	143,000	233,193
Mr. Jackson	3 x salary	53,600	107,213
Mr. Hasker	3 x salary	64,400	106,052
Mr. Powell	3 x salary	53,600	102,255
Mr. Dale	3 x salary	53,600	13,752

1	The guideline shares were reset using $41.95 share price at close of market on December 31, 2016.

2	Eligible shares include beneficially-owned shares held directly or indirectly, jointly-owned shares and unvested RSUs.

Other Policies and Guidelines

Perquisites

We provide our NEOs with limited perquisites, reflected in the “All Other Compensation” column of the Summary Compensation Table and described in the footnotes. NEOs may claim financial planning and executive wellness expenses capped each year at $15,000 and $2,500, respectively. In very limited circumstances, we may permit NEOs and their family members to access our contractual arrangement for private aircraft for their personal use. None of the NEOs used the aircraft for personal use in 2016. In certain circumstances, where necessary for business purposes, we also provide reimbursement for relocation expenses.

Severance

We believe that severance protections play a valuable role in attracting and retaining key executive officers. Between 2007 and 2010, we offered severance protections to executives pursuant to substantially identical severance agreements connected to awards granted under our 2006 Stock Acquisition and Option Plan for Key Employees, which required executives to make substantial personal investments in the Company. Both Messrs. Barns and Hasker have entered into one of these individual severance agreements. Pursuant to the terms of their offer letters, Messrs. Jackson, Powell and Dale are entitled to receive severance upon certain terminations of employment.

The relevant severance triggering events and amounts payable are described in further detail under “– Potential Payments Upon Termination or Change-in-Control.”

Change-in-Control

For equity awards made in 2011 or later, under the 2010 Plan, as amended, unvested options and RSUs do not vest automatically in the event of a change-in-control. The treatment of unvested equity is described in further detail under “– Potential Payments Upon Termination or Change-in-Control.”

2017 PROXY STATEMENT 48

EXECUTIVE COMPENSATION

Clawback Policy

Our clawback policy requires the Chief Executive Officer and his executive direct reports, in all appropriate cases, to repay or forfeit any bonus, short-term incentive award or amount, or long-term incentive award or amount awarded to the executive, and any non-vested equity-based awards previously granted to the executive if:

The amount of the incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement or the correction of a material error; and
The executive engaged in intentional misconduct that caused or partially caused the need for the restatement or caused or partially caused the material error; and
The amount of the incentive compensation that would have been awarded to the executive, had the financial results been properly reported, would have been lower than the amount actually awarded.

Other Benefits

The CEO and each other NEO are eligible to participate in the health and welfare, defined contribution 401(k), and deferred compensation plans made available, per eligibility requirements, to all employees.

Tax Implications

Section 162(m) of the Code (as interpreted by IRS Notice 2007-49) denies a federal income tax deduction for certain compensation in excess of $1 million per year paid to the chief executive officer and the three other most highly-paid executive officers (other than the Company’s chief financial officer) of a publicly-traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders, are excluded from the deduction limit. In addition, “grandfather” provisions may apply to certain compensation arrangements that were entered into by a corporation before it was publicly held. The Compensation Committee’s policy is to qualify compensation paid to our executive officers for deductibility for federal income tax purposes to the extent permitted. However, to retain highly skilled executives and remain competitive with other employers, the Compensation Committee will have the right to authorize compensation that would not otherwise be deductible under Section 162(m) and to pay bonuses in any amount, including discretionary bonuses or bonuses with performance goals that are different from those under our annual incentive plan.

The annual incentive plan has been designed to permit the Compensation Committee to grant awards thereunder which are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (or any amendment thereto).

Submitted by the Compensation Committee of the Company’s Board of Directors:

Kathryn Marinello (Chairperson)

Harish Manwani

Vivek Ranadivé

Lauren Zalaznick

2017 PROXY STATEMENT 49

EXECUTIVE COMPENSATION

TABLES AND NARRATIVE DISCLOSURE

Summary Compensation Table

The following table presents information regarding compensation to our NEOs for the periods indicated.

Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5] ($)	All Other Compensation[6] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mitch Barns Chief Executive Officer	2016	1,000,000	—	5,737,698	1,657,089	1,700,000	3,186	24,516	10,122,489
	2015	1,000,000	—	4,937,630	1,500,002	1,545,000	3,316	116,837	9,102,785
	2014	998,462	—	3,407,277	1,054,680	1,365,000	7,897	124,576	6,957,892
Jamere Jackson Chief Financial Officer	2016	741,154	325,000	2,124,905	607,602	680,000	—	7,950	4,486,610
	2015	700,000	325,000	1,607,214	496,644	656,250	—	10,425	3,795,533
	2014	565,385	1,300,000	5,217,861	486,200	562,500	—	118,179	8,250,125
Steve Hasker Chief Operating Officer	2016	900,000	—	2,495,447	718,071	935,000	—	26,349	5,074,867
	2015	900,000	—	1,644,781	509,714	750,000	—	29,320	3,833,815
	2014	882,692	—	1,695,105	486,200	712,500	—	22,493	3,798,990
James Powell Chief Technology Officer	2016	750,000	—	1,016,398	359,036	623,000	—	22,788	2,771,222
Eric J. Dale Chief Legal Officer	2016	750,000	—	1,069,441	331,416	675,000	—	22,950	2,848,807

1	Bonus
For Mr. Jackson, the $1,300,000 amount shown in 2014 is the initial portion (paid in connection with his hire date of March 10, 2014) of the $2,600,000 payment meant to compensate him for the loss of his unvested SERP benefit from his previous employer, and the $325,000 amount shown in years 2015 and 2016 is the amount of the annual installments he received of the remaining $1,300,000 payment (over 4 years). Mr. Jackson is required to repay each payment in full if his employment terminates within one year following its receipt unless such termination is not for “cause” or is for “good reason.”

2	Stock Awards
Represents the aggregate grant date fair value of RSUs, annual incentive RSUs and performance RSUs awarded to each NEOs calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (the “FASB ASC Topic 718”). For a discussion of the assumptions and methodologies used to value the awards reported in column (e), please see Note 13 “Stock-Based Compensation” to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 17, 2017. All numbers exclude estimates of forfeitures. No awards were subject to re-pricing or material modifications.

Values for awards made in 2016:
Performance Restricted Stock Units – Target amounts granted on February 18, 2016 under the LTPP, based on the probable outcome of the relevant performance conditions – Messrs. Barns ($3,722,693), Jackson ($1,356,122), Hasker ($1,595,425), Powell ($691,395) and Dale ($638,211). The maximum awards at the date of grant are as follows: Messrs. Barns ($5,678,763), Jackson ($2,068,689), Hasker ($2,433,733), Powell ($1,054,685) and Dale ($973,555)
Restricted Stock Units – RSUs were granted to the NEOs on October 20, 2016 as follows: Messrs. Barns ($1,499,996), Jackson ($550,013), Hasker ($650,005), Powell ($325,003) and Dale ($299,978).
Annual Incentive RSUs – Values represent 25% of the 2015 plan year annual incentive awards granted on February 18, 2016: Messrs. Barns ($515,010), Jackson ($218,770), Hasker ($250,016) and Dale ($131,253).

3	Option Awards
Represents the aggregate grant date fair value of stock options awarded to each NEO calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to value the awards reported in column (f), please see Note 13 “Stock-Based Compensation” to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 17, 2017. All numbers exclude estimates of forfeitures. No awards were subject to repricing or material modifications and no awards were subject to performance conditions.

4	Annual incentive amounts for performance in 2016 were paid 100% in cash on February 24, 2017.

5	Change in Pension Value and Nonqualified Deferred Compensation Earnings
The amount indicated for Mr. Barns represents the actuarial change in pension value during 2016, relating to the Nielsen qualified plan and non-qualified excess plan. See “– Pension Benefits for 2016.”

2017 PROXY STATEMENT 50

EXECUTIVE COMPENSATION

6	All Other Compensation (2016 values)
Mr. Barns: financial planning expenses: $14,138; executive wellness expenses: $62; retirement plan contributions: $7,950; and value of dividend equivalents accrued on unvested RSUs arising from the equity award granted on July 26, 2012 prior to the introduction of our dividend policy in 2013: $2,366.
Mr. Jackson: retirement plan contributions: $7,950.
Mr. Hasker: financial planning expenses: $15,000; executive wellness expenses: $1,033; retirement plan contributions: $7,950; and value of dividend equivalents accrued on unvested RSUs arising from the equity award granted on July 26, 2012 prior to the introduction of our dividend policy in 2013: $2,366.
Mr. Powell: financial planning expenses: $15,000; and retirement plan contributions: $7,788.
Mr. Dale: financial planning expenses: $15,000; and retirement plan contributions: $7,950.

Grants of Plan-Based Awards in 2016

The following table presents information regarding grants to our NEOs during the fiscal year ended December 31, 2016.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name (a)	Grant Date (b)	Threshold[1] ($) (c)	Target[2] ($) (d)	Maximum[3] ($) (e)	Threshold[4] (#) (c)	Target[5] (#) (d)	Maximum[6] (#) (e)	All Other Stock Awards: Number of Shares of Stocks or Units (#) (i)	All Other Options Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards[7] ($) (l)
Mitch Barns		1,400,000	2,000,000	4,000,000	—	—	—	—	—	—	—
	2/18/2016	—	—	—	—	—	—	10,763	—	—	515,010
	2/18/2016	—	—	—	36,573	73,146	146,292	—	—	—	3,722,693
	10/20/2016	—	—	—	—	—	—	27,752	191,571	$54.05	3,157,085
Jamere Jackson		560,000	800,000	1,600,000	—	—	—	—	—	—	—
	2/18/2016	—	—	—	—	—	—	4,572	—	—	218,770
	2/18/2016	—	—	—	13,323	26,646	53,292	—	—	—	1,356,122
	10/20/2016	—	—	—	—	—	—	10,176	70,243	$54.05	1,157,615
Steve Hasker		770,000	1,100,000	2,200,000	—	—	—	—	—	—	—
	2/18/2016	—	—	—	—	—	—	5,225	—	—	250,016
	2/18/2016	—	—	—	15,674	31,348	62,696	—	—	—	1,595,425
	10/20/2016	—	—	—	—	—	—	12,026	83,014	$54.05	1,368,076
James Powell		525,000	750,000	1,500,000	—	—	—	—	—	—	—
	2/18/2016	—	—	—	6,793	13,585	27,170	—	—	—	691,395
	10/20/2016	—	—	—	—	—	—	6,013	41,507	$54.05	684,038
Eric J. Dale		525,000	750,000	1,500,000	—	—	—	—	—	—	—
	2/18/2016	—	—	—	—	—	—	2,743	—	—	131,253
	2/18/2016	—	—	—	6,270	12,540	25,080	—	—	—	638,211
	10/20/2016	—	—	—	—	—	—	5,550	38,314	$54.05	631,394

1	Represents 70% of the 2016 target award under the annual incentive plan.

2	Represents 100% of the 2016 target award under the annual incentive plan.

3	Represents 200% of the 2016 target award under the annual incentive plan.

4	Represents 50% of the number of performance restricted stock units awarded under the LTPP.

5	Represents the number of performance restricted stock units awarded under the LTPP.

6	Represents 200% of the number of performance restricted stock units awarded under the LTPP.

7	Represents the grant date fair values computed in accordance with FASB ASC Topic 718 of the following awards:

•	RSUs granted to Messrs. Barns, Jackson, Hasker and Dale on February 18, 2016, which each correspond to a value of 25% of the respective executive’s 2015 annual incentive plan cash payout

•	The target number of performance RSUs granted under the LTPP to all NEOs on February 18, 2016, based on the probable outcomes of the relevant performance conditions.

•	Stock option awards granted to all NEOs on October 20, 2016

•	RSUs granted to all NEOs on October 20, 2016

2017 PROXY STATEMENT 51

EXECUTIVE COMPENSATION

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2016 Table

Summary Compensation Table

Mr. Barns’ base salary and annual incentive target were unchanged from 2015 at $1,000,000 and $2,000,000, respectively. Based on the Compensation Committee’s full year performance assessment, Mr. Barns was awarded an annual incentive payment of $1,700,000.

Mr. Jackson’s base salary was increased from $700,000 to $750,000. His annual incentive target for 2016 remained unchanged at $800,000. Based on the Compensation Committee’s full year performance assessment, Mr. Jackson was awarded an annual incentive payment of $680,000. Additionally, Mr. Jackson received the third of five installments of the payment authorized by the Compensation Committee upon hire to compensate him for the loss of unvested SERP at his prior employer. Mr. Jackson is required to reimburse each installment in full if his employment is terminated within one year of receipt of each installment unless such termination is not for “cause” or is for “good reason”.

Mr. Hasker’s base salary was unchanged at $900,000. His annual incentive target for 2016 was increased from $950,000 to $1,100,000. Based on the Compensation Committee’s full year performance assessment, Mr. Hasker was awarded an annual incentive payment of $935,000.

Mr. Powell’s base salary and annual incentive target remained unchanged in 2016 at $750,000 each. Based on the Compensation Committee’s full year performance assessment, Mr. Powell was awarded an annual incentive payment of $623,000.

Mr. Dale’s base salary and annual incentive target remained unchanged in 2016 at $750,000 each. Based on the Compensation Committee’s full year performance assessment, Mr. Dale was awarded an annual incentive payment of $675,000.

For each NEO, approximately 50% of long-term incentive value is delivered in performance RSUs and 50% is split equally between time-based stock options and RSUs.

Grants of Plan Based Awards in 2016

Each year, the Compensation Committee reviews target LTI opportunities considering general industry market benchmarks and peer group data provided by Meridian, executives’ total direct compensation mix and prior year award values, individual role and responsibilities, Company financial performance and an assessment of each NEO’s individual performance.

On February 18, 2016 Messrs. Barns, Jackson, Hasker, and Dale were granted RSUs having a value equal to 25% of their 2015 annual incentive cash payout. The awards vest in two equal installments commencing on the anniversary of the grant date.

Each NEO was awarded performance RSUs under the LTPP on February 18, 2016.

The performance RSUs will be earned at the end of the 3-year period (January 1, 2016 – December 31, 2018) based on the Company’s performance against the plan metrics (as described under “– Long-Term Incentives (LTI) – Long-Term Performance Plan (LTPP)”).

On October 20, 2016, each NEO was granted awards of RSUs and stock options. Both RSUs and stock options time-vest ratably over four years on each anniversary of the grant date.

2017 PROXY STATEMENT 52

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table presents information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2016.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable[1]	Number of Securities Underlying Unexercised Options Unexercisable[1]	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[2]	Market Value of Shares or Units of Stock That Have Not Vested[2]
		(#)	(#)	($)		(#)	($)
Mitch Barns	3/18/2010	62,500	—	18.40	3/18/2020	—	—
	7/26/2012	80,000	—	27.98	7/26/2019	—	—
	7/25/2013	—	—	—	—	16,237	681,142
	9/25/2013	35,250	11,750	36.56	9/25/2020	2,423	101,645
	2/20/2014	—	—	—	—	43,500	1,824,825
	10/29/2014	70,500	70,500	41.92	10/29/2021	12,557	526,766
	2/12/2015	—	—	—	—	5,480	229,886
	2/19/2015	—	—	—	—	65,860	2,762,827
	10/29/2015	44,378	133,137	47.95	10/29/2022	24,186	1,014,603
	2/18/2016	—	—	—	—	11,027	462,583
	2/18/2016	—	—	—	—	73,146	3,068,475
	10/20/2016	—	191,571	54.05	10/20/2023	27,955	1,172,712
Jamere Jackson	3/10/2014	—	—	—	—	43,355	1,818,742
	3/10/2014	—	—	—	—	20,000	839,000
	10/29/2014	32,500	32,500	41.92	10/29/2021	5,804	243,478
	2/12/2015	—	—	—	—	2,258	94,723
	2/19/2015	—	—	—	—	20,860	875,077
	10/28/2015	14,624	43,874	48.35	10/28/2022	7,595	318,610
	2/18/2016	—	—	—	—	4,684	196,494
	2/18/2016	—	—	—	—	26,646	1,117,800
	10/20/2016	—	70,243	54.05	10/20/2023	10,250	429,988
Steve Hasker	12/21/2009	23,437	—	16.00	12/21/2019	—	—
	12/21/2009	19,531	—	32.00	12/21/2019	—	—
	5/11/2011	18,750	—	30.19	5/11/2018	—	—
	7/26/2012	40,000	—	27.98	7/26/2019	—	—
	7/25/2013	—	—	—	—	16,237	681,142
	9/25/2013	33,000	11,000	36.56	9/25/2020	2,423	101,645
	2/20/2014	—	—	—	—	20,100	843,195
	10/29/2014	32,500	32,500	41.92	10/29/2021	5,804	243,478
	2/12/2015	—	—	—	—	2,861	120,019
	2/19/2015	—	—	—	—	20,310	852,005
	10/28/2015	15,009	45,028	48.35	10/28/2022	7,797	327,084
	2/18/2016	—	—	—	—	5,353	224,558
	2/18/2016	—	—	—	—	31,348	1,315,049
	10/20/2016	—	83,014	54.05	10/20/2023	12,114	508,182
James Powell	7/23/2015	—	—	—	—	77,231	3,239,840
	7/23/2015	—	—	—	—	14,343	601,689
	10/28/2015	10,006	30,019	48.35	10/28/2022	5,197	218,014
	2/18/2016	—	—	—	—	13,585	569,891
	10/20/2016	—	41,507	54.05	10/20/2023	6,057	254,091
Eric J. Dale	8/3/2015	—	—	—	—	12,513	524,920
	10/28/2015	9,236	27,710	48.35	10/28/2022	4,797	201,234
	2/18/2016	—	—	—	—	2,810	117,880
	2/18/2016	—	—	—	—	12,540	526,053
	10/20/2016	—	38,314	54.05	10/20/2023	5,591	234,542

2017 PROXY STATEMENT 53

EXECUTIVE COMPENSATION

1	The option awards are subject to vesting schedules as follows:

    •    Option awards with exercise prices of $16 and $32:

•    For Mr. Hasker: 25% was scheduled to vest ratably on each of December 31, 2009, 2010, 2011 and 2012. 50% of the award was subject to performance vesting based on the achievement of pre-established EBITDA targets. Performance in 2010, 2011 and 2012 did not meet the pre-established targets. Performance-based options for these years converted to time-based options and vested on December 31, 2012, 2013 and 2014, respectively.

    •    Option awards with an exercise price of $18.40:

•    For Mr. Barns: one-third vested on each of March 18, 2011, 2012 and 2013.

    •    Option awards with exercise prices of $30.19, $27.98, $36.56, $41.92, $48.35, $47.95 and $54.05:

•    Vest ratably on each of the four anniversaries of the grant date.

2	The RSU awards are subject to vesting schedules as follows:

    •    The July 26, 2012, September 25, 2013, March 10, 2014 (Mr. Jackson only), October 29, 2014, October 28, 2015, October 29, 2015 (Mr. Barns only) and October 20, 2016 awards time-vest ratably on each of the four anniversaries of the grant date.

    •    The July 25, 2013 awards are special one-time RSU grants made to Messrs. Barns, and Hasker, and time-vest 20% on each of the anniversaries of the grant date in 2014 and 2015; and 30% on each subsequent grant date anniversary in 2016 and 2017.

    •    The February 10, 2014 awards made to Messrs. Barns, and Hasker are restricted shares awarded under the 2013 annual incentive plan that will time-vest 50% on each of the two anniversaries of the grant date in 2015 and 2016.

    •    The February 20, 2014 awards made to Messrs. Barns, and Hasker are performance RSUs, which were earned in accordance with the terms of the 2014 LTPP, in February 2017.

    •    The March 10, 2014 award of 20,000 performance RSUs made to Mr. Jackson upon his hire date were earned in accordance with the terms of the 2014 LTPP, in February 2017.

    •    The February 12, 2015 awards made to Messrs. Barns, Jackson, and Hasker are RSUs awarded under the 2014 annual incentive plan that will time-vest 50% on each of the two anniversaries of the grant date in 2016 and 2017.

    •    The February 19, 2015 awards made to Messrs. Barns, Jackson and Hasker are performance RSUs, which will vest, if earned in accordance with the terms of the 2015 LTPP, in February 2018.

    •    The July 13, 2015 award made to Mr. Powell vests ratably on each of the four anniversaries of the grant date. This grant was provided in accordance with his offer letter to compensate him for equity that Mr. Powell forfeited from his previous employer.

    •    The July 13, 2015 award made to Mr. Powell are performance RSUs, which will vest, if earned in accordance with the terms of the 2015 LTPP, in February 2018.

         The August 3, 2015 award made to Mr. Dale are performance RSUs, which will vest, if earned in accordance with the terms of the 2015 LTPP, in February 2018.

    •    The February 18, 2016 awards made to all NEOs are performance RSUs, which will vest, if earned in accordance with the terms of the 2016 LTPP, in February 2019.

    •    The February 18, 2016 awards made to Messrs. Barns, Jackson, Hasker and Dale are RSUs awarded under the 2015 annual incentive plan that will time-vest 50% on each of the two anniversaries of the grant date in 2017 and 2018.

3	Market value is based on the closing price of $41.95 per share on December 30, 2016.

2017 PROXY STATEMENT 54

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested in 2016

The following table presents information regarding the value realized by each of our NEOs upon the exercise of option awards or the vesting of stock awards during the fiscal year ended December 31, 2016.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
Name (a)	(b)	(c)	(d)	(e)
Mitch Barns	75,000	1,772,012	75,818	3,730,410
Jamere Jackson	—	—	28,701	1,408,520
Steve Hasker	—	—	60,801	3,041,119
James Powell	—	—	27,124	1,494,624
Eric J. Dale	—	—	1,587	70,875

Pension Benefits for 2016

The following table presents information regarding the pension arrangements with each of our NEOs during the fiscal year ended December 31, 2016.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
		(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
Mitch Barns	Qualified Plan	4.42	41,029	—
	Excess Plan	4.42	31,103	—
Jamere Jackson	—	—	—	—
Steve Hasker	—	—	—	—
James Powell	—	—	—	—
Eric J. Dale	—	—	—	—

Assumptions for Present Value of Accumulated Benefit

Present values at December 31, 2016 are the present value of accumulated benefits as used under ASC960 and were calculated using an interest rate of 4.39% for the Qualified Plan (as defined below) benefits and 4.22% for the Excess Plan (as defined below) benefits, an interest credit rate of 3.14% and the white collar retiree RP 2014 table backed off to 2007 mortality tables projected with mortality improvements based on the MMP2007 Scale. These assumptions are consistent with those used for the financial statements of the Company’s retirement plans.

United States Retirement Plans

Effective August 31, 2006, the Company froze its United States qualified and non-qualified defined benefit retirement plans. No participants may be added and no further basic credits (described below) may accrue after this date. The retirement plans, as in existence immediately prior to the freeze, are described below.

We maintain a tax-qualified retirement plan (the “Qualified Plan”), a cash-balance pension plan that covers eligible United States employees who have completed at least one year of service. Prior to the freeze, we added monthly basic and investment credits to each participant’s account. The basic credit equaled 3% of a participant’s eligible monthly compensation. At the point of freeze, all basic credits were stopped, but participants continue to receive investment credits.

Participants became fully vested in their accrued benefits after the earlier of five years of service or when the participant reached normal retirement age (which is the later of age 65 or the fifth anniversary of the date the participant first became eligible to participate in the plan). Unmarried participants receive retirement benefits as a

2017 PROXY STATEMENT 55

EXECUTIVE COMPENSATION

single-life annuity, and married participants receive retirement benefits as a qualified joint-and-survivor annuity. Participants can elect an alternate form of payment such as a straight-life annuity, a joint-and-survivor annuity, years certain-and-life income annuity or a level income annuity option. Lump sum payment of accrued benefits is only available if the benefits do not exceed $5,000. Payment of benefits begins at the later of the participant’s termination of employment or reaching age 40. The definition of compensation includes W-2 earnings plus deferrals minus unusual payments (e.g., stock awards, relocation and tuition reimbursement).

We also maintain a non-qualified retirement plan (the “Excess Plan”) for certain of our management and highly compensated employees. Prior to the freeze, the Excess Plan provided supplemental benefits to individuals whose benefits under the Qualified Plan are limited by the provisions of Section 415 and/or Section 401(a)(17) of the Code. The benefit payable to a participant under the Excess Plan is equal to the difference between the benefit actually paid under the Qualified Plan and the amount that would have been payable had the applicable Code limitations not applied. Although the Excess Plan is considered an unfunded plan and there is no current trust agreement for the Excess Plan, assets have been set aside in a “rabbi trust” fund. It is intended that benefits due under the Excess Plan will be paid from this rabbi trust or from the general assets of the Nielsen entity that employs the participants.

Mr. Barns is the only NEO who participates in the Qualified Plan and the Excess Plan.

Reduced early retirement benefits are available once the participant has reached age 40 and completed five years of service. Mr. Barns is eligible for early retirement. The early retirement benefits payable under both plans are actuarially reduced to be equivalent to the benefit payable at normal retirement age.

Nonqualified Deferred Compensation for 2016

The Company offers a voluntary nonqualified deferred compensation plan in the United States, which allows selected executives the opportunity to defer a significant portion of their base salary and incentive payments to a future date. Earnings on deferred amounts are determined with reference to designated mutual funds. Mr. Dale is the only NEO with a balance under this plan. Eligible employees may contribute up to 75% of their base salary and up to 90% of their annual incentive award.

The following table presents information regarding non-qualified deferred compensation arrangements with each of our NEOs during the fiscal year ended December 31, 2016.

	Executive Contributions in Last FY1	Registrant Contributions in Last FY	Aggregate Earnings in Last FY2	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
	($)	($)	($)	($)	($)
Name (a)	(b)	(c)	(d)	(e)	(f)
Mitch Barns	—	—	—	—	—
Jamere Jackson	—	—	—	—	—
Steve Hasker	—	—	—	—	—
James Powell		—	—	—	—
Eric J. Dale	6,500	—	197	—	7,115

1	Mr. Dale’s 2016 contribution of $6,500 was made from salary and is included in the Salary and Non-Equity Incentive Plan Compensation columns in the Summary Compensation Table.

2	Interest payments have not been reported in the Summary Compensation Table. Therefore, no contributions are reflected in the Summary Compensation Table.

2017 PROXY STATEMENT 56

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change-in-Control

The following table summarizes the circumstances under which our NEOs receive severance benefits upon termination or a change in control.

Summary of Potential Payments Upon Termination or Change in Control

Compensation Element	Change in Control	Termination due to Death or Disability	Termination by the Company without Cause or by the NEO for Good Reason	Retirement
Base Salary	The NEO is only entitled to base salary continuation if the NEO is terminated without cause or resigns for good reason.	N/A	Base salary continuation for one year.	N/A
Annual Incentive	The NEO is only entitled to a pro-rata portion of his or her annual incentive award for the year of termination (based on actual performance) if the NEO is terminated without cause or resigns for good reason.	N/A	A pro-rata portion of his or her annual incentive award for the year of termination (based on actual performance).	N/A
Health & Welfare Benefits	The NEO is only entitled to his or her health and welfare benefits for the NEO and his or her covered family members for the duration of the one year severance period if the NEO is terminated without cause or resigns for good reason.	N/A	Continued health and welfare benefits for the NEO and his or her covered family members for the duration of the one year severance period.	N/A
Stock Options

All unvested options will vest upon a change in control if the acquiring entity does not agree to assume such options.

If the options are assumed, they will continue to vest in accordance with their terms.

A pro-rata portion of the options that were granted before 2015 and that are scheduled to vest on the next vesting date following the NEO’s termination will vest upon the date of termination, with such pro-rata portion determined based on the number of days the NEO was employed from the immediately preceding vesting date through the date of termination, relative to 365 days.

All unvested options that were granted in 2015 or after vest on the date of termination.

			A pro-rata portion of the options that are scheduled to vest on the next vesting date following the NEO’s termination will vest upon the date of termination, with such pro-rata portion determined based on the number of days the NEO was employed from the immediately preceding vesting date through the date of termination, relative to 365 days.	N/A
RSUs	All unvested RSUs will vest upon a change in control if the acquiring entity does not agree to assume such RSUs. If the RSUs are assumed, they will continue to vest in accordance with their terms.

A pro-rata portion of the RSUs that were granted before 2015 and that are scheduled to vest on the next vesting date following the NEO’s termination will vest upon the date of termination, with such pro-rata portion determined based on the number of days the NEO was employed from the immediately preceding vesting date through the date of termination, relative to 365 days.

All unvested RSUs that were granted in 2015 or after vest on the date of termination.

			A pro-rata portion of the RSUs that are scheduled to vest on the next vesting date following the NEO’s termination will vest upon the date of termination, with such pro-rata portion determined based on the number of days the NEO was employed from the immediately preceding vesting date through the date of termination, relative to 365 days.	N/A

2017 PROXY STATEMENT 57

EXECUTIVE COMPENSATION

Compensation Element	Change in Control	Termination due to Death or Disability	Termination by the Company without Cause or by the NEO for Good Reason	Retirement
Performance Restricted Stock Units (PRSUs)

All unvested PRSUs will vest upon a change in control (based on the target number of PRSUs subject to each outstanding award) if the acquiring entity does not agree to assume such PRSUs.

If the PRSUs are assumed, then they will become vested at the target level of performance (without regard to the achievement of the applicable performance criteria) on the last day of the applicable 3-year performance period, if the NEO remains employed by the Company or its successor on such date, or, if earlier, upon the NEO’s termination of employment for any reason other than by the Company or its successor for Cause or by the NEO without Good Reason (and other than due to Retirement).

With respect to PRSUs granted before 2015, the NEO remains eligible to earn a number of PRSUs equal to the product of (i) the total number of PRSUs that would have become vested based on the level of attainment of the applicable performance goals if the NEO had remained employed through the end of the 3-year performance period, and (ii) a fraction, the numerator of which is the number of days in the performance period that have elapsed through the date of termination, and the denominator of which is 1095.

All unvested PRSUs that were granted in 2015 or after vest on the date of termination (based on the target number of PRSUs subject to each outstanding award).

The NEO remains eligible to earn a number of PRSUs equal to the product of (i) the total number of PRSUs that would have become vested based on the level of attainment of the applicable performance goals if the NEO had remained employed through the end of the 3-year performance period, and (ii) a fraction, the numerator of which is the number of days in the performance period that have elapsed through the date of termination, and the denominator of which is 1095.

As described under the column headed “Change in Control,” if the termination occurs following a change in control, then all PRSUs subject to the award will vest at the target level upon such termination.

The NEO remains eligible to earn a number of PRSUs equal to the product of (i) the total number of PRSUs that would have become vested based on the level of attainment of the applicable performance goals if the NEO had remained employed through the end of the 3-year performance period, and (ii) a fraction, the numerator of which is the number of days in the performance period that have elapsed through the date of termination, and the denominator of which is 1095.

As described under the column headed “Change in Control,” if the termination occurs following a change in control, then all PRSUs subject to the award will vest at the target level upon such termination.

1	“Retirement” means (i) any statutorily mandated retirement date required under applicable law or (ii) such other retirement date as may be approved by the Company. On a case by case basis, the Compensation Committee may approve the continuation of vesting of unvested equity awards upon an NEO’s retirement.

The severance payments and benefits consisting of base salary continuation, pro-rata annual incentive award and health and welfare benefits continuation for Mr. Barns and Mr. Hasker are provided in the form of a Severance Agreement and for Messrs. Jackson, Powell and Dale in terms substantially defined in their offer letters. Such payments and benefits are subject to their compliance with certain restrictive covenants (as described under “–Restrictive Covenants”) and their execution (without revocation) of a general waiver and release of claims.

2017 PROXY STATEMENT 58

EXECUTIVE COMPENSATION

If, on December 31, 2016, an NEO’s employment had been terminated without cause by the Company, or an NEO had resigned for good reason, each would have received total payments and benefits as shown in the following table:

Severance Payments and Benefits

	Multiple of Base Salary	Base Salary x Multiple $	Annual Incentive Award $	Health & Welfare Benefits $	Total $
Mitch Barns	1x	1,000,000	$1,700,000	7,300	2,707,300
Jamere Jackson	1x	750,000	$680,000	7,300	1,437,300
Steve Hasker	1x	900,000	$935,000	7,300	1,842,300
James Powell	1x	750,000	$623,000	7,300	1,380,300
Eric J. Dale	1x	750,000	$675,000	7,300	1,432,300

In addition, under the applicable form of award agreement under the 2010 Plan, as amended, if, on December 31, 2016, an NEO’s employment had been terminated for one of the reasons set forth in the table below, the NEO would have been entitled to receive accelerated vesting and/or post-termination continued vesting with respect to the long-term incentive awards granted to such NEO prior to such date as described in the table below and the corresponding footnotes:

NEO	Termination Due to Death or Disability $		Termination by the Company without Cause or the NEO for Good Reason $		Retirement $
Mitch Barns
Stock Options	16,837	(1)	16,837	(1)	—
RSUs	3,246,114	(2)	1,173,269	(2)	—
PRSUs	5,831,302	(3,4)	—	(4)	—(4)
Total	9,094,253		1,190,106		—
Jamere Jackson
Stock Options	83	(1)	83	(1)	—
RSUs	1,793,529	(2)	1,084,191	(2)	—
PRSUs	1,992,877	(3,4)	—	(4)	—(4)
Total	3,786,488		1,084,274		—
Steve Hasker
Stock Options	15,677	(1)	15,677	(1)	—
RSUs	1,522,112	(2)	730,366	(2)	—
PRSUs	2,167,053	(3,4)	—	(4)	—(4)
Total	3,704,842		746,043		—
James Powell
Stock Options	—	(1)	—	(1)	—
RSUs	3,711,946	(2)	498,313	(2)	—
PRSUs	1,171,580	(3)	—	(4)	—(4)
Total	4,883,525		498,313		—
Eric J. Dale
Stock Options	—	(1)	—	(1)	—
RSUs	553,656	(2)	140,867	(2)	—
PRSUs	1,050,973	(3)	—	(4)	—(4)
Total	1,604,629		140,867		—

2017 PROXY STATEMENT 59

EXECUTIVE COMPENSATION

1	The amount shown is calculated by multiplying (a) the total number of unvested options held by the NEO on December 31, 2016 that would have been accelerated on that date, as described in the “Summary of Potential Payments Upon Termination or Change in Control” table by (b) the difference between (i) $41.95, which was the closing price of a common share of the Company on December 30, 2016 and (ii) the applicable exercise price of the unvested options.

2	The amount shown is calculated by multiplying (a) the total number of unvested RSUs held by the NEO on December 31, 2016 that would have been accelerated on that date, as described in the “Summary of Potential Payments Upon Termination or Change in Control” table by (b) $41.95, which was the closing price of a common share of the Company on December 30, 2016.

3	The amount shown is calculated by multiplying (a) the total target number of unvested PRSUs that were granted in 2015 or after, held by the NEO on December 31, 2016 that would have been accelerated on that date, as described in the “Summary of Potential Payments Upon Termination or Change in Control” table by (b) $41.95, which was the closing price of a common share of the Company on December 30, 2016.

4	No amount has been included for the pro-rata portion of the PRSUs that continue to be eligible to vest because as of the date hereof, it is not known if, or at what level, the applicable performance metrics will be achieved. If such termination had occurred following a change in control the PRSUs would have vested at target. For these amounts, see table below “Accelerated Vesting of Equity Awards if Not Assumed in Change in Control”.

2017 PROXY STATEMENT 60

EXECUTIVE COMPENSATION

In addition, on a change-in-control, if the acquiring entity does not assume the awards or provide for the issuance of substitute awards on an equitable basis, any unvested options or RSUs granted in 2013, 2014, 2015 and 2016 under the 2010 Plan, as amended, would become vested and exercisable in full, and any unearned, unvested performance RSUs under the LTPP would become vested at 100% of the target award. As of December 31, 2016, the value of any accelerated vesting of options and RSUs would be as set forth in the following table.

Accelerated Vesting of Equity Awards if Not Assumed in Change in Control

Name	Grant Date	Unvested Options	Exercise Price	Unvested RSUs	LTPP	Fair Market Value as of 12/30/2016	Value of Accelerated Unvested Options & RSUs & LTPP
Mitch Barns	7/25/2013	—	—	16,237		$41.95	$681,142
	9/25/2013	11,750	36.56			$41.95	$63,333
	9/25/2013			2,423		$41.95	$101,645
	2/20/2014	—	—		43,500	$41.95	$1,824,825
	10/29/2014	70,500	41.92			$41.95	$2,115
	10/29/2014			12,557		$41.95	$526,766
	2/12/2015	—	—	5,480		$41.95	$229,886
	2/19/2015	—	—		65,860	$41.95	$2,762,827
	10/29/2015	133,137	47.95			$41.95	$0
	10/29/2015			24,186		$41.95	$1,014,603
	2/18/2016	—	—	11,027		$41.95	$462,583
	2/18/2016	—	—	—	73,146	$41.95	$3,068,475
	10/20/2016	191,571	54.05			$41.95	$0
	10/20/2016			27,955		$41.95	$1,172,712
							$11,910,911
Jamere Jackson	3/10/2014	—	—	43,355		$41.95	$1,818,742
	3/10/2014	—	—		20,000	$41.95	$839,000
	10/29/2014	32,500	41.92			$41.95	$975
	10/29/2014			5,804		$41.95	$243,478
	2/12/2015	—	—	2,258		$41.95	$94,723
	2/19/2015	—	—		20,860	$41.95	$875,077
	10/28/2015	43,874	48.35			$41.95	$0
	10/28/2015			7,595		$41.95	$318,610
	2/18/2016	—	—	4,684		$41.95	$196,494
	2/18/2016	—	—		26,646	$41.95	$1,117,800
	10/20/2016	70,243	54.05			$41.95	$0
	10/20/2016			10,250		$41.95	$429,988
							$5,934,886
Steve Hasker	7/25/2013	—	—	16,237		$41.95	$681,142
	9/25/2013	11,000	36.56			$41.95	$59,290
	9/25/2013			2,423		$41.95	$101,645
	2/20/2014	—	—		20,100	$41.95	$843,195
	10/29/2014	32,500	41.92			$41.95	$975
	10/29/2014			5,804		$41.95	$243,478
	2/12/2015	—	—	2,861		$41.95	$120,019
	2/19/2015	—	—		20,310	$41.95	$852,005
	10/28/2015	45,028	48.35			$41.95	$0
	10/28/2015			7,797		$41.95	$327,084
	2/18/2016	—	—	5,353		$41.95	$224,558
	2/18/2016	—	—		31,348	$41.95	$1,315,049
	10/20/2016	83,014	54.05			$41.95	$0
	10/20/2016			12,114		$41.95	$508,182
							$5,276,622

2017 PROXY STATEMENT 61

EXECUTIVE COMPENSATION

Name	Grant Date	Unvested Options	Exercise Price	Unvested RSUs	LTPP	Fair Market Value as of 12/30/2016	Value of Accelerated Unvested Options & RSUs & LTPP
James Powell	7/23/2015	—	—	77,231		$41.95	$3,239,840
	7/23/2015	—	—		14,343	$41.95	$601,689
	10/28/2015	30,019	48.35			$41.95	$0
	10/28/2015			5,197		$41.95	$218,014
	2/18/2016	—	—		13,585	$41.95	$569,891
	10/20/2016	41,507	54.05			$41.95	$0
	10/20/2016			6,057		$41.95	$254,091
							$4,883,525
Eric J. Dale	8/3/2015	—	—		12,513	$41.95	$524,920
	10/28/2015	27,710	48.35			$41.95	$0
	10/28/2015			4,797		$41.95	$201,234
	2/18/2016	—	—	2,810		$41.95	117,880
	2/18/2016	—	—		12,540	$41.95	$526,053
	10/20/2016	38,314	54.05			$41.95	$0
	10/20/2016			5,591		$41.95	$234,542
							$1,604,629

Restrictive Covenants

Pursuant to the severance agreements of Messrs. Barns and Hasker, and in the case of Messrs. Jackson, Powell, and Dale pursuant to the terms of restrictive covenant agreements executed in conjunction with their offer letters, they have agreed not to disclose any Company confidential information at any time during or after their employment with Nielsen. In addition, they have agreed that, for the duration of their severance period following a termination of their employment with Nielsen, they will not solicit Nielsen’s employees or customers or materially interfere with any of Nielsen’s business relationships. They have also agreed not to act as an employee, investor or in another significant function in any business that directly or indirectly competes with any business of the Company.

2017 PROXY STATEMENT 62

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, we are submitting for shareholder consideration a separate resolution to determine, on a non-binding, advisory vote, whether a shareholder vote to approve the compensation of our named executive officers (that is, similar to Proposal No. 5 in this proxy statement) should occur every one, two or three years.

A non-binding, advisory vote to determine the frequency of the shareholder vote on executive compensation is required at least every six years. The last one occurred at the 2011 annual general meeting. At such time, a majority of the shareholders voted that the non-binding, advisory vote on executive compensation should occur every three years. However, the Board subsequently decided to propose, and has proposed, at each annual general meeting of shareholders the approval of the compensation of our named executive officers.

After careful consideration, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate policy for Nielsen at this time, and, therefore, our Board recommends that you vote for future advisory votes on executive compensation to occur each year.

In formulating its recommendation, our Board recognized that the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance. However, because executive compensation disclosures are made annually, the Board considered that an annual advisory vote on executive compensation allows our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our shareholders may have different views as to what is the best approach for Nielsen, and we look forward to hearing from our shareholders on this proposal. Finally, we recognize that the widely adopted standard among public companies listed in the United States is to adopt an annual advisory vote on executive compensation.

While the results of this vote are non-binding and advisory in nature, our Board intends to carefully consider them. You will have four options to vote: one year, two years, three years or abstain. In the event no option receives a majority of the votes cast, the Board intends to consider the option that receives the most votes. However, the Board may in the future decide to conduct a vote on executive compensation on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to the executive compensation programs.

The Board of Directors recommends that shareholders vote “ONE YEAR” with respect to how frequently a non-binding, advisory shareholder vote to approve the compensation of the Company’s named executive officers should occur.

2017 PROXY STATEMENT 63

In accordance with the requirements of the UK Companies Act 2006, the UK Annual Report and Accounts contains:

1.	a statement by the Chairperson of the Compensation Committee of the Board of Directors (the “Chairperson’s Statement”);

2.	an abridged version of the directors’ compensation policy (the “Directors’ Compensation Policy”) approved by the shareholders at the Company’s 2016 annual general meeting of the shareholders; and

3.	the annual report on directors’ compensation (the “Annual Report on Directors’ Compensation”), setting out directors’ compensation for the year ended December 31, 2016.

The Chairperson’s Statement and the Annual Report on Directors’ Compensation (collectively the “Directors’ Compensation Report”) is reproduced in Annex A to this proxy statement. An annual non-binding advisory shareholder vote is required on the Directors’ Compensation Report. While the results of this vote are non-binding and advisory in nature (which means the Director’s entitlements to compensation are not conditional upon the resolution being passed), the Board intends to carefully consider the results of this vote. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal.

No vote is necessary at the Annual Meeting regarding the Directors’ Compensation Policy (which is reproduced in Annex B to this proxy statement and in the Directors’ Remuneration Report of the UK Annual Report and Accounts) as shareholders approved the Directors’ Compensation Policy at our 2016 annual general meeting and the policy is not proposed to be amended. In the absence of any changes to the Directors’ Compensation Policy, the prior approval of the Directors’ Compensation Policy is valid for three financial years (i.e., until December 31, 2019), which date is the latest by which the Company would be required to pass a further shareholder resolution to approve its Directors’ Compensation Policy. It is intended that, unless required earlier, the Company’s shareholders will next be asked to approve the Directors’ Compensation Policy at the 2019 annual meeting of shareholders.

The Board of Directors recommends that the shareholders vote “FOR” the approval of the Directors’ Compensation Report (items 1 and 3 above).

2017 PROXY STATEMENT 64

This section is provided in accordance with applicable SEC rules. The Compensation Committee reviews director compensation. The Committee’s objectives are to compensate our directors in a manner that attracts and retains highly qualified directors and aligns their interests with those of our long-term shareholders.

In 2016, the Committee engaged its independent compensation advisory firm, Meridian, to assist the Committee in its review of the competitiveness and structure of the Company’s compensation to independent directors. This review included a benchmark of our director compensation against 20 companies, including the companies that our Compensation Committee examines as a source of benchmarking data when examining the competitiveness of our executive compensation practices. The Compensation Committee did not recommend a change to the form or amount of director compensation at this time.

DIRECTOR COMPENSATION FOR THE 2016 FISCAL YEAR

The following table provides information on the 2016 compensation of non-management directors who served for all or a part of 2016. We also reimburse directors for reasonable out-of-pocket expenses attendant to their Board service.

Name	Fees Earned or Paid in Cash ($)	[1]	Stock Awards ($)	[1]	Total ($)
James A. Attwood Jr.	—		390,000		390,000
David L. Calhoun[2]	—		284,753		284,753
Karen M. Hoguet	—		265,000		265,000
James M. Kilts	80,000		160,000		240,000
Harish Manwani	80,000		160,000		240,000
Kathryn Marinello	—		240,000		240,000
Alexander Navab[3]	—		—		—
Robert C. Pozen	—		255,000		255,000
Vivek Ranadivé	—		240.000		240,000
Javier G. Teruel	100,000		160,000		260,000
Lauren Zalaznick	—		220,000		220,000

1	In 2016, each of our independent directors were entitled to receive an annual cash retainer of $80,000. Chairpersons of the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee were entitled to additional annual compensation of $25,000, $20,000 and $15,000, respectively. Commencing January 1, 2016, a Board Chairperson fee has been implemented in the amount of $150,000, with half that amount to be paid in quarterly installments in cash and the other half to be paid in quarterly installments in the form of Deferred Stock Units (“DSUs”).

Also, in 2016, independent directors were entitled to annual equity grants in the form of DSUs with a fair market value of $160,000, A DSU represents an unfunded and unsecured right to receive one Nielsen share following the termination of the director’s service with Nielsen. DSUs are granted at fair market value on the grant date and vest in four substantially equal quarterly installments. DSUs accrue dividend equivalents (in the form of additional DSUs).

All cash fees are payable quarterly unless the director elects to defer the receipt of their cash payments into DSUs.

Pursuant to the directors’ deferred compensation plan, Messrs. Attwood, Calhoun, Pozen and Ranadivé and Mses. Hoguet, Marinello and Zalaznick elected to defer 100% of their cash Board and committee fees in 2016 into DSUs. The number of DSUs credited to the director’s DSU account in lieu of his or her quarterly fees is based on the closing trading price of a Nielsen share on the date the cash fees would otherwise be payable. The dollar value of fees deferred into DSUs in 2016 for Mses. Hoguet, Marinello and Zalaznick and Messrs. Pozen, Calhoun, Ranadivé and Attwood was $105,000, $80,000, $60,000, $95,000, $80,000, $80,000 and $230,000, respectively. These amounts include regular Board and committee chairperson fees for

2017 PROXY STATEMENT 65

DIRECTOR COMPENSATION

each such director. Amounts in the “Stock Awards” column also include the dollar value of the annual DSU grant made to each director in May 2016 of $160,000 for services to be performed from May 2016 through April 2017. The dollar amount shown in the “Stock Awards” column represents the aggregate grant date fair value of DSUs calculated in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. Ms. Zalaznick commenced receiving fees on April 1, 2016. Mr. Calhoun received a prorated DSU grant reflecting service from January 1, 2016 to April 30, 2016.

2	In connection with his departure as the Company’s Chief Executive Officer and his appointment as the Executive Chairman of the Company’s Board of Directors effective January 1, 2014, the Company entered into a Transition Agreement with Mr. Calhoun, dated as of November 5, 2013, which provided for the right of Mr. Calhoun to earn certain compensation granted to him in his position as Chief Executive Officer. Mr. Calhoun stepped down as Chairman of the Company’s Board effective December 31, 2015, but he continued to serve as a director. He commenced receiving fees as a director effective January 1, 2016. He will not stand for re-election at the Annual Meeting.

3	Resigned from the Board effective January 11, 2016.

Each of Ms. Hoguet and Messrs. Calhoun, Pozen, Ranadivé and Teruel had an aggregate of 31,120, 600,000, 40,335, 4,941 and 34,172 options to acquire our shares, respectively, outstanding on December 31, 2016. Also on that date, each of Mses. Hoguet, Marinello and Zalaznick and Messrs. Attwood, Calhoun, Kilts, Manwani, Pozen, Ranadivé and Teruel had an aggregate of 22,474, 10,928, 3,572, 10,696, 4,914, 6,535, 6,348, 22,020, 21,518 and 17,094 DSUs, respectively, which comprise DSUs received in lieu of cash Board fees, DSUs awarded annually under the equity plan and dividend equivalents accrued in the form of DSUs (as described above). Of these DSU amounts, 776, 776, 776, 776, 1,015, 776, 776, 776, 776, and 776, respectively, were not vested as of December 31, 2016. Each of Ms. Hoguet and Messrs. Pozen and Teruel had on December 31, 2016 an aggregate of 4,000, 10,364 and 3,855 of our shares, respectively, received in lieu of cash Board fees or otherwise granted to them by the Company during their tenure as directors.

Share Ownership Guidelines

In June 2011, our Board adopted share ownership guidelines pursuant to which directors who receive fees for their service are required to maintain equity ownership in our Company equivalent to at least five times their annual cash fees. Shares beneficially owned by these directors, including vested and unvested DSUs and jointly-owned shares, are included in the calculation. Directors are expected to meet these guidelines within five years from the later of the adoption of the guidelines, their appointment as a director or the commencement of the receipt of director fees. The guidelines and share ownership for this purpose as of February 28, 2017 are set forth below.

	Guideline Shares	Share Ownership
Mr. Attwood	27,000	31,472
Mr. Calhoun	10,000	736,921
Ms. Hoguet	13,000	27,250
Mr. Kilts	10,000	7,311	[1]
Mr. Manwani	10,000	7,124	[2]
Ms. Marinello	12,000	11,704	[3]
Mr. Pozen	11,000	222,060
Mr. Ranadivé	10,000	22,294
Mr. Rawlinson	10,000	844	[4]
Mr. Teruel	10,000	21,725
Ms. Zalaznick	10,000	4,348	[5]

1	Mr. Kilts has until 1/1/2020 to be in compliance with our stock ownership guidelines.

2	Mr. Manwani has until 1/22/2020 to be in compliance with our stock ownership guidelines.

3	Ms. Marinello has until 11/1/2019 to be in compliance with our stock ownership guidelines. Ms. Marinello will not stand for re-election.

4	Mr. Rawlinson has until 2/8/2022 to be in compliance with our stock ownership guidelines.

5	Ms. Zalaznick has until 4/28/2021 to be in compliance with our stock ownership guidelines.

2017 PROXY STATEMENT 66

The following table sets forth equity compensation plan information regarding options to acquire the Company’s shares, restricted stock units, deferred stock units and performance restricted shares at December 31, 2016.

Plan category	Number of securities to be issued upon exercise of outstanding options and rights		Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders[1]	10,613,165	[2]	40.19	8,726,779
Equity compensation plans not approved by security holders	0		0	0
Total	10,613,165	[2]	40.19	8,726,779

1	These shares may be issued pursuant to the 2010 Plan, as it may be amended from time to time.

2	Includes 1,459,661 restricted stock units, 129,394 deferred stock units and 865,942 performance restricted shares.

2017 PROXY STATEMENT 67

The following table sets forth certain information regarding beneficial ownership of Nielsen’s shares as of March 1, 2017 (except as indicated in the footnotes) with respect to:

•	each person or group of affiliated persons known by Nielsen to own beneficially more than 5% of our outstanding shares of any class, together with their addresses;

•	each of Nielsen’s directors;

•	each of Nielsen’s Named Executive Officers; and

•	all directors and nominees and executive officers as a group.

Percentage computations are based on 357,375,091 of our shares outstanding as of March 1, 2017.

	Nielsen Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
The Vanguard Group, Inc.[1]	32,811,710	9.2%
BlackRock, Inc.[2]	28,932,128	8.1%
Capital Research Global Investors[3]	27,723,831	7.8%
GIC Private Limited[4]	20,589,362	5.8%
James A. Attwood, Jr.[5]	30,696	*
David L. Calhoun[6]	1,106,144	*
Karen M. Hoguet[7]	57,594	*
James M. Kilts[8]	6,536	*
Harish Manwani[9]	6,348	*
Kathryn V. Marinello[10]	10,928	*
Robert Pozen[11]	261,620	*
Vivek Ranadivé[12]	26,459	*
David Rawlinson[13]	0
Javier G. Teruel[14]	55,122	*
Lauren Zalaznick[15]	3,572	*
Mitch Barns[16]	436,947	*
Jamere Jackson[17]	84,991	*
Steve Hasker[18]	241,227	*
Eric J. Dale[19]	11,194
James Powell[20]	23,776
All Directors and Executive Officers as a group (19 persons)[21]	2,394,895	.67%

*	less than 1%

1	Based on the Schedule 13G filed by The Vanguard Group, Inc. on February 10, 2017, The Vanguard Group, Inc. has sole voting power with respect to 534,598 of our shares, shared voting power with respect to 60,729 of our shares, sole investment power with respect to 32,216,790 of our shares and shared investment power with respect to 594,920 of our shares, including 435,891 shares which are also beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., as a result of its serving as investment manager of collective trust accounts, and 257,736 shares beneficially owned by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., as a result of its serving as investment manager of Australian investment offerings. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

2	Based on the Schedule 13G filed by BlackRock, Inc. on January 25, 2017, BlackRock, Inc. has sole voting power with respect to 26,076,826 of our shares, sole investment power with respect to 28,904,863 of our shares, and shared voting power and shared investment power with respect to 27,265 of our shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

3	Based on the Schedule 13G filed by Capital Research Global Investors on February 13, 2017, Capital Research Global Investors has sole voting power and sole investment power with respect to the shares it holds in Nielsen. The address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

2017 PROXY STATEMENT 68

OWNERSHIP OF SECURITIES

4	Based on the Schedule 13G filed by GIC Private Limited on January 25, 2017, GIC Private Limited has sole voting power and sole investment power with respect to 13,398,368 of our shares and shared voting power and shared investment power with respect to 7,190,994 of our shares. The address of GIC Private Limited is 168, Robinson Road #37-01, Capital Tower, Singapore 068912.

5	Of the shares shown as beneficially owned, 10,696 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2017 and amounts that vest within 60 days thereafter.

6	Of the shares shown as beneficially owned, 600,000 represent rights to acquire shares through the exercise of options and 4,913 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2017 and amounts that vest within 60 days thereafter.

7	Of the shares shown as beneficially owned, 31,120 represent rights to acquire shares through the exercise of options and 22,474 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2017 and amounts that vest within 60 days thereafter.

8	Of the shares shown as beneficially owned, 6,536 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2017 and amounts that vest within 60 days thereafter.

9	Of the shares shown as beneficially owned, 6,348 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2017 and amounts that vest within 60 days thereafter.

10	Of the shares shown as beneficially owned, 10,928 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2017 and amounts that vest within 60 days thereafter.

11	Of the shares shown as beneficially owned, (a) 40,335 represent rights to acquire shares through the exercise of options, (b) 22,021 represent rights to receive shares upon the payout of vested deferred stock units and (c) 18,600 shares are owned by a charitable foundation for which Mr. Pozen and his spouse are trustees with investment power. Includes amounts vested as of March 1, 2017 and amounts that vest within 60 days thereafter.

12	Of the shares shown as beneficially owned, 4,941 represent rights to acquire shares through the exercise of options and 21,518 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2017 and amounts that vest within 60 days thereafter.

13	Mr. Rawlinson became a director on February 8, 2017.

14	Of the shares shown as beneficially owned, 34,172 represent rights to acquire shares through the exercise of options and 17,095 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2017 and amounts that vest within 60 days thereafter.

15	Ms. Zalaznick became a director on April 28, 2016. Of the shares shown as beneficially owned, 3,572 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2017 and amounts that vest within 60 days thereafter.

16	Of the shares shown as beneficially owned, 292,628 represent rights to acquire shares through the exercise of options. Includes amounts vested as of March 1, 2017 and amounts that vest within 60 days thereafter.

17	Of the shares shown as beneficially owned, 47,124 represent rights to acquire shares through the exercise of options. Includes amounts vested as of March 1, 2017 and amounts that vest within 60 days thereafter.

18	Of the shares shown as beneficially owned, 182,227 represent rights to acquire shares through the exercise of options. Includes amounts vested as of March 1, 2017 and amounts that vest within 60 days thereafter.

19	Of the shares shown as beneficially owned, 9,236 represent rights to acquire shares through the exercise of options. Includes amounts vested as of March 1, 2017 and amounts that vest within 60 days thereafter.

20	Of the shares shown as beneficially owned, 10,006 represent rights to acquire shares through the exercise of options. Includes amounts vested as of March 1, 2017 and amounts that vest within 60 days thereafter.

21	Of the shares shown as beneficially owned, 1,263,216 represent rights to acquire shares through the exercise of options. Includes amounts vested as of March 1, 2017 and amounts that vest within 60 days thereafter.

2017 PROXY STATEMENT 69

Section 16(a) of the Exchange Act requires our executive officers, directors, persons who own more than 10% of a registered class of our equity securities and certain entities associated with the foregoing (the “Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Reporting Persons are required by SEC rules to furnish us with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC.

Based solely on our review of copies of such reports and written representations from the Reporting Persons, we believe that the Reporting Persons complied with all Section 16(a) filing requirements during 2016, except that we failed to file on a timely basis one Form 4 for two transactions on behalf of Mr. Calhoun.

REVIEW, APPROVAL OR RATIFICATION OF CERTAIN TRANSACTIONS WITH RELATED PERSONS

We have adopted a written Related Person Transaction Policy which requires that all Related Person Transactions (defined as all transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which any Related Person (defined as any person described in paragraph (a) of Item 404 of Regulation S-K) will have a direct or indirect material interest) be approved or ratified by a committee of the Board composed solely of independent directors who are disinterested or by the disinterested members of the Board.

2017 PROXY STATEMENT 70

If any shareholder wishes to propose a matter for consideration at our 2018 annual general meeting of shareholders under the SEC’s shareholder proposal rule (Rule 14a-8(e) of the Exchange Act), the proposal should be mailed by certified mail return receipt requested, to the Company Secretary, Nielsen Holdings plc, 40 Danbury Road, Wilton, Connecticut 06897. To be eligible under the SEC’s shareholder proposal rule for inclusion in our 2018 annual general meeting proxy statement and form of proxy, the proposal must be received by the Company Secretary on or before December 7, 2017.

Shareholder(s) meeting the requirements of the UK Companies Act 2006 and our articles of association are able to propose a resolution to be considered at the 2018 annual general meeting. In order to do so, the qualifying shareholder(s) must adhere to certain procedural requirements set out in the UK Companies Act 2006 and our articles of association, including notifying us in writing of such proposed resolution at least six weeks prior to the 2018 annual general meeting or, if later, the time the notice of the 2018 annual general meeting is given. Such written notification must identify the proposed resolution and must be authorized by the person(s) making it. The notification may be delivered in hard copy form to the Company Secretary at 40 Danbury Road, Wilton, Connecticut 06897 or in hard copy or electronically to our Investor Relations department, whose contact information is available on our website, www.nielsen.com/investors, under Contact Us. We may decide to include such proposed resolution in the proxy statement or circulate it separately. In addition, we may decide not to circulate a resolution proposed by shareholder(s) at the meeting that would be ineffective (whether by reason of inconsistency with any enactment or our articles of association) or is otherwise defamatory, frivolous or vexatious.

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request, and the Company will promptly deliver, a separate copy of the notice or the proxy materials by contacting the Company Secretary, Nielsen Holdings plc, 40 Danbury Road, Wilton, Connecticut 06897; telephone number, (203) 563-3500.

Available at www.proxyvote.com (use the 16-digit control number included on your Notice or proxy card) and at www.nielsen.com/investors.

2017 PROXY STATEMENT 71

We filed our Annual Report on Form 10-K for the year ended December 31, 2016 with the SEC on February 17, 2017. All of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K, are available free of charge on our website, www.nielsen.com/investors under SEC Filings. Copies of our Annual Report on Form 10-K for the year ended December 31, 2016, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to:

Company Secretary

40 Danbury Road,

Wilton, Connecticut 06897

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Emily Epstein

Company Secretary

2017 PROXY STATEMENT 72

The following questions and answers are intended to address briefly some commonly asked questions regarding our Annual Meeting. They may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement, its annexes and the documents referred to in this proxy statement for more information.

Q:	WHY AM I BEING PROVIDED WITH THESE PROXY MATERIALS?

A:	We are providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at our Annual Meeting, and at any postponements or adjournments of the Annual Meeting. A Notice of Annual General Meeting of Shareholders required under the UK Companies Act 2006 is also included in this proxy statement. We have either (1) delivered to you a Notice and made these proxy materials available to you on the Internet or (2) delivered printed versions of these materials, including a proxy card, to you by mail. We encourage you to read the proxy statement carefully.

Q:	WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

A:	Pursuant to SEC rules, we have elected to provide shareholders access to our proxy materials over the Internet. We believe that this e-proxy process will expedite our shareholders’ receipt of proxy materials and lower the costs, and reduce the environmental impact, of our Annual Meeting. Accordingly, we sent a Notice on or about April 6, 2017 to shareholders of record entitled to vote at the Annual Meeting. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice and to download printable versions of the proxy materials or to request and receive a printed set of the proxy materials from us. Instructions on how to access the proxy materials over the Internet or to request a printed copy from us may be found on the Notice. We encourage you to read the proxy statement carefully.

Q:	WHAT WILL I NEED IN ORDER TO ATTEND THE ANNUAL MEETING?

A:	We will be hosting the Annual Meeting live via the Internet. There is no physical meeting location for the Annual Meeting. Any shareholder can attend the Annual Meeting live via the Internet at nielsen.onlineshareholdermeeting.com. The webcast will start at 9:00 a.m. (Eastern Time) on May 23, 2017. You will need your 16-digit control number included on your Notice or proxy card in order to be able to enter the Annual Meeting. Instructions on how to attend and participate via the Internet are posted at www.proxyvote.com (before the meeting) and nielsen.onlineshareholdermeeting.com (during the meeting). Shareholders may vote and ask questions while attending the Annual Meeting via the Internet. However, shares held through Nielsen’s 401(k) plan cannot be voted online at the Annual Meeting.

2017 PROXY STATEMENT 73

GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Q:	WHAT AM I VOTING ON?

A:	You are being asked to vote on the following proposals scheduled to be voted on at the Annual Meeting:

To elect or re-elect the Directors of the Board as listed herein;

To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017;

To reappoint Ernst & Young LLP as the Company’s UK statutory auditor to audit the Company’s UK statutory annual accounts for the year ending December 31, 2017 and to hold office from the completion of this Annual Meeting until the completion of the next general meeting of the shareholders at which the UK statutory accounts are presented;

To authorize the Audit Committee to determine the compensation of Ernst & Young LLP in its capacity as the Company’s UK statutory auditor;

To approve on a non-binding, advisory basis the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the SEC rules;

To determine on a non-binding, advisory basis whether a shareholder vote to approve the compensation paid to the Company’s named executive officers should occur every one, two or three years; and

To approve on a non-binding, advisory basis the Directors’ Compensation Report for the year ended December 31, 2016, which is set out in the UK Annual Report and Accounts and this proxy statement.

Shareholders may also be asked to consider such other business as may properly come before the Annual Meeting or any adjournments or postponement thereof.

Q:	WHO IS ENTITLED TO VOTE?

A:	Holders of shares in the Company as of the close of business on March 24, 2017, the record date, may vote at the Annual Meeting.

Q:	WHAT CONSTITUTES A QUORUM?

A:	Generally, two shareholders present at the meeting and entitled to vote are a quorum.

Q:	HOW MANY VOTES DO I HAVE?

A:	You are entitled to one vote at our Annual Meeting for each share held by you at the close of business on March 24, 2017. As of March 24, 2017, the Company had 357,284,124 shares in issue.

Q:	HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL?

A:	Each proposal scheduled to be voted on in the Annual Meeting will be proposed as an annual resolution and requires the affirmative vote of a simple majority of the votes cast at the Annual Meeting in person or by proxy. It is important to note that votes on Proposal nos. 2, 5, 6 and 7 are non-binding and advisory. Therefore, the Company and/or the Board of Directors may determine to act in a manner inconsistent with the outcomes of such votes. However, the Board values the opinions of the Company’s shareholders as expressed through their advisory votes and, accordingly, the Board intends to review and consider the voting results on such resolutions. In the case of Proposal no. 6, in the event no option receives a majority of the votes cast, the Board intends to consider the option that receives the most votes.

2017 PROXY STATEMENT 74

GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Q:	HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

A:	Our Board recommends that you vote “For” Proposal Nos. 1, 2, 3, 4, 5 and 7 and for “One Year” with respect to Proposal No. 6.

Q:	HOW DO I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?

A:	If you are a shareholder of record on March 24, 2017, you may vote by granting a proxy:

•

By Internet: You may submit your proxy by going to www.proxyvote.com (before the meeting) or at nielsen.onlineshareholdermeeting.com (during the meeting) and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit control number included on your Notice or proxy card in order to vote by Internet.

•

By Telephone: You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit control number included on your Notice or proxy card in order to vote by telephone.

•

By Mail: You may submit your proxy by completing, signing and dating your proxy card (if you received one) where indicated and by mailing. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

For shares held in “street name,” you may vote by submitting voting instructions to your bank, broker or nominee.

Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Time) on May 22, 2017 for the voting of shares held by shareholders of record or held in “street name” and 11:59 p.m. (Eastern Time) on May 18, 2017 for the voting of shares held through Nielsen’s 401(k) plan.

Mailed proxy cards with respect to shares held by shareholders of record or in “street name” must be received no later than May 22, 2017. Mailed proxy cards with respect to shares held through Nielsen’s 401(k) plan must be received no later than May 18, 2017.

Q:	MAY I VOTE AT THE ANNUAL MEETING RATHER THAN BY PROXY?

A:	Although we encourage you to vote through the Internet or the telephone or to complete and return a proxy card (if you received one) prior to the Annual Meeting to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares online, unless you hold your shares through Nielsen’s 401(k) plan, which cannot be voted online at the Annual Meeting.

You will need your 16-digit control number included on your Notice or proxy card in order to be able to enter the Annual Meeting online. If you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OR ONE SET OF PROXY MATERIALS ON OR ABOUT THE SAME TIME?

A:	It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card (if you received one) or, if you vote by Internet or telephone, vote once for each Notice or proxy card you receive.

2017 PROXY STATEMENT 75

GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Q:	MAY I CHANGE MY VOTE OR REVOKE MY PROXY?

A:	Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may change your vote and revoke your proxy by:

•	Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on May 22, 2017;

•	Submitting a properly signed proxy card (if you received one) with a later date that is received no later than May 22, 2017;

•	Sending a written statement to that effect to our Company Secretary, provided such statement is received no later than May 22, 2017; or

•	Attending the Annual Meeting, revoking your proxy and voting online.

If you hold shares through the Nielsen 401(k) plan, you may change your vote and revoke your proxy by any of the first three methods listed above if you do so no later than 11:59 p.m. (Eastern Time) on May 18, 2017. You cannot, however, revoke or change your proxy with respect to shares held through the Nielsen 401(k) plan after that date, and you cannot vote those shares at the Annual Meeting.

If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy by attending the Annual Meeting online.

We will honor the proxy with the latest date. However, no revocation will be effective unless we receive notice of such revocation at or prior to the deadlines mentioned above. For those shareholders who submit a proxy electronically or by telephone, the date on which the proxy is submitted in accordance with the instructions listed on the Notice or the proxy card is the date of the proxy.

Q:	HOW ARE VOTES COUNTED?

A:	Abstentions: Votes may be cast in favor of or against or you may abstain from voting. If you intend to abstain from voting for any director nominee or any other proposal, you will need to check the abstention box for such director nominee or proposal, in which case your vote will not have any effect on the outcome of the election of such director nominee or on the outcome of such proposal.

Broker Non-Votes: Broker non-votes occur when shares held by a bank, broker or other nominee are not voted with respect to a proposal because (1) the bank, broker or other nominee has not received voting instructions from the shareholder who beneficially owns the shares and (2) the bank, broker or other nominee lacks the authority to vote the shares at its/his/her discretion. Proposals Nos. 1, 5, 6 and 7 are considered to be non-routine matters under NYSE rules. Accordingly, any bank, broker or other nominee holding your shares will not be permitted to vote on those proposals at the meeting without receiving voting instructions from you.

If you just sign and submit your proxy card (if you received one) without giving specific voting instructions, this will be construed as an instruction to vote the shares as recommended by the Board of Directors, so your shares will be voted “FOR” each director nominee listed herein (Proposal No. 1), “FOR” Proposal Nos. 2, 3, 4, 5 and 7 and for “ONE YEAR” for Proposal No. 6 , and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted on.

Abstentions and broker non-votes will not affect the voting results.

Q:	WHO WILL COUNT THE VOTES?

A:	Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

2017 PROXY STATEMENT 76

GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Q:	COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

A:	At the date this proxy statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement.

If other matters are properly presented to be considered and voted on at the Annual Meeting for consideration and you are a shareholder of record and have submitted a proxy card (if you received one), the persons named in your proxy card will have the discretion to vote on those matters for you.

Q:	WHO IS SOLICITING MY PROXY?

A:	Proxies are being solicited by and on behalf of our Board of Directors. Proxies may be solicited by directors, officers or employees (for no additional compensation) in person or by telephone, internet and facsimile transmission. In addition, we have hired D.F. King & Co., Inc. to assist in soliciting proxies.

Q:	WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?

A:	We will pay the cost of soliciting proxies. We expect to pay approximately $10,000 plus reasonable out-of-pocket expenses for D.F. King & Co., Inc. to assist in soliciting proxies.

COMPANY INFORMATION AND MAILING ADDRESS

Nielsen Holdings plc is a public limited company incorporated under the laws of England and Wales.

Our shares trade in U.S. dollars on the NYSE under the symbol “NLSN.” Our principal executive offices in the United States are located at 85 Broad Street, New York, NY 10004. Our telephone number is 1 (646) 654-5000. Our website address is www.nielsen.com. Information on our website is not incorporated into this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 23, 2017:

This proxy statement, our Annual Report for the year ended December 31, 2016 (including the Annual Report on Form 10-K for the year ended December 31, 2016), our UK Annual Report and Accounts for the year ended December 31, 2016, which consists of the UK statutory accounts, the UK statutory directors’ report, the UK statutory directors’ compensation report, the UK statutory strategic report and the UK statutory auditor’s report and related information prepared in connection with the Annual Meeting are available at www.proxyvote.com and www.nielsen.com/investors. You will need the 16-digit control number included on your Notice or proxy card in order to access the proxy materials on www.proxyvote.com. In addition, if you have not received a copy of our proxy materials and would like one, you may download an electronic copy of our proxy materials or request a paper copy at www.proxyvote.com, or by telephone at 1-800-579-1639 or by email to sendmaterial@proxyvote.com. If requesting materials by email, please send a blank email with the 16-digit control number included on your Notice. You will also have the opportunity to request paper or email copies of our proxy materials for all future shareholder meetings.

2017 PROXY STATEMENT 77

This report sets out the relevant disclosures in relation to directors’ remuneration for the financial year ended 31 December 2016. The report has been prepared in accordance with the requirements of the U.K. Large and Medium sized Companies and Groups (Accounts & Reports) (Amendment) Regulations 2013 which apply to the Company. The relevant sections of the report have been audited by Ernst & Young LLP.

For avoidance of doubt please note that in the U.S. the term “Compensation” is used instead of “Remuneration”.

The Directors’ Compensation Report is divided into the following sections:

•	The Statement from the Compensation Committee (“Committee”) Chairperson; and

•

The Annual Report on Directors’ Compensation which sets out Director compensation for 2016. The Annual Report on Directors’ Compensation together with the Statement from the Compensation Committee Chairperson is subject to an advisory vote at the Annual Meeting.

STATEMENT FROM THE COMPENSATION COMMITTEE CHAIRPERSON

Compensation Philosophy

Executive Directors

Nielsen’s executive compensation program which applies to our Executive Director, Mitch Barns as Chief Executive Officer (“CEO”), is designed to incent and reward the executive team to deliver sustained financial performance and long-term value to shareholders. The primary objectives of Nielsen’s executive compensation program are to:

•	attract and retain top executive talent

•	motivate executives to accomplish short-term business performance goals that drive planned long-term business objectives and deliver long-term sustainable value to shareholders

•	align executive interests and rewards with long-term shareholder value

•	differentiate rewards based on quantitative assessments of business financial performance and individual contributions towards core objectives

Non-Executive Directors

Our compensation program for Non-Executive Directors is designed to attract and retain Directors who possess the requisite knowledge, skills, and experience to support and oversee the Company. Our policy is to deliver a substantial portion of Directors’ compensation in the form of Deferred Stock Units (“DSUs”) in order to align rewards to Nielsen’s long-term performance and create shareholder value. A DSU represents an unfunded and unsecured right to receive one Nielsen share following the termination of the Director’s services. Each Director is required to acquire and maintain a threshold level of share ownership. Our share ownership guidelines for Directors are described in more detail on page A-9 of this report

2016 Compensation Program Changes and Highlights

Executive Director Program

Our Directors’ Compensation Policy that was approved by shareholders at our Annual General Meeting on June 21, 2016 applies to our Executive Director, as CEO.

2017 PROXY STATEMENT A-1

DIRECTORS’ COMPENSATION REPORT

In 2016, our shareholders continued to show confidence in Nielsen’s executive compensation program with 98% of the votes cast at our shareholder meeting affirming our executive compensation program on an advisory basis and 98% approving our Directors’ Compensation Policy on a binding basis. In 2016, we continued a robust outreach program to our shareholders to discuss topics including Company performance, our executive compensation programs, and how we disclose information in our proxy statement. Each meeting, which was led by the Chairman of the Board, resulted in valuable feedback that we used to strengthen the disclosure of our compensation programs. We continue to strive to keep our programs simple and focused on meaningful performance metrics.

The Committee took actions consistent with the Company’s philosophy and commitment to align with shareholder value, promote meritocracy and ensure good corporate governance. Notable highlights and/or changes made by the Committee are set out in the following table.

Modifications to peer groups

The Company uses two peer groups each of whose composition is reviewed annually by the Committee.

The Executive Compensation Peer Group is used as one of the factors in determining pay for Executive and Non-Executive Directors. The peer group companies are selected based on business relevance and size as measured by revenue and market capitalization. After a review by the Compensation Committee, IMS Health Holdings, Inc. (currently known as QuintilesIMS Health Holdings, Inc) was added and DirectTV Group Holdings, LLC was removed. McGraw-Hill Financial, Inc. was retained in the peer group and is now known as S&P Global, Inc. The full peer group is disclosed in our 2017 Proxy Statement under “Compensation Practices and Governance – Benchmarking.”

The Long Term Performance Plan (“LTPP”) Peer Group is used to benchmark our relative Total Shareholder Return performance pursuant to this plan. Companies in the peer group are selected to represent a comparable investment profile to Nielsen by virtue of their being in comparable businesses or being representative of the markets we serve. The Committee performed a detailed review of the peer group and decided that no changes were necessary for 2016. The full peer group is disclosed in our 2017 Proxy Statement under “How Pay Decision are Made – Long-Term Performance Plan (“LTPP”).”

Share Ownership Guidelines	After a market review of our share ownership guidelines, the Committee approved a change to our policy such that guidelines would be recalculated each year for Executive Directors (and non-Executive Directors) using the closing share price of Nielsen stock on December 31 regardless of whether the Director already met the ownership guideline. Previously, once a Director met the share ownership guideline an annual recalculation was not performed unless there was a change in role or compensation. In addition, the Committee approved including unvested time-based RSUs and DSUs in the calculation towards meeting the share ownership guidelines.
Adjustments to Annual Incentive Plan payout policy	In 2016, the Committee noted that the proportion of equity in executives’ total annual pay mix had reached the targeted range. Therefore for the 2016 plan year the Committee decided that annual incentive payouts would revert to being paid 100% in cash (versus 75% cash and 25% in Restricted Stock Units that had been our practice since 2013).
Equity Grants

In 2016, the Committee delegated authority to Nielsen’s CEO and Executive Director Mitch Barns to make equity grants to employees (other than Section 16 Officers) in order to reward outstanding performance or to retain or attract critical talent. Individual awards may not exceed $300,000 and the total annual value of awards made by the CEO may not exceed $2,500,000.

Base Salary	The Committee re-affirmed its policy to review salaries in intervals of 24-36 months (except in the event of a role change or other special circumstances). Increases in compensation will be more heavily weighted to equity in order to further emphasize long-term equity in the executive pay mix.

We believe that the individual components and levels of compensation paid to Nielsen’s Executive Director are consistent with our philosophy and are serving their purposes well – motivate accomplishment of annual performance goals that drive long-term business objectives and deliver sustainable long-term value to our shareholders. We will continue to monitor the design and effectiveness of our executive compensation programs as they apply to our Executive Director annually and make modifications as appropriate.

Non-Executive Director Program

Mr. Attwood was appointed Chairman of the Board effective January 1, 2016 having previously served as the Company’s Lead Independent Director during 2015. The Board approved fees and an annual DSU grant for Mr. Attwood within the terms of our policy. No other changes were made to Non-Executive Director compensation in 2016 other than the afore-mentioned change to our share ownership calculation methodology.

There were two new Non-Executive Directors added to the Board. Lauren Zalaznick joined the Board on April 28, 2016 and David Rawlinson joined the Board on February 8, 2017.

/s/ Kathryn Marinello

Chairperson of the Compensation Committee

2017 PROXY STATEMENT A-2

DIRECTORS’ COMPENSATION REPORT

ANNUAL REPORT ON DIRECTORS’ COMPENSATION

The following is provided on an audited basis.

Compensation of Executive Director

The following table sets forth the compensation of Mitch Barns, our CEO, who is our Executive Director, during 2015 and 2016:

	Base Salary	Benefits and Other[1]	Annual Bonus	Long Term Incentives[2]	Pensions[3]	Total
2016	1,000,000	24,327	1,700,000	4,548,242	7,950	7,280,519
2015	1,000,000	111,902	1,545,000	2,109,268	7,950	4,774,121

1	Taxable benefits paid to Mr. Barns include but are not limited to financial planning, healthcare benefits and Company paid life insurance benefits.

2	The amounts disclosed in this column represent the vesting date fair market value of awards and includes any dividend equivalents paid.

Values for awards vested in 2016 were due to the CEO’s ongoing employment with the Company:

Stock Options: 7/26/2016 ($524,200), 9/25/2016 ($197,048), 10/29/2016 ($96,585) and 10/29/2016 ($0)

RSUs: 2/10/2016 ($111,867), 2/12/2016 ($252,907), 7/25/2016 ($884,845), 7/26/2016 ($219,144), 9/25/2016 ($128,205), 10/29/2016 ($278,366) and 10/29/2016 ($357,369)

Performance Restricted Shares: 2/18/2016 ($1,497,705)

3	The amounts indicated for Mr. Barns represent 401(k) employer matching contributions.

2017 PROXY STATEMENT A-3

DIRECTORS’ COMPENSATION REPORT

Compensation of Non-Executive Directors

The following table sets forth the compensation of our Non-Executive Directors during 2015 and 2016:

	Board Fees	Board Chairman Fee	Committee Chair Fees	Equity Vesting	Total
James Attwood[1]
2016	80,000	150,000		167,891	397,891
2015	40,000	15,000	—	28,112	83,112
David Calhoun[2]
2016	80,000			7,584,715	7,664,715
2015	—	—	—	7,534,051	7,534,051
Karen Hoguet
2016	80,000		25,000	152,891	257,891
2015	80,000	—	20,000	137,418	237,418
James Kilts[3]
2016	80,000			165,378	245,378
2015	80,000	—	—	109,063	189,063
Harish Manwani[4]
2016	80,000			163,176	243,176
2015	80,000	—	—	102,691	182,691
Kathryn Marinello[5]
2016	80,000			152,891	232,891
2015	80,000	—	—	74,478	154,478
Robert Pozen
2016	80,000		15,000	152,891	247,891
2015	80,000	—	15,000	137,418	232,418
Vivek Ranadivé
2016	80,000			152,891	232,891
2015	80,000	—	—	137,418	217,418
Javier Teruel
2016	80,000		20,000	152,891	252,891
2015	80,000	—	15,000	137,418	232,418
Lauren Zalaznick[6]
2016	60,000	—		75,893	135,893

1	Mr. Attwood received a prorata equity grant for the period beginning July 1, 2015 to May 1, 2016. He was appointed Chairman of the Board on January 1, 2016. 2015 Board Chairman fees paid to Mr. Attwood were paid in his capacity of Lead Independent Director.

2	Mr. Calhoun became an independent director as of January 1, 2016.

3	Mr. Kilts received a prorata equity grant for the period beginning January 1, 2015 to May 1, 2015.

4	Mr. Manwani received a prorata equity grant for the period beginning January 22, 2015 to May 1, 2015.

5	Ms. Marinello’s received a prorata equity grant for the period beginning November 3, 2014 to May 1, 2015.

6	Ms. Zalaznick was appointed to the Board on April 28, 2016.

2017 PROXY STATEMENT A-4

DIRECTORS’ COMPENSATION REPORT

Following its annual review of Non-Executive Director compensation the Board concurred that no adjustments to Non-Executive Director compensation were appropriate. Changes previously approved by the Board and disclosed in the 2015 report went into effect on January 1, 2016 and are expected to be in force until December 31, 2018.

Compensation Component (Annual)	2016	Future
Board Fees[1]	$ 80,000	$ 80,000
Board Chair Fee[2]	150,000	$150,000
Committee Chair Fee	Governance: $ 15,000 Compensation: $ 20,000 Audit: $ 25,000	Governance: $ 15,000 Compensation: $ 20,000 Audit: $ 25,000
Equity Grant[3]	$160,000	$160,000

1	Directors may elect to receive Board fees in cash or in DSUs.

2	Board Chair fees are paid 50% in cash and 50% in DSUs. The Board Chair may elect to receive the cash portion in DSUs.

3	The annual equity grant is delivered in DSUs and vests in equal installments each quarter over 1 year.

Mr. Attwood was appointed Chairman of the Board effective January 1, 2016 having previously served as the Company’s Lead Independent Director during 2015. In addition, there were two new Non-Executive Directors added to the Board. Ms. Zalaznick joined the Board on April 28, 2016 and Mr. Rawlinson joined the Board on February 8, 2017.

Performance Against Performance Targets for Annual Incentive for our Executive Director

A maximum annual incentive payout fund for the CEO is determined by a formula which calculates 2% of Adjusted EBITDA performance and allocates it to each executive officer in proportions ranging between 10% and 18% of the fund. This yielded a maximum fund of $6,977,000 for the CEO. The Committee exercises negative discretion to determine final payouts using the Annual Incentive Plan Formula (described below). This qualifies payouts under the plan as tax deductible under US tax code Section 162(m).

Annual Incentive Plan Formula

The funding/initial payout formula (shown below) correlates EBITDA (as defined on page B-2 of the Directors’ Compensation Policy) growth from the prior year with payout percentages indexed to target opportunities. For 2016, a funding/initial payout of 100% is achieved when EBITDA performance meets the target of 7% growth. Maximum funding and individual payouts are capped at 200% of target. Threshold performance yields a payout/initial funding of 70%. If performance falls below the threshold – no payouts are funded.

2016 Performance-Payout Formula

Performance Milestones	Growth vs Prior Year (index %)	Funding/ Initial Payout %
Maximum	160%	200%
Exceptional	115%	111%
Target	107%	100%
Minimum	97%	70%
< Minimum	<97%	Zero

Additionally, the Committee considers total company financial performance and the Executive Director’s contribution to that performance. Performance against objectives is assessed and consideration given to qualitative factors such as degree of difficulty, extraordinary market circumstances and leadership impact. As a result, the initial payout may be adjusted up or down to ensure that total performance is reflected in the final payout.

2017 PROXY STATEMENT A-5

DIRECTORS’ COMPENSATION REPORT

2016 Results

•	The Committee assessed the EBITDA performance growth index at 101% yielding a funding percentage of 87% and the initial payout was set at 87% of our Executive Director’s target bonus opportunity.

•

Before approving the incentive plan funding, the Committee assessed the Company’s free cash flow performance against annual plan objectives. The Committee has discretion to reduce the fund by up to 30% if free cash flow falls short of objectives. There is no discretion to increase the fund in the event that free cash flow performance exceeds objectives.

•

We define free cash flow as net cash provided by operating activities less capital expenditure. For a reconciliation of free cash flow to net cash provided by operating activities, see “Executive Compensation – Compensation Discussion and Analysis – Executive Summary” in the 2017 Proxy Statement.

•

The Committee reviewed the Company’s free cash flow performance, which was within our target range at 16.5% growth over prior year (as shown under “Executive Compensation – Compensation Discussion and Analysis – Executive Summary – Business Performance” and “Executive Compensation – Compensation Discussion and Analysis – 2016 Pay Decisions and Performance – Total Company Performance – Financial” in the 2017 Proxy Statement). Therefore, no reduction was made to the incentive funding.

Performance Against Performance Targets for Long-Term Incentive Vesting for our Executive Director

2016 Awards

The following table shows the aggregate grant date fair value (based on the share price and Black-Scholes values on the grant date) and the number of the restricted stock units and stock options granted in 2016 to our Executive Director under the Nielsen 2010 Stock Incentive Plan.

Year		Time Vested RSUs		Performance Vested RSUs			Options			Vesting Date [1]	Total Value
	Share price on grant date	Grant Date Fair Value	# of RSUs	Grant Date Fair Value	# of RSUs	% Receivable if minimum performance achieved	Grant Date Fair Value	# of Options	Exercise price
2016	$54.05	1,499,996	27,752	3,722,693	73,146	50%	1,657,089	191,571	$54.05	10/20/2020	6,879,778

1	RSU and stock option awards vest over four years in equal annual installments on the anniversary of the grant date. Performance RSUs will be earned and vested in February 2019.

Time-Vested Restricted Stock Unit Awards

The following table provides information regarding the time-vested restricted stock units outstanding at the beginning and end of the year ended December 31, 2016 for our Executive Director:

Award Date	End of Vesting Period	Unvested RSUs Outstanding at 1/1/2016[1]	RSUs Granted	RSUs Vested[1]	Unvested RSUs Outstanding at 12/31/2016[1]	Market Price Per Share on Award Date	Market Price Per Share on Vesting Date
7/26/2012	7/26/2016	3,999	—	4,044	—	$27.98	$54.19
7/25/2013	7/25/2017	31,697	—	16,024	16,237	$33.25	$55.22
9/25/2013	9/25/2017	4,728	—	2,404	2,423	$36.56	$53.33
2/10/2014	2/10/2016	2,463	—	2,463	—	$45.13	$45.42
10/29/2014	10/29/2018	18,385	—	6,233	12,557	$41.92	$44.66
2/12/2015	2/12/2017	10,697	—	5,348	5,480	$43.57	$47.29
10/29/2015	10/29/2019	31,475	—	8,002	24,186	$47.95	$44.66
2/18/2016	2/18/2020	—	10,763	—	11,027	$47.85	N/A
10/20/2016	10/20/2020	—	27,752	—	27,955	$54.05	N/A

1	Amounts include additional shares acquired from dividend equivalents

2017 PROXY STATEMENT A-6

DIRECTORS’ COMPENSATION REPORT

Performance-Vested Restricted Stock Unit Awards

The following provides information regarding the performance-vested restricted stock units outstanding at the beginning and end of the year ended December 31, 2016 for our Executive Director:

Award Date	Vest Date	Measurement Period	Unvested RSUs Outstanding at 1/1/2016	RSUs Granted	RSUs Vested	RSUs Forfeited	Unvested RSUs Outstanding at 12/31/2016	Fair Value Per Share on Grant Date	Market Price Per Share on Vesting Date	Value on Vesting Date
2/20/2013	February 2016	2013-2015	50,000	—	31,300	18,700	—	$32.25	$47.85	$1,497,705
2/20/2014	February 2017	2014-2016	43,500	—	—	—	43,500	$46.40	N/A	N/A
2/19/2015	February 2018	2015-2017	65,860	—	—	—	65,860	$45.55	N/A	N/A
2/18/2016	February 2019	2016-2018	—	73,146	—	—	73,146	$47.85	N/A	N/A

1.	The target number of shares granted was 25,000. The 2013 award was made in the form of restricted shares. We were required to issue the maximum number of shares that may have become payable under the plan (200%). Actual payout was 125% of target (31,300).

LTPP participants are awarded a target number of performance RSUs that are earned subject to the Company’s performance against two cumulative three-year performance metrics, Relative Total Shareholder Return (“Relative TSR”) and Free Cash Flow (“FCF”), with assigned ratings of 40% and 60% respectively. The Committee decided to assign more weight to the FCF metric over which executives have relatively more direct control. Our Committee has decided not to disclose the actual FCF targets because it is commercially sensitive information.

The following sets forth the LTPP performance thresholds for LTPP grants made in 2014, 2015 and 2016.

Relative TSR	Weighting	Performance	30th Percentile Relative to Peers (Threshold)	50th Percentile Relative to Peers (Target)	75th Percentile Relative to Peers (Maximum)
	40%	Payout	50%	100%	200%

Free Cash Flow	Weighting	Performance	85% of target	100% of target	120% of target
	60%	Payout	50%	100%	200%

Time-Vested Stock Option Awards

The following provides information regarding the time-vested stock options outstanding at the beginning and end of the year ended December 31, 2016 for our Executive Director:

Award Date	Outstanding at 1/1/16	Granted During 2016	Exercised During 2016	Outstanding at 12/31/2016	# of Securities Underlying Unexercised Options (#) Exercisable	# of Securities Underlying Unexercised Options (#) Unexercisable	Exercise price	Expiration Date
3/5/2007[1]	6,235	—	—	—	—	—	$16.00	3/5/2017
3/5/2007[1]	1,039	—	—	—	—	—	$32.00	3/5/2017
3/18/2010	62,500	—	—	62,500	62,500	—	$18.40	3/18/2020
5/11/2011	75,000	—	75,000	—	—	—	$30.19	5/11/2018
7/26/2012	80,000	—	—	80,000	80,000	—	$27.98	7/26/2019
9/25/2013	47,000	—	—	47,000	35,250	11,750	$36.56	9/25/2020
10/29/2014	141,000	—	—	141,000	70,500	70,500	$41.92	10/29/2021
10/29/2015	177,515	—	—	177,515	44,378	133,137	$47.95	10/29/2022
10/20/2016	N/A	191,571	—	191,571	—	191,571	$54.05	10/20/2023

1	The awards were cancelled on February 16, 2016 as they did not meet performance criteria and never vested.

2017 PROXY STATEMENT A-7

DIRECTORS’ COMPENSATION REPORT

Pensions

Pension Benefits for 2016

The following table presents information regarding the pension benefits for our Executive Director during the fiscal year ended December 31, 2016.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mitch Barns	Qualified Plan	4.42	41,029	—
	Excess Plan	4.42	31,103	—

For details on the assumptions used to determine the present value of the accumulated benefit and on our US Retirement Plans, please refer to the 2017 Proxy Statement under “Pension Benefits for 2016.”

Participants in the Qualified Plan become fully vested in their accrued benefits after the earlier of five years of service or when the participant reaches normal retirement age (which is the later of age 65 or the fifth anniversary of the date the participant first became eligible to participate in the plan).

Reduced early retirement benefits are available to Mr. Barns under the Excess Plan once he reached age 40 and completed 5 years of service. Mr. Barns is eligible for early retirement. The early retirement benefits payable are actuarially reduced to be equivalent to the benefit payable at normal retirement age for Mr. Barns.

Non-Executive Directors do not receive pension benefits.

Effective August 31, 2006, the Company froze its United States qualified and non-qualified defined benefit retirement plans.

Payments to Past/Former Directors

There were no payments to past/former Directors for the year ended December 31, 2016.

Payments for Loss of Office

There were no payments for loss of office for the year ended December 31, 2016.

2017 PROXY STATEMENT A-8

DIRECTORS’ COMPENSATION REPORT

Statement of the Directors Shareholding and Share Interests

In 2011, our Board adopted share ownership guidelines, pursuant to which our Directors who receive fees for their services are required to maintain equity ownership in our Company. The share ownership guideline for our Executive Director is six times his base salary and for our Non-Executive Directors is five times their annual cash fees (including Board Retainer, Board Chair, and Committee Chair Fees). Shares beneficially owned by these Directors, including vested DSUs and jointly-owned shares, unvested DSUs, and unvested RSUs in the case of our Executive Director, are included in the calculation. These Directors are expected to meet the guidelines within five years from the later of the adoption of the guidelines or their appointments as a Director or the commencement of the receipt of Director fees. A Director may not sell or dispose of shares for cash unless the share ownership policy is satisfied. The share ownership guidelines are reviewed annually generally in the first Compensation Committee meeting of the year. As of December 31, 2016, seven of the Directors have met the guidelines and four of the Directors were still working toward meeting their guideline. The following table provides details on the Directors’ shareholdings as at December 31, 2016:

Director	Beneficially Owned Shares	% Shareholding Guidelines Achieved	Vested but Unexercised options	Exercised Options	RSU Awards Subject to Performance	RSU Awards Not Subject to Performance	Weighted Average Exercise Price of Vested Options
James Attwood	30,696	100%	—	—	—	—	—
Mitch Barns[1]	222,202	100%	292,628	75,000	182,506	99,865	34.56
Dave Calhoun	736,145	100%	600,000	1,043,750	—	—	27.98
Karen Hoguet	26,474	100%	31,120	—	—	—	27.13
James Kilts	6,535	65%	—	—	—	—	—
Harish Manwani	6,348	63%	—	—	—	—	—
Kathryn Marinello	10,928	91%	—	—	—	—	—
Robert Pozen	221,284	100%	40,335	—	—	—	25.87
Vivek Ranadivé	21,518	100%	4,941	—	—	—	28.53
Javier Teruel	20,949	100%	34,172	—	—	—	27.13
Lauren Zalaznick	3,572	36%	0	—	—	—	—

1	Beneficially owned shares includes 122,337 of shares owned at December 31, 2016 and 99,865 unvested RSUs as of March 1, 2017.

The following information is unaudited.

2017 PROXY STATEMENT A-9

DIRECTORS’ COMPENSATION REPORT

Performance Graph

The chart below shows the cumulative total shareholder return of Nielsen stock assuming an initial $100 investment over the period beginning on January 26, 2011 and ending December 31, 2016. In 2013, we introduced our dividend policy and share repurchase program. We have compared our performance to the S&P 500 and to a market cap-weighted composite of the peer group we use to measure total shareholder return in our LTPP. We believe these two indices are key to measuring our performance in our industry.

NIELSEN HOLDINGS PLC—CUMULATIVE TOTAL SHAREHOLDER RETURN SINCE IPO (as of December 31, 2016)

Chief Executive Officer’s Compensation in the Past Six Years4

	2011	2012	2013	2014	2015	2016
CEO Single Figure[1,2]	$10,871,106	$11,139,245	$18,270,945	$4,071,634	$4,774,121	$7,280,519
Bonus (% of maximum awarded)[3]	56%	49%	53%	51%	52%	43%
Performance based LTI (% of maximum vesting)	0%	0%	0%	0%	0%	125%

1	Includes data for former CEO David Calhoun for 2011, 2012 and 2013 and current CEO Mitch Barns for 2014, 2015 and 2016.

2	Includes the value of all stock and option awards that vested in the respective year.

3	Annual incentive maximum payout is 200% of opportunity. In 2013, 2014 and 2015, 75% was paid in cash and 25% was paid in incentive restricted stock units. The calculation of the Bonus (% of maximum award), used the combined value of the cash and restricted unit awards.

4	There was a minor error in the calculation of the figures for this table in the Director’s Compensation Report for 2015 which resulted in these figures being overstated. This has now been rectified and the figures above are correctly calculated.

Percentage Change in the Chief Executive Officer’s Compensation Compared to Employees

The table below shows the percentage year-on-year change in salary and bonus earned by the CEO between the year ended December 31, 2016 and the year ended December 31, 2015 compared to the average salary and bonus for senior participants in our global annual incentive plan. This comparative employee group was chosen as the make-up and calculation of their compensation for the categories in the table below most closely resemble that of our CEO. Due to a restructuring of our plans in 2016, the comparator group is not identical to the comparator group used in 2015.

% change	Base Salary	Bonus	Total Cash Compensation
CEO	0%	-17%	-12%
Employee Comparator	3%	-19%	-4%

2017 PROXY STATEMENT A-10

DIRECTORS’ COMPENSATION REPORT

Relative Importance of Spend on Pay

The table below shows the total pay for all employees compared to other key financial metrics and indicators:

($ in millions1)	Year Ended:
	December 31, 2015	December 31, 2016	% Change[2]
Personnel Costs	$2,513	$2,520	2.8%
Dividends paid	$408	$434	6.4%
Share Buybacks	$667	$418	-37.3%
Average number of employees	41,914	43,003	2.6%
Revenues	$6,172	$6,309	4.1%
EBITDA	$1,853	$1,921	4.6%

1	Average number of employees is not provided in millions.

2	% change is provided on a constant currency basis. We calculate constant currency by converting 2015 local currency values to 2016 period foreign currency exchange rates (only for personnel costs, revenue & EBITDA).

The numbers presented above were selected to provide a broad but reasonable context against which to compare the growth of value provided to the CEO, all employees and shareholders. The figures are reported in our 2016 UK Annual Report and Accounts.

Consideration by the Directors of Matters Relating to Directors’ Compensation

In 2016, the Committee consisted of the following members:

•	Kathryn Marinello (Chairperson)

•	Harish Manwani

•	Vivek Ranadivé

•	Lauren Zalaznick

The Committee and the Board are responsible for determining the compensation of our Directors and regularly review the philosophy and goals of the Director compensation program and assesses the effectiveness of compensation practices and processes. The Committee sets performance goals and assesses performance against these goals. The Committee and the Board operate independently of management and consider the recommendations and market data provided by its independent consultant when reviewing and making compensation decisions. The CEO does not participate in the Committee and Board discussions regarding his own compensation. The Committee and the Board make their decisions based on their assessment of both Nielsen and individual performance against goals, market data provided by their independent compensation consultant, and on their judgment as to what is in the best interests of Nielsen and its shareholders.

The Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain, oversee the work of, obtain advice from and terminate any compensation consultant, independent legal counsel or other adviser. The Company shall provide appropriate funding, as determined by the Committee, for payment of reasonable compensation to any compensation consultant, independent legal counsel or other advisers retained by the Committee, as well as funding for the payment of ordinary administration expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee undertakes an independence assessment prior to selecting any compensation consultant, legal counsel or other advisors that will provide advice to the Committee (other than in-house legal counsel) taking into account such factors as may be required by the New York Stock Exchange, the UK Companies Act 2006 and any other relevant legislation or regulation from time to time.

2017 PROXY STATEMENT A-11

DIRECTORS’ COMPENSATION REPORT

Any compensation consultant retained by the Committee to assist it in connection with setting the amount or form of Director compensation (other than any role limited to consulting on any broad-based plan that does not discriminate in scope, terms, or operation, in favor of executive officers or Directors of the Company, and that is available generally to all salaried employees; or providing information that either is not customized for the Company or that is customized based on parameters that are not developed by the compensation consultant, and about which the compensation consultant does not provide advice) shall not provide any other services to the Company or its subsidiaries, unless such services are pre-approved by the Committee. The Committee shall evaluate, on at least an annual basis, whether any work provided by the Committee’s compensation consultant raised any conflict of interest.

The Committee retains Meridian Compensation Partners, LLC (Meridian) as its compensation consultant. Meridian has provided market data and perspective on Executive and Non-Executive Director compensation and related governance. Meridian and its affiliates did not provide any services to Nielsen or its affiliates in 2016 other than executive and Director compensation consulting to the Committee. Discussions between Meridian and Nielsen management are limited to those necessary to complete work on behalf of the Committee.

The Committee determined that Meridian and its lead consultant for Nielsen satisfy the independence factors described in the NYSE listing rules. The Committee also determined that the work performed by Meridian in 2016 did not raise any conflict of interest issues.

In 2016, Nielsen paid $264,325 to Meridian for services rendered.

Implementation of Policy in 2016

Our 2016 Directors’ Compensation Policy has been implemented and remains unchanged from 2015. All Executive and Non-Executive compensation complies with this policy. The Directors’ Compensation Policy is subject to approval by shareholders every three years. It is intended that, unless required earlier, the Company’s shareholders will next be asked to approve the Directors’ Compensation Policy at the 2019 annual meeting of shareholders.

Statement of Voting at General Meeting

At the Annual General Meeting on June 21, 2016, the shareholder advisory vote on the Directors’ Compensation Report received the following votes:

	Votes	% of Total Votes
Votes Cast in Favor	307,845,927	98.5%
Votes Cast Against	4,740,232	1.5%
Total Votes Cast	312,586,159	100%
Votes Withheld[1]	12,153,074	N/A

1	For purposes of calculating our overall voter approval, we have excluded votes withheld.

At the Annual General Meeting on June 21, 2016, the shareholder binding vote on the Directors’ Compensation Policy received the following votes:

	Votes	% of Total Votes
Votes Cast in Favor	308,584,537	98.6%
Votes Cast Against	4,247,470	1.4%
Total Votes Cast	312,832,007	100%
Votes Withheld[1]	11,907,226	N/A

1	For purposes of calculating our overall voter approval, we have excluded votes withheld.

2017 PROXY STATEMENT A-12

Our Directors’ Compensation Policy applies to our Executive Director, as CEO (as well as any individual who may become an Executive Director while this policy is in effect) and our Non-Executive Directors. Below is an abridged version of the approved policy which is provided for information only.

COMPENSATION POLICY FOR EXECUTIVE DIRECTORS

Philosophy

Foster meritocracy

•	Our pay-for-performance philosophy differentiates rewards based on business performance and individual contributions toward core objectives.

Pay competitively

•

The Committee reviews compensation annually and considers peer group and general industry benchmarks among several factors when making decisions on pay. Other factors include the mix of pay components in total direct compensation, prior year awards, changes in role or responsibilities, company financial performance, and individual performance.

Emphasize variable, at risk pay subject to performance – the executive compensation framework

•

As outlined below in the Executive Compensation Framework, a significant portion of our Executive Director’s compensation is at risk; dependent on the achievement of challenging annual and long-term performance targets and/or the performance of our share price.

Target Compensation Framework
Pay Component	Target Range (Total Pay)	Guaranteed/At Risk
Base Salary	Up to 20%	Guaranteed
Target Annual Incentive	Up to 30%	At Risk
Total Cash	Not to exceed 50%
Target LTI Performance Awards	25 - 40%	At Risk
Target LTI Time-Vested Awards	20 - 35%	At Risk
Total Equity	No less than 50%

2017 PROXY STATEMENT B-1

DIRECTORS’ COMPENSATION POLICY

Compensation Policy for Executive Directors

Element	Purpose	How Component Operates
Annual Base Salary	Attract and retain top talent

•   Reviewed in intervals of 24-36+ months

•    When reviewing base salary levels and determining increases, the Compensation Committee and the Board consider a variety of factors including: (1) our pay for performance philosophy, (2) market benchmark compensation data, (3) the Director’s individual performance and contributions to the success of the business in the prior year, (4) company performance, (5) current pay mix, and (6) role changes

Annual Incentive (“AIP”)	Motivate Directors to accomplish short-term business performance goals that contribute to long-term business objectives

•   Annual incentive target opportunities are established each year with reference to (1) our pay for performance philosophy, (2) market benchmark compensation data, (3) the Director’s individual performance and contributions to the success of the business in the prior year, (4) company performance, (5) current pay mix, (6) role changes, and (7) prior year target

•   The Compensation Committee determines individual payout using the annual incentive plan design applicable to all managerial employees

•   The EBITDA performance formula determines incentive plan funding and the initial payout percentage for all participants

•   100% EBITDA performance to target = 100% incentive pool funding and 100% initial individual payout

•   The initial payout percentage may be adjusted up or down based on a quantitative assessment of individual performance vs objectives

•   Maximum payout opportunity is capped at 200% of individual target

•    Threshold EBITDA performance will result in an initial payout/funding of 70%

•    Zero funding and zero initial payout if EBITDA performance is below threshold

•    The Compensation Committee has discretion to reduce the fund by up to 30% if free cash flow falls short of objectives

•    In order to satisfy the performance-based pay exception of Section 162(m) of the U.S. Internal Revenue Code (the “Code”), Director payouts are determined initially using the following formula:

•   Actual EBITDA performance x 2% x executive allocation percentage

•    Annual incentive plan payouts are then made according to the underlying EBITDA performance formula and individual payout percentage, subject to the maximum 200% of target cap on payouts

•   Actual payouts and the performance metrics used to determine them will be disclosed in the Directors’ Compensation Report in the year payouts are made

•   The calculation of EBITDA performance for annual incentive plan purposes differs from reported Adjusted EBITDA because it is calculated using a standard foreign currency exchange rate established at the beginning of the year in order to eliminate the impact of currency exchange volatility on the performance assessment

•   Payout is intended to be delivered 100% in cash but may be delivered in a mixture of cash and restricted stock units at the Committee’s discretion

•   Payouts are subject to recoupment under the terms of Nielsen’s Clawback policy

Long-Term Incentive (“LTI”)	Deliver long-term sustainable performance and align Executive Director rewards with long-term returns delivered to shareholders

•   LTI award values are determined each year by reference to (1) our pay for performance philosophy, (2) market benchmark compensation data, (3) the Director’s individual performance and contributions to the success of the business in the prior year, (4) company performance, (5) current pay mix, (6) role changes, and (7) prior year award

Performance Restricted Stock Units (“Performance RSUs”)	Alignment with long-term shareholder return

•   Subject to performance against two three-year cumulative performance metrics, free cash flow and relative total shareholder return with assigned weighting of 60% and 40%, respectively

•   Specific threshold, target and maximum performance metrics for three-year cumulative free cash flow performance will not be disclosed for competitive reasons but targets are designed to be aggressive and achievable and are fully aligned with our approved three-year strategic plan and long-term guidance issued to investors at the beginning of the performance period

•   Targets and actual results used to determine payouts will be disclosed in the Director’s Compensation Report in the year that payouts are approved

•   Subject to recoupment under the terms of Nielsen’s Clawback Policy

2017 PROXY STATEMENT B-2

DIRECTORS’ COMPENSATION POLICY

Element	Purpose	How Component Operates

•    Relative total shareholder return is measured against a peer group used solely for this purpose. Companies in this peer group are selected to represent a comparable investment profile to Nielsen by virtue of their being in comparable businesses or being representative of the markets we serve

•    Represents approximately 50% of the annual LTI value

•    Zero payout for performance below threshold

•    For performance at threshold, the payout opportunity is 50% and 100% for performance at target

•    Maximum payout opportunity is capped at 200% of target

•    Payouts capped at target if absolute total shareholder return is negative

•    No dividend equivalents on unearned performance RSUs

Stock Options	Alignment with shareholder return and retention	• Four-year time-vested • Represents approximately 25% of LTI value • Maximum payout not to exceed 100% of the options at the end of the vesting period
Restricted Stock Units (“RSUs”)	Alignment with shareholder return and retention

•    Four-year time-vested

•    Represents approximately 25% of LTI value

•    Dividend-equivalents on RSU awards are accrued and delivered as additional RSUs

•    Maximum payout not to exceed 100% of shares at the end of the vesting period, plus any earned dividends equivalents (if applicable, whether on vested or unvested)

Health And Welfare Plans, Perquisites	Promote overall well-being and avoid distractions caused by unforeseen health/financial issues

•    Health and Welfare plans generally available to other employees, including medical insurance and savings accounts

•    De minimis financial planning and wellness allowances

•    Other benefits may include provision of transport

The cost of the Health and Welfare plans and perquisites provided changes in accordance with market conditions and will, therefore, determine the maximum amount that would be paid in the form of benefits during the period of this policy

Pension	Provide additional income in retirement and promote overall financial wellbeing

Qualified Cash Balance Pension Plan (the “Qualified Plan”)

•    Plan frozen on August 31, 2006

•    Prior to the freeze we added monthly basic and investment credits to each participants account

•    The basic credit equaled 3% of a participants eligible monthly compensation

•    At the point of freeze, all basic credits were stopped, but participants continue to receive investment credits

•    Participants became vested in the accrued benefits on the earlier of five years of service or when the participant reached normal retirement age (which is the later of age 65 or the fifth anniversary of the date the participant first became eligible to participate in the plan)

Non-qualified Retirement Plan (the “Excess Plan”)

•    Plan frozen on August 31, 2006

•    Available to certain management and highly compensated individuals

•    Prior to the freeze, the plan provided supplemental benefits to individuals whose benefits under the qualified plan are limited by the provisions of Section 415 and/or Section 401(a)(17) of the US tax code

•    The amount payable under the Excess Plan is equal to the difference between the benefit actually paid under the qualified plan and the amount that would have been payable had the applicable US tax code limitations not applied

Other Retirement	Attract and retain top talent

401(k) Savings Plan

•    Qualified plan available to all eligible employees, enables participants to save for retirement through tax-advantaged combination of employee contributions and a company matching contribution

•    The company matching contribution matches $.50 per $1.00 of employee contribution up to 6% of pay and subject to IRS annual limits. Full vesting occurs after 2 years of service

2017 PROXY STATEMENT B-3

DIRECTORS’ COMPENSATION POLICY

Element	Purpose	How Component Operates
Relocation/Expat Assistance	Attract top talent and provide career enhancing and personal development opportunities

•   Expatriate and relocation benefits are regularly benchmarked against other companies. Current benefits offered include, but are not limited to:

•   Shipment of goods and services

•   Home sale/lease termination

•   House hunting trips

•   Temporary housing

•   Housing allowance

•   Automobile disposition

•   Goods and services differential allowance

•   Car/driver allowance

•   Education fees and expenses for dependent children to age 19

•  Home leave

•   Tax equalization

•   Tax preparation

•   Language and cultural training

•   Destination acclimation services

Performance Measure Selection

The measures used under the AIP and the LTPP are reviewed and approved by the Committee annually. The other elements in the table above are not subject to the accomplishment of specific performance targets.

Nielsen’s culture reflects our core values of Open, Connected, Useful, and Personal. Our compensation programs re-inforce the values by connecting all of our employees to core business objectives. To that end, the CEO and other executives participate in the same annual incentive plan applicable to managerial employees. The plan is currently funded based on company EBITDA performance. The EBITDA target for incentive plan funding purposes is the equivalent of the EBITDA target approved in our annual operating plan. The target is intended to deliver aggressive EBITDA growth over the prior year and offer a challenging yet achievable goal for participants. Nielsen’s business EBITDA growth is highly correlated to the creation of shareholder value and is an effective measure of Executive Director’s contributions to short-term company performance. Before approving the incentive funding the Committee reviews the Company’s annual free cash flow (“FCF”) performance and has the discretion to reduce the fund by up to 30% if performance falls short of objectives. There is no discretion to increase the incentive fund in the event that FCF exceeds objectives.

Two cumulative three-year performance metrics measure performance under the LTPP. FCF and relative total shareholder return (“RTSR”) were chosen due to their strong alignment with the long-term returns experienced by our shareholders. FCF is assigned a weighting of 60% to reflect the fact that executives have relatively more direct control over this metric. Specific FCF targets cannot be disclosed for competitive reasons but are aligned with the aggressive targets approved in the 3-year strategic plan and with our long-term guidance issued to investors. RTSR was assigned a weighting of 40%.

Under the rules governing the design and operation of the AIP and LTPP, the Committee has the discretion to select other performance metrics as business conditions may dictate in the future.

Remuneration Policy for Other Employees

The remuneration policy for other employees is based on the same philosophy and principles that govern the remuneration policy for Executive Directors. Annual salary reviews take into account company and individual performance, local pay and market conditions, and salary levels for similar roles in the relevant geographies. Senior executives are eligible to participate in the AIP and in LTI programs on similar terms as the Executive Directors. Managerial and professional employees are eligible to participate in the AIP provided for executives; opportunities vary by organizational level and an individual’s role. Some employees below executive level are eligible to participate in the Stock Option and RSU components of the LTI program; opportunity levels are commensurate with organizational level.

2017 PROXY STATEMENT B-4

DIRECTORS’ COMPENSATION POLICY

Loss of Office and Service Agreements

In general we do not provide employment agreements for Executive Directors. The principal terms of employment for Executive Directors are as provided to other eligible employees with the exception of certain de minimis benefits (described within) and certain payments provided in the event the Executive Director is terminated not for cause or resigns for good reason (as defined in the documents referenced below under “Potential Payments Upon Termination or Change-In-Control”). In certain circumstances the Committee may provide employment agreements for Executive Directors where it is essential for continued sound governance.

Potential Payments Upon Termination or Change-In-Control

Severance terms for Executive Directors are defined, depending on the Executive Director’s prior service and eligibility, in either The Management Stockholder’s agreement connected with our former 2006 Stock Incentive Plan or the Executive Director’s offer of employment letter or where applicable, the Executive Director’s employment agreement.

In the event of termination of the Executive Director not for cause or his/her resignation for “good reason” as defined in the above documents, our severance policy provides for:

•	Base salary continuation of up to 24 months

•	Continuation of health benefits at active employee rates for the same period as salary continuation

•	Annual incentive payment for the year of termination in accordance with the plan rules paid pro-rata based on service performed in the year of termination.

•	Executive outplacement services

Additionally, under the terms of the 2010 Nielsen Holdings Stock Incentive Plan (“2010 Plan”) if the Executive Director is terminated by the Company without “cause” or the Executive Director resigns for “good reason” (as those terms are defined in the plan document) they will forfeit all unvested equity as of the date of termination with the following exceptions:

•

LTPP: Executive Directors will receive a payout on the regularly scheduled payout date reduced pro-rata to their service through the performance period, calculated as number of days between the beginning of the performance period and the termination date divided by 1095.

•

Option and RSU Awards: Pro-rata vesting of the equity tranche that would have vested, but for the termination, in the 12 months following the termination date calculated by the number of days between the most recent vesting and the termination date divided by 365.

The Committee has the discretion to adjust the above payments in the event of extraordinary circumstances including but not limited to approved retirements, death, and permanent disability.

Change-In-Control Policy

For equity awards made in 2011 or later, under the 2010 Plan, as amended, unvested options and RSUs do not vest automatically in the event of a change-in-control.

Clawback Policy

Our clawback policy requires the Executive Director, in all appropriate cases, to repay or forfeit any bonus, short-term incentive award or amount, or long-term incentive award or amount awarded to the Executive Director, and any non-vested equity-based awards previously granted to the Executive Director if:

The amount of the incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement or the correction of a material error; and
The Executive Director engaged in intentional misconduct that caused or partially caused the need for the restatement or caused or partially caused the material error, and
The amount of the incentive compensation that would have been awarded to the Executive Director, had the financial results been properly reported, would have been lower than the amount actually awarded.

2017 PROXY STATEMENT B-5

DIRECTORS’ COMPENSATION POLICY

Recruitment of Executive Directors

The compensation package for a new Executive Director will be set in accordance with the terms of the Directors’ Compensation Policy as set forth above or in force at the time of appointment or hiring. In determining the appropriate remuneration structure and levels, the Committee will take into consideration all relevant factors to ensure that arrangements are in the best interests of the Company and its shareholders.

In addition, to facilitate the recruitment of an individual to an Executive Director position, the Committee can use cash and/or LTI awards to buy-out previously-granted incentive awards and no limits will apply under this policy.

For external hires and internal appointments we may provide certain relocation reimbursements or allowances including expatriate benefits within limits set by the Committee that fairly reimburse Executive Directors for expenses incurred and provide for a smooth transition free of unnecessary distractions.

Consideration of Conditions Elsewhere in the Company

The Committee does not consult with employees specifically on its Executive Director compensation policy and framework however, when determining pay for Executive Directors, the Committee takes into account several data elements including but not limited to:

•	company and individual performance

•	salary increase budgets provided for other employees

•	annual incentive plan funding levels

•	local pay and market conditions

•	market data provided by independent compensation consultant

Consideration of Shareholder Views

On a regular basis, the Committee engages with shareholders to solicit direct input regarding its Executive Director compensation programs. Input provided during these meetings and from shareholder advisory firms is used to shape our compensation programs. The majority of shareholders continue to express support for our compensation programs.

Compensation Policy for Non-Executive Directors

As of the effective date of this Policy, all of our Directors, with the exception of Mitch Barns, our CEO, are Non-Executive Directors.

Purpose

Nielsen’s Compensation Policy for our Non-Executive Directors is designed to:

•	attract and retain talented individuals to help oversee the Company as members of the Board of Directors

•	align with the market value of the role and,

•	align with long-term shareholder returns.

Practice

The Committee reviews the Non-Executive Director compensation program annually but generally intends to make adjustments every three years unless special circumstances, such as market changes, require otherwise. The values quoted in each category are fixed (i.e., do not vary subject to a performance condition) and therefore represent the current maximum payout opportunity.

The Committee reviews market benchmarking data provided by its independent compensation consultant including information from the Company’s Executive Compensation Peer Group, as well as from general industry benchmarks to establish compensation levels that are competitive and serve the stated purpose.

2017 PROXY STATEMENT B-6

DIRECTORS’ COMPENSATION POLICY

Compensation Element	How Component Operates	Current Fee Structure (per annum)
Board Fees	• Annual retainer paid on a quarterly basis • Director may elect to receive fees in cash or in DSUs • DSUs accrue dividend equivalents in the form of additional DSUs	$80,000
Board Chair Fee	• Annual retainer payable on a quarterly basis 50% in DSUs and 50% in cash • Director may elect to receive cash fees in DSUs • DSUs accrue dividend equivalents in the form of additional DSUs	$150,000
Committee Chair Fees	• Annual retainer payable on a quarterly basis • Director may elect to receive fees in cash or in DSUs • DSUs accrue dividend equivalents in the form of additional DSUs	• Audit Committee: $25,000 • Compensation Committee: $20,000 • Nomination and Corporate Governance Committee: $15,000
Lead Independent Director Fee	• Annual retainer payable on a quarterly basis • Director may elect to receive fees in cash or in DSUs • DSUs accrue dividend equivalents in the form of additional DSUs	$30,000
Annual Equity Grant	• Offered to all Non-Executive Directors • Executive compensation peer group plus general industry benchmark provided by Meridian are used as benchmarks • Annual equity grant delivered in DSUs vests in four equal quarterly installments • DSUs accrue dividend equivalents in the form of additional DSUs	$160,000

2017 PROXY STATEMENT B-7

Nielsen Holdings plc

85 Broad Street

New York, NY 10004

United States

www.nielsen.com

NIELSEN HOLDINGS PLC 40 DANBURY ROAD WILTON, CT 06897-4445	VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 22, 2017 (May 18, 2017 for 401(k) plan shareholders). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to nielsen.onlineshareholdermeeting.com
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 22, 2017 (May 18, 2017 for 401(k) plan shareholders). Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your vote must be received by May 22, 2017 (May 18, 2017 for 401(k) plan shareholders).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E19379-P84587                     KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NIELSEN HOLDINGS PLC

Our Board of Directors recommends that you vote “FOR” each director nominee listed in Proposal 1 in the proxy statement, “FOR” each of the Proposals 2, 3, 4, 5 and 7 and vote “ONE YEAR” for Proposal 6.

1.	To elect the Directors listed below:		For	Against	Abstain

	1a.	James A. Attwood, Jr.	☐	☐	☐

	1b.	Mitch Barns	☐	☐	☐

	1c.	Karen M. Hoguet	☐	☐	☐

	1d.	James M. Kilts	☐	☐	☐

	1e.	Harish Manwani	☐	☐	☐

	1f.	Robert Pozen	☐	☐	☐

	1g.	David Rawlinson	☐	☐	☐

	1h.	Javier G. Teruel	☐	☐	☐

	1i.	Lauren Zalaznick	☐	☐	☐

		For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017.	☐	☐	☐

3.	To reappoint Ernst & Young LLP as our UK statutory auditor to audit our UK statutory annual accounts for the year ending December 31, 2017.	☐	☐	☐

4.	To authorize the Audit Committee to determine the compensation of our UK statutory auditor.	☐	☐	☐
5.	To approve on a non-binding, advisory basis the compensation of our named executive officers as disclosed in the proxy statement pursuant to the rules of the U.S. Securities and Exchange Commission.	☐	☐	☐
	1 Year	2 Years	3 Years	Abstain

6.	To determine on a non-binding, advisory basis whether a shareholder vote to approve the compensation of our named executive officers should occur every 1, 2 or 3 years. ☐	☐	☐	☐
		For	Against	Abstain
7.	To approve on a non-binding, advisory basis the Directors’ Compensation Report for the year ended December 31, 2016.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

NIELSEN HOLDINGS PLC Annual Meeting of Shareholders May 23, 2017 9:00 a.m. (Eastern Time) nielsen.onlineshareholdermeeting.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, the US Annual Report and the UK Annual Report are available at www.proxyvote.com. You will need the 16-digit control number included on this proxy card in order to access the proxy materials on www.proxyvote.com.

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E19380-P84587

NIELSEN HOLDINGS PLC

Annual Meeting of Shareholders

May 23, 2017 9:00 AM (Eastern Time)

This proxy is solicited on behalf of the Board of Directors

The undersigned shareholder(s) of Nielsen Holdings plc hereby revoke(s) all proxies heretofore given by the signer(s) to vote at the Annual Meeting of Shareholders and any adjournments or postponements thereof, acknowledges receipt of the Proxy Statement, dated April 6, 2017, and appoint(s) Mitch Barns, Jamere Jackson, Eric J. Dale and Emily Epstein, and each of them, as the undersigned’s true and lawful proxies, each with the power to appoint his substitute(s), and hereby authorize(s) them to represent and to vote all of the shares of Nielsen Holdings plc that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m. (Eastern Time) on May 23, 2017, and at any adjournment or postponement thereof, upon all subjects that may properly come before the annual meeting, including, the matters described in the proxy statement furnished with this proxy card, subject to the directions indicated on the reverse side of this card, with all the power the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S) ON THE REVERSE SIDE OF THIS PROXY CARD. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, “FOR” EACH OF THE PROPOSALS 2, 3, 4, 5 AND 7 AND FOR “ONE YEAR” FOR PROPOSAL 6, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE